Exhibit 99.13

Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC  20036
202-467-6862  • (Fax) 202-467-6963

Home Federal Bancorp, Inc. of Louisiana Shreveport, Louisiana Conversion Valuation Appraisal Report Valued as of February 25, 2008 Prepared By Feldman Financial Advisors, Inc. Washington, D.C.

Feldman Financial Advisors, Inc.

1001 Connecticut Avenue, NW • Suite 840
Washington, DC  20036
202-467-6862  • (Fax) 202-467-6963

February 25, 2008

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
624 Market Street
Shreveport, Louisiana  71101-3643

Members of the Board:

At your request, we have completed and hereby provide an independent appraisal (the “Appraisal”) of the estimated pro forma market value of the common stock to be issued (the “Stock Offering”) by Home Federal Bancorp, Inc. of Louisiana (“Home Federal Bancorp” or the “Company”), a new Louisiana corporation, headquartered in Shreveport, Louisiana, as of February 25, 2008, in connection with the mutual-to-stock conversion of Home Federal MHC of Louisiana (the “MHC”).  Currently, the MHC’s principal activity is the ownership of the majority interest approximating 63.1% in Home Federal Bancorp, Inc. of Louisiana (“Bancorp”), a federal corporation, the current mid-tier holding company for Home Federal Savings and Loan Association (the “Bank”).  The remainder of the Bancorp’s shares (36.9%) is owned by public stockholders.  Home Federal Bancorp owns a 100% interest in the common stock of the Bank.  At the conclusion of the conversion, the MHC and Bancorp will no longer exist.  Home Federal Bancorp is offering for sale common stock representing the majority ownership interest in Bancorp in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a community offering to current holders of Bancorp shares as of the Record Date, members of the local community and the public at large.  At the conclusion of the conversion, existing public stockholders of Bancorp will receive new shares of common stock of the Company in exchange for their existing shares.  Home Federal Bancorp will be renamed "First Louisiana Bancshares, Inc." after the conversion and offering have been completed and shares will be issued in that name.

In connection with the conversion, Home Federal Bancorp will acquire First Louisiana Bancshares, Inc. (“First Louisiana”).  On December 12, 2007, Home Federal Bancorp entered into a definitive agreement to acquire First Louisiana.  First Louisiana is the holding company of First Louisiana Bank, which is based in, Shreveport, Louisiana.  Pursuant to the definitive agreement, shareholders of First Louisiana will be entitled to receive $28.00 in cash or a number of shares of Home Federal Bancorp common stock based on the IPO price, subject to a requirement that 60% of the total outstanding First Louisiana common stock be exchanged for stock.  Assuming an IPO price of $10.00 per share, each share of First Louisiana being exchanged would receive 2.8 shares of the new holding company.  As of December 31, 2007, First Louisiana had 788,524 shares of common stock issued and outstanding.  The aggregate merger consideration is estimated to amount to $23.7 million.

Feldman Financial Advisors, Inc

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
February 25, 2008
Page Two

This Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the OTS.

Feldman Financial Advisors, Inc. (“Feldman Financial”) is a financial consulting and economic research firm that specializes in financial valuations and analyses of business enterprises and securities in the thrift, banking, and mortgage industries.  The background of Feldman Financial is presented in Exhibit I.  In preparing the Appraisal, we conducted an analysis of the Company that included discussions with the Company’s management, the Company’s legal counsel, Elias, Matz, Tiernan & Herrick L.L.P., and the Company’s independent auditor, LaPorte Sehrt Romig Hand.  In addition, where appropriate, we considered information based on other available published sources that we believe are reliable; however, we cannot guarantee the accuracy and completeness of such information.

We also reviewed, among other factors, the economy in the Company’s primary market area and compared the Company’s financial condition and operating performance with that of selected publicly traded thrift institutions.  We reviewed conditions in the securities markets in general and in the market for thrift institution common stocks in particular.

The Appraisal is based on the Company’s representation that the information contained in the Prospectus and additional evidence furnished to us by the Company and its independent auditor are truthful, accurate, and complete.  We did not independently verify the financial statements and other information provided by the Company and its independent auditor, nor did we independently value the assets or liabilities of the Company.  The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

It is our opinion that, as of February 25, 2008, the estimated pro forma market value of the Company on a fully converted basis was within a range (the “Valuation Range”) of $34,795,030 to $42,400,150 with a midpoint of $38,597,590.  This value includes the 1,324,720 merger shares issued to First Louisiana Bancshares’ shareholders as part of the $23.7 million cash and stock acquisition of First Louisiana Bancshares.  The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase from the midpoint to establish the maximum.  Assuming an additional 15% decrease below the minimum would result in an adjusted minimum valuation of $32,755,030 and a 15% increase above the maximum value would result in an adjusted maximum of $46,773,090.

Feldman Financial Advisors, Inc

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
February 25, 2008
Page Three

Based on the foregoing valuation, the corresponding range of shares and market values based on a $10.00 per share price are as follows:

	Offering Shares	Exchanged Shares	Merger Shares	Total Shares

Shares
Super maximum	2,116,000	1,236,859	1,324,720	4,677,309
Maximum	1,840,000	1,075,295	1,324,720	4,240,015
Midpoint	1,600,000	935,039	1,324,720	3,859,759
Minimum	1,360,000	794,783	1,324,720	3,479,503
Adjusted Minimum	1,360,000	794,783	1,120,720	3,275,503

Market Value
Super maximum	$21,160,000	$12,368,590	$13,247,200	$46,773,090
Maximum	$18,400,000	$10,752,950	$13,247,200	$42,400,150
Midpoint	$16,000,000	$9,350,390	$13,247,200	$38,597,590
Minimum	$13,600,000	$7,947,830	$13,247,200	$34,795,030
Adjusted Minimum	$13,600,000	$7,947,830	$11,207,200	$32,755,030

OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders be entitled to exchange their current shares for newly issued shares of the fully converted Company.  It is our understanding that the exchange ratio has been designed to preserve the current aggregate percentage ownership in Bancorp equal to 36.9%.  The actual exchange ratio to be received by the existing minority shareholders of Bancorp will be determined at the end of the offering, based on the total number of shares sold in the subscription and community offerings.  Based on this calculation, and the valuation offering range above, the Company’s exchange ratio would be 0.6369 shares, 0.7493 shares, 0.8617 shares and 0.9909 shares at the minimum (and adjusted minimum), midpoint, maximum and adjusted maximum of the offering range, respectively.  Feldman Financial has no opinion on the proposed exchange ratio applied to the minority shares exchanged for newly issued shares of the Company.

Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering.  Moreover, because the Appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of stock in the Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company’s pro forma market value.  Feldman Financial is not a seller of securities within the meaning of any federal or state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

Feldman Financial Advisors, Inc

Board of Directors
Home Federal Bancorp, Inc. of Louisiana
February 25, 2008
Page Four

The valuation reported herein will be updated as appropriate.  These updates will consider, among other factors, any developments or changes in the Company’s operating performance, financial condition, or management policies, and current conditions in the securities markets for thrift institution common stocks.  Should any such new developments or changes be material, in our opinion, to the valuation of the Company, appropriate adjustments to the estimated pro forma market value will be made.  The reasons for any such adjustments will be explained in detail at that time.

Respectfully submitted,

Feldman Financial Advisors, Inc.

/s/ Trent R. Feldman
Trent R. Feldman
President

/s/ Greg E. Izydorczyk
Greg E. Izydorczyk
Senior Vive President

Feldman Financial Advisors, Inc

i

Feldman Financial Advisors, Inc

TABLE OF CONTENTS (Continued)

TAB			PAGE

IV.	Appendix – EXHIBITS

	I	Background of Feldman Financial Advisors, Inc.	I-1
	II-1	Consolidated Balance Sheet – Home Federal Bancorp	II-1
	II-2	Consolidated Income Statement – Home Federal Bancorp	II-2
	II-3	Consolidated Balance Sheet – First Louisiana Bancshares	II-3
	II-4	Consolidated Income Statement – First Louisiana Bancshares	II-4
	II-5	Loan Portfolio Composition – Home Federal Bancorp	II-5
	II-6	Loan Portfolio Composition – First Louisiana Bancshares	II-6
	II-7	Securities Portfolio – Home Federal Bancorp	II-7
	II-8	Securities Portfolio – First Louisiana Bancshares	II-8
	II-9	Deposit Portfolio – Home Federal Bancorp	II-9
	II-10	Deposit Portfolio – First Louisiana Bancshares	II-10
	III	Financial and Market Data for All Public Thrifts	III-1
	IV-1	Pro Forma Assumptions for Fully Converted Valuation	IV-1
	IV-2	Pro Forma Fully-Converted Valuation Range – December 31, 2007	IV-2
	IV-3	Pro Forma Fully-Converted Conversion Analysis at Midpoint	IV-3
	IV-4	Valuation Ratio Differential	IV-4
	IV-5	Pro Forma Fully-Converted Valuation Range – June 30, 2007	IV-5

Feldman Financial Advisors, Inc

LIST OF TABLES

Feldman Financial Advisors, Inc

LIST OF TABLES (Continued)

Feldman Financial Advisors, Inc

INTRODUCTION

At your request, we have completed and hereby provide an independent appraisal (the “Appraisal”) of the estimated pro forma market value of the common stock to be issued (the “Stock Offering”) by Home Federal Bancorp, Inc. of Louisiana (“Home Federal” or the “Company”), a new Louisiana corporation, headquartered in Shreveport, Louisiana, as of February 25, 2008, in connection with the mutual-to-stock conversion of Home Federal Mutual Holding Company of Louisiana (the “MHC”).  Currently, the MHC’s principal activity is the ownership of the majority interest approximating 63.1% in Home Federal Bancorp, Inc. of Louisiana (“Bancorp”), a federal corporation, the mid-tier holding company for Home Federal Savings and Loan Association (the “Bank”).  Public stockholders own the remainder of the Bancorp’s shares (36.9%).  Bancorp owns a 100% interest in the common stock of the Bank.  At the conclusion of the conversion, the MHC and Bancorp will no longer exist.

As part of the conversion, the Company is offering for sale common stock representing the majority ownership interest in Bancorp that is currently held by Home Federal Mutual Holding Company of Louisiana in a subscription offering to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members.  To the extent that shares remain available for purchase after satisfaction of all subscriptions received in the subscription offering, the shares may be offered for sale in a community offering to current holders of Bancorp shares as of the Record Date, members of the local community and the public at large.  At the conclusion of the conversion, existing public stockholders of Bancorp will receive new shares of common stock (adjusted for an exchange ratio) of the Company in exchange for their existing shares.  This Appraisal has been prepared in accordance with the “Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization” of the Office of Thrift Supervision (“OTS”).

Feldman Financial Advisors, Inc

In the course of preparing the Appraisal, we reviewed and discussed with the Company’s management, the Company’s independent accountants, LaPorte Sehrt Romig Hand, the audited financial statements of the Company’s operations for the years ended June 30, 2006 and 2007, and the unaudited financial statements dated as of December 31, 2006 and 2007.  We also reviewed and discussed with management other financial matters of the Bank and held discussions with Sandler O’Neill, the investment-banking firm engaged by the Company to market and sell the common stock.

Where appropriate, we considered information based upon other available public sources, which we believe to be reliable; however, we cannot guarantee the accuracy or completeness of such information.  We visited the Company’s primary market area and examined the prevailing economic conditions.  We also examined the competitive environment within which the Company operates and assessed the Company’s relative strengths and weaknesses.

We examined and compared the Company’s financial performance with selected segments of the thrift industry and selected publicly traded thrift institutions.  We reviewed conditions in the securities markets in general and the market for thrift institution common stocks in particular.  We included in our analysis an examination of the potential effects of the Stock Offering on the Company’s operating characteristics and financial performance as they relate to the estimated pro forma market value of the Company.

In preparing the Appraisal, we have relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Company and its independent accountants.  We did not independently verify the financial statements and other information provided by the Company and its independent accountants, nor did we independently value the assets or liabilities of the Company.  The Appraisal considers the Company only as a going concern and should not be considered as an indication of the liquidation value of the Company.

Feldman Financial Advisors, Inc

Our Appraisal is not intended, and must not be construed, to be a recommendation of any kind as to the advisability of purchasing shares of common stock in the Stock Offering.  Moreover, because such the Appraisal is necessarily based on estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the Stock Offering will thereafter be able to sell such shares at prices related to the foregoing estimate of the Company’s pro forma market value.  Feldman Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by Feldman Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities.

The valuation reported herein will be updated as appropriate.  Further updates will consider, among other factors, any developments or changes in the Company’s financial performance or management policies, and current conditions in the securities market for thrift institution common stocks.  Should any such developments or changes be material, in our opinion, to the Stock Offering valuation of the Company, appropriate adjustments to the estimated pro forma market value may be made.  The reasons for any such adjustments will be explained in detail at that time.

Feldman Financial Advisors, Inc

I.       BUSINESS OF HOME FEDERAL BANCORP, INC. OF LOUISIANA AND FIRST LOUISIANA BANCSHARES

General Overview

Home Federal Bancorp

Home Federal Bancorp, Inc. of Louisiana is a new Louisiana chartered corporation, formed for the purpose of holding all of the capital stock of Home Federal Savings and Loan Association.  To date, Home Federal Bancorp has only conducted organizational activities.  Currently, Home Federal Bancorp, Inc. of Louisiana, a federally chartered corporation, the mid-tier stock holding company that was formed in 2005 owns all of the capital stock of the Bank.  The mid-tier holding company is 63.1% owed by Home Federal Mutual Holding Company of Louisiana and 36.9% owned by public shareholders.  After the conversion, Home Federal Mutual Holding Company of Louisiana and Home Federal Bancorp, Inc. of Louisiana, a federally chartered corporation, will no longer exist.  In addition, as part of the conversion, existing public stockholders of Bancorp will receive new shares of common stock in Home Federal Bancorp in exchange for their existing shares of common stock of Bancorp.  The Company’s principal executive offices are located at 624 Market Street, Shreveport, Louisiana.  At December 31, 2007, the Company had total assets of $128.1 million, deposits of $81.0 million and equity capital of $30.4 million.

Home Federal Savings and Loan Association is a federally chartered stock-form savings association originally organized in 1924 and is subject to federal regulation by the Federal Deposit Insurance Corporation and the Office of Thrift Supervision.  The association reorganized into the mutual holding company format in January 2005.  After the conversion and offering and completion of the merger, Home Federal Savings and Loan will change its name to "First Louisiana Bank" and will continue to be regulated by the Office of Thrift Supervision as its primary Federal banking regulator.

Feldman Financial Advisors, Inc

Home Federal Savings and Loan's current headquarters and main office and two additional full service branch offices located in Shreveport, Louisiana, serve the Shreveport-Bossier City metropolitan area.  The area served by Home Federal Savings and Loan is primarily the Shreveport-Bossier City metropolitan area; however, loan and deposit customers are found dispersed in a wider geographical area covering much of northwest Louisiana.  Following the merger, the Company expects to use First Louisiana Bank's main office, which is newer and larger than Home Federal Bancorp’s current main office, as the main office for the combined company.  In addition to the main office, the Company will operate six branch offices following the merger, five of which will be located in Shreveport and one in Bossier City.

Home Federal Savings and Loan's business primarily consists of attracting deposits from the general public and using those funds to originate loans and invest in securities.  Home Federal Savings and Loan's market area is Caddo Parrish, Louisiana, which includes the city of Shreveport, and neighboring communities in Bossier Parish, Louisiana.  At December 31, 2007, the Bank had total assets of $128.3 million, deposits of $83.9 million and equity capital of $27.8 million.

The Bank faces strong competition both in attracting deposits and in making loans.  Its most direct competition for deposits has come historically from commercial banks, credit unions and other savings institutions located in the primary market area, including many large financial institutions, which have greater financial and marketing resources available to them.  In addition, the Bank faces significant competition for investors' funds from short-term money market securities, mutual funds and other corporate and government securities.  The Bank does not rely upon any individual group or entity for a material portion of its deposits.  The Bank’s ability to attract and retain deposits depends on its ability to generally provide a rate of return, liquidity and risk comparable to that offered by competing investment opportunities.

Feldman Financial Advisors, Inc

Competition for real estate loans comes principally from mortgage banking companies, commercial banks, other savings institutions and credit unions.  The Bank competes for loan originations primarily through the interest rates and loan fees charged, and the efficiency and quality of services provided borrowers.  Factors, which affect competition, include general and local economic conditions, current interest rate levels and volatility in the mortgage markets.  Competition may increase as a result of the continuing reduction of restrictions on the interstate operations of financial institutions.

The chart on the following page shows the Company’s current ownership structure, which is commonly referred to as the "two-tier" mutual holding company structure:

Feldman Financial Advisors, Inc

Following the conversion and offering and the merger, the new ownership structure will be as follows:

The conversion and offering are commonly referred to as a "second-step" conversion.

The Company has several business strategies that are designed to further improve long-term profitability and enhance the franchise.  These strategies include:

•	Acquiring First Louisiana Bank, a commercial bank in-market competitor. Through the merger, the Company expects to:

••	Diversify its loan portfolio by adding more commercial real estate and commercial business loans,

••	Strengthen management by adding senior loan officers, including a commercial lender; and

••	Diversify the products and services offered for a larger customer base and an enhanced competitive position;

•	Continuing geographic expansion of its market presence by opening additional de novo branches or through acquisitions;

•	Improving the interest rate spread by acquiring First Louisiana Bank's lower costing transaction and savings accounts combined with higher yielding commercial real estate and business loans; and

•	Maintaining high asset quality.

Feldman Financial Advisors, Inc

The Company’s business strategy is focused on operating a growing and profitable community-oriented financial institution.  The acquisition of First Louisiana Bancshares is an integral component of such strategy.  As a result of the merger, the Company expects to:

•
Grow and Diversify the Loan Portfolio by, among other things, increasing the origination of commercial real estate and business loans.  Home Federal Bancorp’s traditional lending activity has been concentrated on the origination of single-family residential loans and to a lesser degree, consumer loans.  The acquisition of First Louisiana Bancshares will assist in the goal to develop a loan portfolio more consistent with that of a community bank.  First Louisiana Bancshares’ primary lending activity is the origination of commercial real estate and business loans.  At December 31, 2007, First Louisiana Bancshares’ commercial real estate loans amounted to $45.8 million, or 53.6% of its total loan portfolio, and its commercial business loans amounted to $26.7 million or 31.3% of its total loan portfolio.  On a pro forma basis, as if the merger had been completed as of December 31, 2007, commercial real estate and business loans will account for 63.9% of the total loan portfolio.  Commercial real estate, commercial business, construction and development and consumer loans all typically have higher yields and are more interest sensitive than long-term single-family residential mortgage loans.

•
Strengthen the Management Team.  As part of Home Federal Bancorp’s intent to transform itself to be more like a community bank, the acquisition of First Louisiana Bancshares presented Home Federal Bancorp with the opportunity to obtain the services of several experienced commercial lenders including Mr. Tom Glass, currently the chief lending officer of First Louisiana Bancshares, as well as two other experienced senior commercial lending officers.

•
Diversify Products and Services.  The acquisition of First Louisiana Bancshares also addresses the intent of Home Federal Bancorp to expand its products and services, particularly with respect to loan products.  Home Federal Bancorp in the past has not been in a position to offer to its customer’s commercial real estate and business loans.  As discussed above, the merger will result in Home Federal Bancorp obtaining the services of several experienced commercial lenders which will allow us to offer to customers and to the marketplace commercial loan products which it believe will materially improve its competitive position in the market area.  The merger also results in the ability to expand involvement in construction and land lending.  The merger with First Louisiana Bancshares also will provide Home Federal with a significant increase in non-interest bearing checking accounts due to the nature of First Louisiana Bancshares’ commercial lending activities.  As a consequence, post-merger Home Federal Bancorp intends to emphasize increasing the amount of its checking accounts due to the ability to provide full-service banking relationships to commercial customers.

Feldman Financial Advisors, Inc

•
Enhancing Core Earnings.  The acquisition of First Louisiana Bancshares is expected to improve Home Federal Bancorp’s interest rate spread due to the infusion of the substantial amount of commercial real estate and business loans which generally bear interest rates higher than residential real estate loans as well as the typical investment securities invested in by Home Federal Bancorp, including mortgage-backed securities and U.S. Government and agency securities.

•
Growing the franchise by expanding the franchise in the market area and contiguous communities.  The Company intends to pursue opportunities to expand its market area by opening additional de novo banking offices and possibly, through acquisitions of other financial institutions and banking related businesses (although there are no current plans, understandings or agreements with respect to any specific acquisitions).  The Company expects to focus on contiguous areas to the current locations in Caddo and Bossier Parishes.

•
Strengthen Asset Quality.  The Company expects to strengthen its asset quality.  At December 31, 2007, non-performing assets totaled $52,000 or 0.4% of total assets.  At the same date, First Louisiana Bancshares’ total non-performing assets totaled $2.6 million or 2.1% of total assets.  A substantial majority of First Louisiana Bancshares’ non-performing assets consists of other real estate owned, [all] of which are commercial properties.  The company intends to continue to aggressively address the resolution of non-performing assets.  The Company also intends to continue to stress maintaining high asset quality after the reorganization and offering and the merger even as it continues to grow Home Federal Savings and Loan.  The Company has no exposure to the sub-prime market for mortgage loans.

In addition, the Stock Offering will afford the opportunity to bolster the Company’s stock-based compensation and benefit plans for management and employees, thereby improving the Company’s capacity to attract and retain qualified personnel.

First Louisiana Bancshares

First Louisiana Bancshares, Inc. is a Louisiana corporation and registered financial holding company under the Bank Holding Company Act of 1956, as amended, headquartered in Shreveport, Louisiana.  First Louisiana Bancshares was organized on June 30, 1998 for the purpose of acquiring First Louisiana Bank and becoming a bank holding company under the Bank Holding Company Act and conducts business primarily through its banking subsidiary, First Louisiana Bank, a Louisiana state-chartered commercial bank, which commenced operations in September 1999.  It also owns indirectly, First Louisiana Agency, Inc., a Louisiana corporation and state-licensed general insurance agency that is a subsidiary of the bank.

Feldman Financial Advisors, Inc

First Louisiana Bancshares currently conducts no significant operations other than providing managerial resources and strategic planning for First Louisiana Bank, and derives its revenues primarily from the operations of First Louisiana Bank.  First Louisiana Bank is a full-service commercial bank, providing a wide variety of commercial banking services through three banking offices to small and middle-market businesses and individuals in its target marketplace, which is comprised primarily of the Shreveport-Bossier City metropolitan area and Caddo and Bossier Parishes, Louisiana.  Although First Louisiana Bank has identified the Shreveport/Bossier City metropolitan area as its primary market area, it also has a number of customers located throughout Northwest Louisiana.  First Louisiana Bank has actively pursued its target market for loans and deposits, particularly from small businesses, professionals and business owners.

The deposits of First Louisiana Bank are insured by the Deposit Insurance Fund of the Federal Deposit Insurance Corporation up to applicable limits.  The operations of First Louisiana Bank are subject to the supervision and regulation of the FDIC and the Louisiana Office of Financial Institutions.  First Louisiana Bancshares also owns 100% of the common stock of First Louisiana Statutory Trust I, a Delaware statutory trust that was formed for the purpose of issuing trust-preferred securities.

Feldman Financial Advisors, Inc

As of December 31, 2007, First Louisiana Bancshares had, on a consolidated basis, total assets of approximately $123.1 million, net loans receivable of approximately $84.5 million, total deposits of approximately $92.8 million, and shareholders’ equity of approximately $11.2 million.  The revenues of First Louisiana Bank are primarily derived from interest and fees received in connection with commercial lending, interest and dividends from investment securities, and service charge income generated from demand deposits.  The principal sources of funds for its lending activities are deposits, loan repayments and Federal Home Loan Bank advances.  First Louisiana Bank’s principal expenses are interest paid on deposits and operating and administrative expenses.

The business strategy of First Louisiana Bancshares is to operate as a profitable, diversified financial services company, providing a variety of banking and other financial services, with an emphasis on small business lending, loans to professionals and business owners and residential mortgage loans.  First Louisiana Bank offers a wide range of commercial and retail lending and financial services to businesses and individuals.  To continue asset growth and profitability, First Louisiana Bancshares’ marketing strategy is targeted to:

•	Capitalize on its personal relationship approach that it believes differentiates the bank from its lager competitors;

•	Provide customers with access to the bank’s executives who make key credit and other decisions;

•	Pursue commercial lending opportunities with small to mid-sized businesses that are underserved by the larger competitors in the market; and

•	Cross-sell products and services to the bank’s existing customers to leverage its relationships and enhance profitability.

Feldman Financial Advisors, Inc

The remainder of Chapter I examines in more detail the trends addressed in this section, including the impact of changes in the Company’s economic and competitive environment, and recent management initiatives.  The discussion is supplemented by the exhibits in the Appendix.  Exhibit II-1 summarizes the Company’s consolidated balance sheets as of the years ended June 30, 2006 to 2007 and December 31, 2006 and 2007.  Exhibit II-2 presents the Company’s consolidated income statements for the years ended June 30, 2006 to 2007 and for the six months ended December 31, 2006 and 2007.  Exhibit II-3 summarizes First Louisiana’s consolidated balance sheets as of the years ended December 31, 2006 to 2007 and  Exhibit II-4 presents First Louisiana’s consolidated income statements for the years ended December 31, 2006 to 2007.

Feldman Financial Advisors, Inc

Financial Condition

Table 1 presents selected data concerning the Company’s financial position as of June 30, 2003 to 2007 and December 31, 2007.  The table also displays relative financial and performance ratios for the Company for the years ended June 30, 2003 through 2007 and for the six months ended December 31, 2006 and 2007.

Table 1
Selected Financial Condition Data – Home Federal Bancorp
As of June 30, 2003 through 2007 and December 31, 2007

		At June 30,
(Dollars in Thousands, except per share data)	At December 31, 2007	2007	2006	2005	2004	2003
Selected Financial and Other Data:	(unaudited)
Assets	$128,084	$118,785	$114,000	$111,331	$95,663	$100,759
Cash and cash equivalents	14,958	3,972	4,930	9,292	4,342	9,471
Securities available for sale	81,163	83,752	83,694	75,760	64,254	52,959
Securities held to maturity	1,331	1,408	1,425	1,613	2,516	4,068
Loans receivable, net	28,751	26,689	20,866	23,645	22,786	33,219
Deposits	80,986	77,710	71,279	69,995	68,134	71,390
FHLB advances	15,933	12,368	13,417	8,224	9,748	9,008
Total Stockholders' Equity	30,441	27,812	28,539	32,431	17,309	19,149
Full service offices	3	3	3	3	3	3

	As of or For the Six Months
	Ended December 31,		As of or For the Year Ended June 30,
	2007	2006	2007	2006	2005	2004	2003
Selected Operating Data:	(unaudited)
Total interest income	$3,506	$3,210	$6,590	$5,664	$5,064	$5,154	$6,115
Total interest expense	1,967	1,634	3,448	2,433	2,030	2,163	2,710
Net interest income	1,539	1,576	3,142	3,231	3,034	2,991	3,405
Provision for loan losses	-	-	1	-	-	-	(474)
Net interest income after provision for loan losses	1,539	1,576	3,141	3,231	3,034	2,991	3,879
Total non-interest income	120	151	240	144	387	321	216
Total non-interest expense	1,262	1,224	2,417	2,414	2,119	2,080	2,596
Income before income taxes	397	503	964	961	1,302	1,232	1,499
Income taxes	134	171	327	327	452	411	490
Net income	$263	$332	$637	$634	$850	$821	$1,009
Earnings per share of common stock:
Basic
Diluted

Selected Operating Ratios:
Average yield on interest-earning assets	5.81%	5.62%	5.69%	5.35%	5.09%	5.33%	6.09%
Average yield on interest-bearing liabilities	4.15	3.69	3.84	2.98	2.62	2.74	3.29
Average interest rate spread	1.66	1.93	1.85	2.37	2.47	2.59	2.80
Net interest margin	2.55	2.76	2.71	3.05	3.05	3.09	3.39
Average interest-earning assets to interest-bearing liabilities	127.44	129.11	128.93	129.49	128.6	122.54	121.86
Net interest income after provision for loan losses to non-interest expense	121.95	128.76	129.95	133.82	143.18	143.8	149.42
Total non-interest expense to average assets	1.98	2.04	2.00	2.14	2.02	2.12	2.55
Efficiency ratio	76.07	70.87	71.49	71.53	61.94	62.8	63.39
Return on average assets	0.41	0.55	0.53	0.56	0.81	0.84	0.99
Return on average equity	1.67	2.18	2.13	2.10	3.17	4.40	5.48
Average equity to average assets	24.75	25.38	24.82	26.81	25.57	19.00	18.08

Asset Quality Ratios:
Non-performing loans as a percent of total loans receivable	0.07%	--%	0.46%	--%	--%	--%	0.22
Non-performing assets as a percent of total assets	0.04	--	0.10	--	--	--	0.07
Allowance for loan losses as a percent of total loans receivable	0.85	1.03	0.92	1.11	0.98	1.02	0.68
Net charge-offs to average loans receivable	--	--	--	--	--	--	--

Association Capital Ratios:
Tangible capital ratio	21.82%	22.05%	22.79%	21.82%	24.2%	19.45%	18.25
Core capital ratio	21.82	22.05	22.79	21.82	24.2	19.45	18.25
Total capital ratio	79.67	83.74	80.63	79.67	91.56	71.21	61.94

Source:  Home Federal Bancorp, Prospectus

Feldman Financial Advisors, Inc

Table 2 presents selected data concerning First Louisiana’s financial position as of December 31, 2003 to 2007 and December 31, 2007.  The table also displays relative financial and performance ratios for the same period.

Table 2
Selected Financial Condition Data – First Louisiana Bancshares
As of December 31, 2003 Through 2007

	At December 31,
(Dollars in Thousands, except per share data)	2007	2006	2005	2004	2003
Selected Financial and Other Data:
Total assets	$123,092	$112,687	$109,951	$101,501	$90,001
Loans receivable, net	$84,539	$79,157	$73,243	$70,799	$62,616
Cash, federal funds sold and other interest-bearing deposits	8,462	5,035	7,799	7,550	5,650
Investment securities	16,577	16,457	17,101	11,716	12,538
Deposits	92,811	86,682	85,020	74,390	63,116
Borrowings	12,446	9,087	13,872	17,823	17,837
Subordinated debentures to First Louisiana Statutory Trust I	4,124	4,124	--	--	--
Stockholders' Equity	11,237	10,335	9,158	8,737	8,700
Full service offices	3	3	3	3	3

	As of or For the Year Ended December 31,
	2007	2006	2005	2004	2003
Selected Operating Data:
Interest income	$8,430	$7,587	$6,409	$5,172	$4,845
Interest expense	3,101	2,254	1,715	1,177	1,216
Net interest income	5,329	5,333	4,694	3,995	3,630
Provision for loan losses	703	983	1,040	1,270	479
Net interest income after provision for loan losses	4,626	4,350	3,653	2,725	3,151
Non-interest income	1,104	1,575	944	1,050	1,049
Non-interest expense	4,621	4,380	4,010	3,704	3,315
Income before income taxes	1,109	1,546	587	72	885
Income taxes	291	488	144	(45)	303
Net income	818	1,058	443	117	582
Earnings per share of common stock:
Basic	1.04	1.35	0.57	0.15	0.76
Diluted	0.93	1.22	0.52	0.14	0.69

Selected Operating Ratios:
Average yield on interest-earning assets	7.73%	7.45%	6.76%	6.27%	6.62%
Average yield on interest-bearing liabilities	3.50	2.82	2.27	1.76	2.09
Average interest rate spread	4.23	4.63	4.49	4.51	4.53
Net interest margin	5.01	5.37	5.01	4.85	4.95
Average interest-earning assets to interest-bearing liabilities	156.11	162.09	160.72	161.57	162.09
Net interest income after provision for loan losses to non-interest expense	100.11	99.34	91.12	73.57	95.05
Total non-interest expense to average assets	3.96	3.99	3.91	4.08	4.1
Efficiency ratio	71.83	63.4	71.12	73.42	70.85
Return on average assets	0.7	0.96	0.43	0.13	0.72
Return on average equity	7.51	10.71	4.95	1.33	6.93
Average equity to average assets	9.33	8.99	8.73	9.68	10.37

Asset Quality Ratios:
Non-performing loans as a percent of total loans receivable	0.37%	2.67%	1.68%	1.10%	4.37%
Non-performing assets as a percent of total assets	2.13	2.90	1.62	2.18	3.46
Allowance for loan losses as a percent of total loans receivable	1.04	1.32	1.41	1.07	1.17
Net charge-offs to average loans receivable	1.02	1.24	1.04	1.90	0.52

Bank Capital Ratios:
Tangible capital ratio	10.88%	11.02%	10.44%	10.29%	11.48%
Core capital ratio	10.88	11.02	10.44	10.29	11.48
Total capital ratio	11.6	11.96	11.43	11.08	12.35

Source:  First Louisiana Bancshares, Prospectus

Feldman Financial Advisors, Inc

Balance Sheet Analysis

Home Federal Bancorp

The Company’s total assets experienced relatively steady growth since December 31, 2003, increasing by a compound annual rate of 5.5% from $100.8 million at June 30, 2003 to $128.1 million at December 31, 2007.  The net asset expansion of $27.3 million over this period occurred primarily in the securities available for sale portfolio, which increased to $81.2 million at December 31, 2007 from $53.0 million at June 30, 2003.  The loan portfolio decreased from $33.2 million at June 30, 2003 to $28.8 million at December 31, 2007, a decline of $4.5 million.

At December 31, 2007, total assets amounted to $128.1 million compared to $118.8 million at June 30, 2007, an increase of approximately $9.3 million, or 7.8%.  This increase was primarily due to an increase in cash and cash equivalents of $11.0 million, or 276.6%, and an increase in loans receivable of $2.6 million, or 10.3%.  These increases were partially offset by a decrease in the Company's deferred tax asset of $1.2 million, or 80.6%, and a decrease in investment securities of $2.7 million, or 3.1%.

The increase in cash and cash equivalents was due primarily to proceeds received through deposits, principal payments on securities and advances from the Federal Home Loan Bank of Dallas.  The increase in loans receivable was primarily due to the purchase of first mortgage loans originated by another mortgage loan company.  The purchased loans are from a mortgage loan originator in Arkansas and are secured by one-to-four-family residential properties.  While the purchased loans are originated as fixed rate loans, Home Federal receives an adjustable rate of interest.  Under the terms of the loan agreements, the seller repurchases any loan that becomes more than 90 days delinquent.  At December 31, 2007, the balance of the purchased loans approximated $10.8 million.  The decrease in investment securities was primarily due to sale of securities, partially offset by an increase in the market value of securities available for sale and the purchase of new securities.

Feldman Financial Advisors, Inc

Home Federal Bancorp's total assets increased $4.8 million, or 4.2%, to $118.8 million at June 30, 2007 compared to $114.0 million at June 30, 2006.  This increase was primarily due to an increase in loans receivable and held-for-sale of $5.8 million and partially offset by a decrease in cash and cash equivalents of $958,000 compared to the prior year period.

Loans receivable, net increased $4.3 million, or 20.6%, from $20.9 million at June 30, 2006 to $25.2 million at June 30, 2007.  The increase in loans receivable, net was attributable primarily to an increase in one-to-four family residential loans of $3.0 million, and an increase in home equity and second mortgage loans of $1.2 million.

Cash and cash equivalents decreased $958,000, or 18.3%, from $4.9 million at June 30, 2006 to $4.0 million at June 30, 2007.  Securities available for sale remained stable from June 30, 2006 to June 30, 2007 at $83.7 million.  During the past two years, the Company has experienced significant loan prepayments due to the heavy volume of loan refinancing.  However, when interest rates were at their cyclical lows, management was reluctant to invest in long-term, fixed rate mortgage loans for portfolio and instead sold the majority of the long-term, fixed-rate mortgage loan production.  The Company has attempted to strengthen its interest-rate risk position and favorably structure the balance sheet to take advantage of a rising rate environment by purchasing investment securities classified as available for sale.

The Company's total liabilities amounted to $97.6 million at December 31, 2007 an increase of approximately $6.6 million, or 7.3%, compared to total liabilities of $91.0 million at June 30, 2007.  The primary reason for the increase in liabilities was due to the $3.3 million, or 4.2%, increase of customers' deposits due to normal deposits inflow, and a $3.5 million, 28.8%, increase in advances from the Federal Home Loan Bank.

Feldman Financial Advisors, Inc

Total liabilities increased $5.5 million, or 6.4%, from $85.5 million at June 30, 2006 to $91.0 million at June 30, 2007 due primarily to an increase in deposits of $6.4 million over the prior year period, partially offset by a decrease of $1.0 million, or 7.5%, in FHLB advances.  The increase in deposits was attributable primarily to increases in certificates of deposit as well as increases in non-interest bearing and NOW accounts, partially offset by decreases in money market and passbook savings accounts.  Certificates of deposit increased $6.0 million, or 10.5%, from $57.0 million at June 30, 2006 to $63.0 million at June 30, 2007.

Stockholders' equity increased $2.6 million, or 9.5%, to $30.4 million at December 31, 2007 compared to $27.8 million at June 30, 2007.  This increase was primarily the result of the change in the Company's Accumulated Other Comprehensive Loss associated with securities available-for-sale of $2.3 million, or 82.2%, the recognition of net income of $263,000 for the six months ended December 31, 2007, and the distribution of shares associated with the Company's Recognition and Retention Plan of $156,000.  These increases were offset by dividends of $147,000 paid during the six months ended December 31, 2007, and the acquisition of treasury shares of $38,000.

Stockholders' equity decreased $727,000, or 2.5%, to $27.8 million at June 30, 2007 from June 30, 2006 due primarily to treasury stock acquisitions for fiscal 2007 of $1.6 million, partially offset by accumulated comprehensive income of $275,000 and net income of $637,000.  The change in accumulated other comprehensive income was primarily due to the change in net unrealized loss on securities available for sale due to recent minor declines in interest rates.

Feldman Financial Advisors, Inc

First Louisiana Bancshares

At December 31, 2007, total assets amounted to $123.1 million compared to $112.7 million at December 31, 2006, an increase of approximately $10.4 million, or 9.2%.  This increase was primarily due to an increase in cash.  Federal funds sold and other interest-bearing deposits of $3.4 million, or 68.1%, and an increase in loans receivable of $5.4 million, or 6.8%.  The growth in loans receivable was driven by an increase in the commercial real estate portfolio.  In addition, real estate owned increased by $1.2 million, or 105.0%

Deposits increased by $6.1 million, or 7.1%, from $86.7 million at December 31, 2006 to $92.8 million at December 31, 2007.  This increase was primarily due to an increase in time deposit accounts.  Time deposits increased from $30.4 million at December 31, 2006 to $38.3 million at December 31, 2007, an increase of $7.8 million or 25.8%.  Borrowings from the Federal Home Loan Bank increased by $3.4 million, or 37.0%, from $9.1 million at December 31, 2006 to $12.4 million at December 31, 2007.

Stockholders’ equity increased by approximately $902,000, or 8.7%, from $10.3 million at December 31, 2006 to $11.2 million at December 31, 2007, which was primarily attributable to the increase in retained earnings of approximately $714,000.

Pro Forma Balance Sheet Impact of Acquisition of First Louisiana Bancshares

The pro forma balance sheet impact of the First Louisiana acquisition is shown in Table 3 as of December 31, 2007.  This analysis does not take into consideration the proceeds from the Conversion.  On the asset side of the balance sheet, the ratio of loans-to-assets will increase and the level of cash and investments comprising total assets will decline before factoring in the infusion of the net conversion proceeds.  The decline in the pro forma level of cash and investments reflects the impact of funding the cash consideration and related acquisition cost, which have been estimated to total $9.9 million in the pro forma adjustments.

Feldman Financial Advisors, Inc

Table 3
Pro Forma Balance Sheet Data
As of December 31, 2007

			Pro	Home
	Home	First	Forma	Federal
	Federal	Louisiana	Merger	Bancorp
	Bancorp	Bancshares	Adjust-	Pro Forma
	Historical	Historical	ments	Consolidated
Assets:
Cash and cash equivalents	$14,958	$8,462	$(9,894)	$13,526
Investment securities available for sale	81,163	15,449	-	96,612
Investment securities held to maturity	1,331	1,128	-	2,459
Loans receivable, net	28,751	84,539	(374)	112,916
Premises and equipment	907	6,252	500	7,659
Bank owned life insurance	-	3,039	-	3,039
Goodwill	-	-	11,653	11,653
Core deposit intangible	-	-	1,660	1,660
Other assets	974	4,223	(441)	4,756
Total assets	$128,084	$123,092	$3,104	$254,280

Liabilities:
Deposits	$80,986	$92,811	$103	$173,900
Borrowings	15,933	13,160	148	29,241
Other liabilities	724	1,760	-	2,484
Subordinated debentures	-	4,124	(480)	3,644
Total liabilities	97,643	111,855	(229)	209,269

Stockholders' equity:
Preferred stock	-	-	-	-
Common stock	14	1,577	(1,564)	27
Additional paid-in capital	13,541	6,538	8,018	28,097
Retained earnings	20,565	3,073	(3,073)	20,565
Employee stock ownership plan	(969)	-	-	(969)
Recognition and retention plan	(395)	-	-	(395)
Accumulated other comprehensive (loss) income	(506)	49	(49)	(506)
Treasury stock, at cost	(1,809)	-	-	(1,809)
Total stockholders' equity	30,441	11,237	3,333	45,011

Total liabilities and stockholders' equity	$128,084	$123,092	$3,104	$254,280

Source:  Home Federal Bancorp; First Louisiana Bancshares; preliminary prospectus.

Feldman Financial Advisors, Inc

Table 4 shows the pro forma balance sheet impact of the First Louisiana acquisition as of June 30, 2007.

Table 4
Pro Forma Balance Sheet Data
As of June 30, 2007

			Pro	Home
	Home	First	Forma	Federal
	Federal	Louisiana	Merger	Bancorp
	Bancorp	Bancshares	Adjust-	Pro Forma
	Historical	Historical	ments	Consolidated
Assets:
Cash and cash equivalents	$3,972	$5,413	$(9,894)	$(509)
Investment securities available for sale	83,752	12,446	-	96,198
Investment securities held to maturity	1,408	1,109	-	2,517
Loans receivable, net	26,689	83,577	(374)	109,892
Premises and equipment	923	6,005	500	7,428
Bank owned life insurance	-	2,990	-	2,990
Goodwill	-	-	12,131	12,131
Core deposit intangible	-	-	1,660	1,660
Other assets	2,041	4,642	(441)	6,242
Total assets	$118,785	$116,182	$3,582	$238,549

Liabilities:
Deposits	$77,710	$85,590	$103	$163,403
Borrowings	12,368	14,038	148	26,554
Other liabilities	895	1,671	-	2,566
Subordinated debentures	-	4,124	(480)	3,644
Total liabilities	90,973	105,423	(229)	196,167

Stockholders' equity:
Preferred stock	-	-	-	-
Common stock	14	1,577	(1,564)	51
Additional paid-in capital	13,509	6,538	8,018	28,065
Retained earnings	20,449	2,745	(2,745)	20,449
Employee stock ownership plan	(997)	-	-	(997)
Recognition and retention plan	(551)	-	-	(551)
Accumulated other comprehensive (loss) income	(2,841)	(101)	101	(2,841)
Treasury stock, at cost	(1,771)	-	-	(1,771)
Total stockholders' equity	27,812	10,759	3,811	42,382

Total liabilities and stockholders' equity	$118,785	$116,182	$3,582	$238,549

Source:  Home Federal Bancorp; First Louisiana Bancshares; preliminary prospectus.

Feldman Financial Advisors, Inc

As of December 31, 2007, the Company had no intangible assets, while on a pro forma combined basis goodwill and intangibles equaled 5.2% of assets.  On the liability side of the balance sheet, the level of deposits and borrowings funding assets will increase, on a pro forma combined basis.  Deposits increase to 68.4% of assets on a pro forma combined basis, while borrowings increase slightly from 12.4% of assets to 12.9% of assets on a pro forma combined basis.  Before factoring in the impact of the net conversion proceeds, the Company’s equity-to-asset ratio decreases from 23.8% to 17.7% on a pro forma combined basis and the tangible equity-to-assets ratio decreases from 23.8% to 13.2%.

Lending Activities

Home Federal Bancorp

At December 31, 2007, Home Federal Bancorp's net loan portfolio amounted to $28.8 million, representing approximately 22.4% of total assets at that date.  Historically, the Company’s principal lending activity has been the origination of one- to four-family residential loans.  At December 31, 2007, one- to four-family residential loans totaled $19.0 million, or 67.6% of the total loan portfolio.  As part of its desire to diversify the loan portfolio, the Company also offers consumer loans, which includes home equity loans, second mortgage loans and lines of credit and amounted to $5.5 million, or 19.5% of the total loan portfolio at December 31, 2007.

If the merger is completed, and the Company acquires First Louisiana Bancshares, the composition of the loan portfolio will change.  First Louisiana Bancshares' primary lending activity is the origination of commercial real estate and commercial business loans.  At December 31, 2007, First Louisiana Bancshares' commercial real estate loans amounted to $45.8 million, or 53.6% of the total loan portfolio and commercial business loans amounted to $26.7 million, or 31.3% of the total loan portfolio.

Feldman Financial Advisors, Inc

The types of loans that the Company may originate are subject to federal and state laws and regulations.  Interest rates charged on loans are affected principally by the demand for such loans and the supply of money available for lending purposes and the rates offered by competitors.  These factors are, in turn, affected by general and economic conditions, the monetary policy of the federal government, including the Federal Reserve Board, legislative and tax policies, and governmental budgetary matters.

A savings institution generally may not make loans to one borrower and related entities in an amount that exceeds 15% of its unimpaired capital and surplus.  In addition, upon application the Office of Thrift Supervision permits a savings institution to lend up to an additional 15% of unimpaired capital and surplus to one borrower to develop domestic residential housing units.

At December 31, 2007, the regulatory limit on loans-to-one borrower was $4.2 million and the five largest loans or groups of loans-to-one borrower, including related entities, aggregated $3.1 million, $270,000, $355,000, $443,000 and $422,000.  Each of the Company’s five largest loans or groups of loans was performing in accordance with its terms at December 31, 2007.  The loan commitment described below is related to the largest loan to one borrower.  The Company has applied to and received the approval of the Office of Thrift Supervision to utilize the higher lending limit for this loan relationship.  Loans to or guaranteed by general obligations of a state or political subdivision are not subject to the foregoing lending limits

The board of directors has authorized a loan commitment of approximately $1.5 million to a limited partnership established by the Housing Authority of Bossier City, Louisiana, which is expected to be entered into in the third or fourth quarter of fiscal 2008.  The loan will be secured by a first mortgage lien on real estate and low to moderate income rental units in Bossier City, Louisiana as well as a conditional assignment of rents.  The commitment letter will include a condition that the Housing Authority of Bossier City, Louisiana executes takeout agreements with respect to the Company’s position in the event of default.

Feldman Financial Advisors, Inc

Table 5 and Exhibit II-5 analyze the composition of the loan portfolio by loan category at the dates indicated for Home Federal Bancorp.

Table 5
Loan Portfolio – Home Federal Bancorp
At June 30, 2003 to 2007 and at December 31, 2007
(Dollars in Thousands)

			June 30,
	December 31, 2007		2007		2006		2005		2004		2003
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Real estate loans:
One- to four-family residential	$19,016	67.64	$16,669	65.27	$13,721	64.72	$19,301	80.79	$20,903	90.82	$30,341	93.62
Other mortgage	3,619	12.87	3,650	14.29	3,164	14.92	837	3.50	101	0.44	116	0.36
Total real estate loans	22,635	80.51	20,319	79.56	16,885	79.64	20,138	84.29	21,004	91.26	30,457	93.98

Consumer loans:
Home equity loans and second mortgage loans	4,209	14.97	4,454	17.44	3,287	15.50	2,776	11.62	1,077	4.68	1,046	3.23
Savings account	490	1.74	283	1.11	613	2.89	470	1.97	590	2.56	714	2.20
Equity lines of credit	719	2.56	427	1.67	374	1.76	500	2.09	343	1.49	187	0.58
Other	60	0.21	57	0.22	43	0.20	6	0.03	1	0.00	5	0.02
Total consumer loans	5,478	19.49	5,221	20.44	4,317	20.36	3,752	15.71	2,011	8.74	1,952	6.02
Total loans	28,113	100.00	25,540	100.00	21,202	100.00	23,890	100.00	23,015	100.00	32,409	100.00

Less:
Allowance for loan losses	(235)		(235)		(235)		(235)		(235)		(235)
Deferred loan fees	(89)		(94)		(101)		(80)		(101)		(183)
Net Loans (1)	$27,789		$25,211		$20,866		$23,575		$22,679		$31,991
______________________
(1)	Does not include loans held for sale amounting to $961,644, $1,478,434, $0, $70,000, $108,000 and $1.2 million at December 31, 2007 2006, 2005, 2004 and 2003 respectively.

Source:  Home Federal Bancorp, Prospectus

One- to Four-Family Residential Real Estate Loans.  The Company’s primary lending activity is the origination of loans secured by single-family residences.  At December 31, 2007, $19.0 million, or 67.6%, of the total loan portfolio, before net items, consisted of one- to four-family residential loans.  The loan-to-value ratio, maturity and other provisions of the loans made by us generally have reflected the policy of making less than the maximum loan permissible under applicable regulations, in accordance with sound lending practices, market conditions and underwriting standards established by us.  The current lending policy on one- to four-family residential loans generally limits the maximum loan-to-value ratio to 80% or less of the appraised value of the property although the Company will lend up to a 95% loan-to-value ratio with private mortgage insurance.  These loans are amortized on a monthly basis with principal and interest due each month and generally include "due-on-sale" clauses.

Feldman Financial Advisors, Inc

At December 31, 2007, $8.1 million, or 42.8%, of the one- to four-family residential mortgage loans were fixed-rate loans.  Fixed-rate loans generally have maturities ranging from 15 to 30 years and are fully amortizing with monthly loan payments sufficient to repay the total amount of the loan with interest by the end of the loan term.  Fixed-rate loans generally are originated under terms, conditions and documentation, which permit them to be sold to U.S. Government-sponsored agencies, such as the Federal Home Loan Mortgage Corporation, and other investors in the secondary mortgage market.  Consistent with the asset/liability management, the Company has sold a significant portion of long-term, fixed rate loans over the past two years.

Although the Company offers adjustable rate loans, substantially all of the single-family loan originations over the last few years have consisted of fixed-rate loans due to the low interest rate environment.  The adjustable-rate loans held in portfolio typically have interest rates, which adjust on an annual basis or semi-annual basis.  These loans generally have an annual cap of 2% on any increase or decrease and a cap of 6% above or below the initial rate over the life of the loan.  Such loans are underwritten based on the initial rate plus 2%.

Consumer Loans.  The Company is authorized to make loans for a wide variety of personal or consumer purposes.  The Company originates consumer loans in order to accommodate  customers and because such loans generally have shorter terms and higher interest rates than residential mortgage loans.  The consumer loans offered consist of home equity and second mortgage loans, loans secured by deposit accounts with us, equity lines of credit and automobile loans.  However, the Company does not intend to materially expand its product offerings and instead intends to focus on increasing the volume of current products, primarily home equity and second mortgage loans.  At December 31, 2007, $5.5 million, or 19.5% of the total loan portfolio consisted of consumer loans compared to $5.2 million, or 22.4% of the loan portfolio at December 31, 2006.

Feldman Financial Advisors, Inc

Of the $5.5 million of consumer loans held at December 31, 2007, $4.2 million consisted of home equity and second mortgage loans compared to $5.0 million of home equity and second mortgage loans at December 31, 2006.  These loans are secured by the underlying equity in the borrower's residence.  The Company does not require that it hold the first mortgage on the properties that secure the second mortgage loans.  The amount of second mortgage loans generally cannot exceed a loan-to-value ratio of 80% after taking into consideration the first mortgage loan.  These loans are typically three-to-five year balloon loans with fixed rates and contain an on-demand clause that allows for a call on the loan at any time.

The Company offers loans secured by deposit accounts held with the Company, which loans amounted to $490,000, or 1.7% of the total loan portfolio at December 31, 2007.  Such loans are originated for up to 90% of the account balance, with a hold placed on the account restricting the withdrawal of the account balance.  The interest rate on the loan is equal to the interest rate paid on the account plus 2%.  These loans typically are payable on demand with a maturity date of one year.

The Company also offers lines of credit secured by a borrower's equity in real estate, which loans amounted to $719,000 or 2.6% of the total loan portfolio at December 31, 2007.  The rates and terms of such lines of credit depend on the history and income of the borrower, purpose of the loan and collateral.  Lines of credit will not exceed 90% of the value of the equity in the collateral.

Feldman Financial Advisors, Inc

Consumer loans generally have shorter terms and higher interest rates than residential mortgage loans, but generally entail greater credit risk than residential mortgage loans, particularly those loans secured by assets that depreciate rapidly, such as automobiles, boats and recreational vehicles.  In such cases, repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and the remaining deficiency often does not warrant further substantial collection efforts against the borrower.  In particular, amounts realizable on the sale of repossessed automobiles may be significantly reduced based upon the condition of the automobiles and the fluctuating demand for used automobiles.

The Company’s lending activities are subject to the written underwriting standards and loan origination procedures established by the board of directors and management.  Loan originations are obtained through a variety of sources, primarily consisting of referrals from real estate brokers and existing customers.  Written loan applications are taken by one of the loan officers.  The loan officer also supervises the procurement of credit reports, appraisals and other documentation involved with a loan.  As a matter of practice, the Company obtains independent outside appraisals on substantially all of its loans.  Under the lending policy, a title opinion must be obtained for each real estate loan.  The Company also requires fire and extended coverage casualty insurance in order to protect the properties securing the real estate loans.  Borrowers must also obtain flood insurance policies when the property is in a flood hazard area.

The loan approval process is intended to assess the borrower's ability to repay the loan, the viability of the loan and the value of the property that will secure the loan.  Loans up to $417,000, the current Fannie Mae conforming loan limit for single-family mortgage loans, must be approved by the loan committee, which consists of the Chief Executive Officer, the principal financial officer and the Vice President of Lending.  Loans in excess of $417,000 must be approved by the board of directors.  In accordance with past practice, all loans are ratified by the board of directors.

Feldman Financial Advisors, Inc

During fiscal 2007 and the six months ended December 31, 2007, the Company also purchased loans from a mortgage originator secured by single family housing located in the mid-south region of the United States .  The loans were generally secured by rural properties and the seller retained servicing rights.  Although the loans were originated with fixed-rates, the Company received an adjustable rate of interest with a floor rate of 5.0% and a ceiling of 8.0%.  Under the terms of the loan agreements, the seller must repurchase any loan that becomes more than 90 days delinquent.  At December 31, 2007, the Company had approximately $10.6 million of such loans in portfolio.  Table 6 shows total loans originated, sold and repaid during the periods indicated.

First Louisiana Bancshares

The primary lending activity of First Louisiana Bank is the origination of commercial loans to small and mid-size businesses.  Commercial loan products include commercial real estate construction and term loans, working capital loans and lines of credit, business equipment, inventory, and accounts receivable financing.  First Louisiana Bank also offers a range of cash management services and deposit products to its commercial customers.  On-line banking is also available to commercial customers.

Feldman Financial Advisors, Inc

Table 6
Loan Originations, Sales and Repayments – Home Federal Bancorp
For the Years Ended June 30, 2005 to 2007
And the Six Months Ended December 31, 2006 and 2007
(Dollars in Thousands)

	Six Months
	Ended December 31,		Year Ended June 30,
	2007	2006	2007	2006	2005
Loan originations:
One- to - four-family residential	$9,587	$5,421	$15,108	$12,076	$6,799
Other mortgage	-	-	530	2,312	843
Consumer	903	2,052	2,842	3,045	3,583
Total loan originations	10,490	7,473	18,480	17,433	11,225
Loans purchased	3,455	2,068	5,797	-	2,086
Total loan originations and loans purchased	13,945	9,541	24,277	17,433	13,311

Loans sold	(9,438)	(4,802)	(12,356)	(2,944)	(2,146)
Loan principal payments	(2,450)	(2,534)	(6,104)	(17,247)	(10,327)
Total loans sold and principal repayments	(11,888)	(7,336)	(18,460)	(20,191)	(12,473)
(Increase) decrease due to other items, net (1)	521	(256)	(1,472)	49	58
Net increase (decrease) in loan portfolio	$2,578	$1,949	$4,345	$(2,709)	$896

______________________
(1)	Other items consist of deferred loan fees, the allowance for loan losses and loans held for sale at year end.

Source:  Home Federal Bancorp; Prospectus

At December 31, 2007, First Louisiana Bank’s loan portfolio totaled  approximately $85.4 million, representing approximately 69.4% of its total assets of approximately $123.1 million.  The composition of First Louisiana Bank’s loan portfolio at December 31, 2007 and 2006 is summarized below in Table 7 and Exhibit II-6.

First Louisiana Bank’s lending activities are subject to written loan policies approved by the board of directors to ensure proper management of credit risk.  Loans are subject to a defined credit process that includes credit evaluation of borrowers, risk rating of credits, establishment of lending limits, and application of lending procedures, including holding of adequate collateral and the maintenance of compensating balances, as well as procedures for on-going identification and management of credit problems.  Regular portfolio reviews are performed by an outside third party to identify potential underperforming credits, estimate of loss exposure, and to ascertain compliance with the bank’s policies.

Feldman Financial Advisors, Inc

First Louisiana Bank’s lending activities are subject to written loan policies approved by the board of directors to ensure proper management of credit risk.  Loans are subject to a defined credit process that includes credit evaluation of borrowers, risk rating of credits, establishment of lending limits, and application of lending procedures, including holding of adequate collateral and the maintenance of compensating balances, as well as procedures for on-going identification and management of credit problems.  Regular portfolio reviews are performed by an outside third party to identify potential underperforming credits, estimate of loss exposure, and to ascertain compliance with the bank’s policies.
Table 7
Loan Portfolio – First Louisiana Bancshares
At December 31, 2006 and 2007
(Dollars in Thousands)

	Year Ended December 31,
	2007		2006
	Amount	%	Amount	%

Commercial Real Estate	$45,821	53.6	$40,081	50.0
Residential Real Estate	5,854	6.9	6,041	7.5
Commercial and Industrial	26,724	31.3	25,111	31.3
Consumer and Other	7,042	8.2	8,988	11.2
Total loans	$85,441	100.0	$80,221	100.0

Less:
Deferred loan origination fees	11		6
Allowance for loan losses	891		1,058
	902		1,064

Total loans, net	$84,539		$79,157

Commercial Real Estate Loans.  At December 31, 2007, First Louisiana Bank's commercial real estate portfolio, excluding commercial construction loans, totaled approximately $32.7 million.  First Louisiana Bank originates mortgage loans secured by commercial real estate.  Such loans are primarily secured by commercial offices, warehouses, strip shopping centers, hotels and retail buildings.  The value of underlying collateral is assessed through independent appraisers.  Although terms may vary, the First Louisiana Bank’s commercial mortgages are normally long term in nature.  First Louisiana Bank seeks to reduce the risks associated with commercial real estate lending by generally lending in its market area and obtaining periodic financial statements and tax returns from the borrowers.  It is also the general policy of First Louisiana Bank to obtain personal guarantees from the principals of these companies and assignments of all leases, rents and revenues related to the collateral.

Feldman Financial Advisors, Inc

Commercial Loans.  At December 31, 2007, First Louisiana Bank’s commercial loan portfolio totaled approximately $26.0 million.  First Louisiana Bank originates secured and unsecured loans for business purposes.  Loans are made for acquisition, expansion and working capital purposes and may be secured by real estate, accounts receivable, inventory, equipment or other assets.  The financial condition and cash flow of commercial borrowers are closely monitored by the submission of corporate financial statements, personal financial statements and income tax returns.  The frequency of submissions of required financial information depends on the size and complexity of the credit and the collateral that secures the loan.  It is the general policy of First Louisiana Bank to obtain personal guarantees from the principals of the commercial loan borrowers.

Construction Loans.  At December 31, 2007, First Louisiana Bank’s construction loan portfolio totaled approximately $7.7 million.  First Louisiana Bank provides interim real estate acquisition development and construction loans to builders, developers and persons who will ultimately occupy the property.  Real estate development and construction loans to provide interim financing on the property are based on acceptable percentages of the appraised value of the property securing the loan in each case.  Real estate development and construction loan proceeds are funded periodically at pre-specified stages of completion and after on-site inspections of the property.

Feldman Financial Advisors, Inc

Development and construction loans are secured by the properties under development or construction and personal guarantees are typically obtained.  Further, to assure that reliance is not placed solely on the value of the property, First Louisiana Bank considers the financial condition and reputation of the borrower and any guarantors, the amount of the borrower’s equity in the project, independent appraisals, costs estimates and pre-construction sale information.

Loans to individuals for the construction of their primary or secondary residences are secured by the property under construction.  The loan-to-value ratio of each construction loan is based on the lesser of the cost to build or the appraised value of the completed home.  Construction loans have a normal maturity of 12 months and are typically approved with a permanent take-out commitment.

Residential Real Estate Loans.  At December 31, 2007, First Louisiana Bank’s residential loan portfolio totaled approximately $10.7 million.  First Louisiana Bank originates adjustable and fixed rate mortgage loans, most of which are referred to a third party, who underwrites these loans and sells them in the secondary market.  First Louisiana Bank originates some of the loans for its portfolio.

Other Consumer Loans and Home Equity Lines.  At December 31, 2007, First Louisiana Bank’s consumer loan portfolio totaled approximately $6.4 million and its home equity lines totaled approximately $1.8 million.  First Louisiana Bank offers a variety of consumer loans.  These loans are typically secured by residential and other personal property.  Home equity loans and lines of credit are typically based on 80% of the appraised value of the property securing the loan, less the amount of the first lien on the property.  Maturities run from five to ten years.

Feldman Financial Advisors, Inc

Investment Portfolio

Home Federal Bancorp

The Company has the authority to invest in various types of securities, including mortgage-backed securities, U.S. Treasury obligations, securities of various federal agencies and of state and municipal governments, certificates of deposit at federally insured banks and savings institutions, certain bankers' acceptances and federal funds.  The investment strategy is established by the Board of Directors.

The Company’s investment policy is designed to foster earnings and manage cash flows within prudent interest rate risk and credit risk guidelines.  Generally, the investment policy is to invest funds in various categories of securities and maturities based upon liquidity needs, asset/liability management and diversification policies, pledging requirements, investment quality, marketability and performance objectives.

Exhibit II-6 and Table 8 present a summary of the Company’s investment portfolio at the dates indicated.

Feldman Financial Advisors, Inc

Table 8
Securities Portfolio
Home Federal Bancorp
As of June 30, 2005 to 2007 and at December 31, 2007
(Dollars in Thousands)

			June 30,
	December 31, 2007,		2007		2006		2005
	Amortized	Fair	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value	Cost	Value
Securities Held to Maturity:
FHLB Stock	$779	$779	$779	$779	$649	$649	$632	$632
Mortgage-backed Securities	552	570	629	643	776	793	981	1,024
Total Securities Held to Maturity	1,331	1,349	1,408	1,422	1,425	1,442	1,613	1,656

Securities Available for Sale:
FHLB and FNMA Notes	-	-	-	-	1,992	1,975	1,976	1,980
Corporate Securities	2,349	2,286	2,290	2,227	2,180	2,121	2,094	2,057
Mortgage-backed Securities	79,580	78,877	85,767	81,525	84,243	79,598	71,222	71,723
Total Securities Available for Sale	81,929	81,163	88,057	83,752	88,415	83,694	75,292	75,760

Total Investment Securities	$83,260	$82,512	$89,465	$85,174	$89,840	$85,136	$76,905	$77,416

Source:  Home Federal Bancorp, preliminary prospectus.

All of the Company’s securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value.  Prior to investing, consideration is given to the interest rate, tax considerations, market volatility, yield, settlement date and maturity of the security, the Company’s liquidity position, and anticipated cash needs and sources.  The effect that the proposed security would have on credit and interest rate risk and risk-based capital is also considered.

Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” requires that securities be categorized as “held to maturity,” “trading securities” or “available-for-sale,” based on management’s intent as to the ultimate disposition of each security.  Statement No. 115 allows debt securities to be classified as “held to maturity” and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold these securities to maturity.  Securities that might be sold in response to changes in market interest rates, changes in the security’s prepayment risk, increases in loan demand, or other similar factors cannot be classified as “held to maturity.”

Feldman Financial Advisors, Inc

The Bank does not currently use or maintain a trading account.  Securities not classified as “held to maturity” are classified as “available-for-sale.”  These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity.

The Bank does not currently participate in hedging programs, interest rate caps, floors or swaps, or other activities involving the use of off-balance sheet derivative financial instruments, however, they may in the future utilize such instruments if it is believed it would be beneficial for managing interest rate risk.  In addition, the Bank does not purchase securities, which are not rated investment grade.

Mortgage-backed securities represent a participation interest in a pool of one- to four-family or multifamily mortgages.  The mortgage originators use intermediaries (generally U.S. Government agencies and government-sponsored enterprises) to pool and repackage the participation interests in the form of securities, with investors receiving the principal and interest payments on the mortgages.  Such U.S. Government agencies and government-sponsored enterprises guarantee the payment of principal and interest to investors.

Mortgage-backed securities are typically issued with stated principal amounts, and the securities are backed by pools of mortgages that have loans with interest rates that are within a range and have varying maturities.  The underlying pool of mortgages, i.e., fixed-rate or adjustable-rate, as well as prepayment risk, is passed on to the certificate holder.  The life of a mortgage-backed pass-through security approximates the life of the underlying mortgages.

The Company’s mortgage-backed securities consist of Ginnie Mae securities, Freddie Mac securities and Fannie Mae securities.  Ginnie Mae is a government agency within the Department of Housing and Urban Development, which is intended to help finance government-assisted housing programs.  Ginnie Mae securities are backed by loans insured by the Federal Housing Administration, or guaranteed by the Veterans Administration.  The timely payment of principal and interest on Ginnie Mae securities is guaranteed by Ginnie Mae and backed by the full faith and credit of the U.S. Government.  Freddie Mac is a private corporation chartered by the U.S. Government.  Freddie Mac issues participation certificates backed principally by conventional mortgage loans.  Freddie Mac guarantees the timely payment of interest and the ultimate return of principal on participation certificates.  Fannie Mae is a private corporation chartered by the U.S. Congress with a mandate to establish a secondary market for mortgage loans.  Fannie Mae guarantees the timely payment of principal and interest on Fannie Mae securities.  Freddie Mac and Fannie Mae securities are not backed by the full faith and credit of the U.S. Government, but because Freddie Mac and Fannie Mae are U.S. Government-sponsored enterprises, these securities are considered to be among the highest quality investments with minimal credit risks.

Feldman Financial Advisors, Inc

Mortgage-backed securities generally yield less than the loans, which underlie such securities because of their payment guarantees, or credit enhancements, which offer nominal credit risk.  In addition, mortgage-backed securities are more liquid than individual mortgage loans and may be used to collateralize borrowings or other obligations.

Table 9 sets forth the composition of the mortgage-backed securities portfolio at each of the dates indicated.  The amounts reflect the fair value of the mortgage-backed securities at the dates indicated.

Feldman Financial Advisors, Inc

Table 9
Securities Portfolio by Contractual Maturity
As of June 30, 2005 to 2007 and at December 31, 2006 and 2007
(Dollars in Thousands)

	December 31, 2007,		June 30,
	2007	2006	2007	2006	2005
Fixed Rate:
GNMA	$381	$477	$433	$524	$671
FHLMC	$6,692	$7,448	$6,962	$7,604	$8,081
FNMA	70,115	71,338	72,293	69,194	60,037
Total Fixed Rate	77,188	79,263	79,688	77,322	68,789

Adjustable Rate:
GNMA	220	411	292	504	833
FHLMC	1,396	1,598	1,492	1,731	2,069
FNMA	644	736	696	834	1,056
Total Adjustable Rate	2,260	2,745	2,480	3,069	3,958

Total Mortgage-Backed Securities	$79,448	$82,008	$82,168	$80,391	$72,747

Source:  Home Federal Bancorp, preliminary prospectus.

First Louisiana Bancshares

Investment securities consisting primarily of U.S. Government and agency securities, state and municipal securities, mortgage-backed securities and mutual funds, remaining essentially the same at December 31, 2007 and 2006, increasing only $120,000 or 0.7%.  Table 10 and Exhibit II-7 present a summary of First Louisiana Bancshares’ investment portfolio at the dates indicated.

Feldman Financial Advisors, Inc

Table 10
Securities Portfolio
First Louisiana Bancshares
As of December 31, 2006 and 2007
(Dollars in Thousands)

	December 31, 2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale	(in thousands)
Debt securities
U.S. Government and agency securities	$6,958	$62	$0	$7,019
State and municipal securities	2,693	40	0	2,734
Mortgage-backed securities	2,529	10	5	2,534
Other debt securities	1,000	1	0	1,001
Total debt securities	13,180	113	5	13,288

Mutual funds	2,195	0	33	$2,162

Total available-for-sale securities	$15,375	$113	$38	$15,450

	December 31, 2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale	(in thousands)
Debt securities
U.S. Government and agency securities	$7,767	$8	$18	$7,757
State and municipal securities	3,018	8	15	3,011
Mortgage-backed securities	3,092	3	22	3,073
Other debt securities	500	1	0	501
Total debt securities	14,377	20	55	14,342

Mutual funds	1,136	0	31	$1,105

Total available-for-sale securities	$15,513	$20	$86	$15,447

Source:  First Louisiana Bancshares; Preliminary Prospectus

Liability Composition

Home Federal Bancorp

Deposits are the Company’s major external source of funds for lending and other investment purposes.  Exhibit II-9 and Table 11 present a summary of the Company’s deposit composition as of June 30, 2005 to June 30, 2007 and at December 31, 2007.  Total deposits amounted to $81.0 million or 63.2% of total assets and 82.9% of total liabilities at December 31, 2007.  Table 12 shows the average balance of each type of deposit and the average rate paid on each type of deposit for the periods indicated.

Feldman Financial Advisors, Inc

The Company primarily attracts deposits from residents of Louisiana and particularly from Caddo Parish and to a lesser extent from Bossier Parish.  Deposit account terms vary, with the principal differences being the minimum balance required, the time periods the funds must remain on deposit and the interest rate.  The Company has not solicited deposits from outside Louisiana or paid fees to brokers to solicit funds for deposit.

The Company establishes interest rates paid, maturity terms, service fees and withdrawal penalties on a periodic basis.  Management determines the rates and terms based on rates paid by competitors, the need for funds or liquidity, growth goals and federal regulations.  The Company  attempts to control the flow of deposits by pricing the accounts to remain generally competitive with other financial institutions in the market area.  The Company operates two automated teller machines in its two branch offices.  The Company also has an internet-based banking system to provide additional customer service.

Table 11
Deposit Portfolio – Home Federal Bancorp
As of June 30, 2005 to 2007 and at December 31, 2007
‘(Dollars in Thousands)
			June 30,
	December 31, 2007		2007		2006		2005
	Amount	%	Amount	%	Amount	%	Amount	%
Certificate accounts:
0.00% - 0.99%	$9	0.01	$9	0.01	$245	0.34	$250	0.36
1.00% - 1.99%	304	0.38	194	0.25	411	0.58	6,543	9.35
2.00% - 2.99%	1,651	2.04	1,543	1.99	9,911	13.90	20,564	29.38
3.00% - 3.99%	10,741	13.26	12,164	15.65	14,902	20.91	12,922	18.46
4.00% - 4.99%	26,992	33.33	18,388	23.66	28,230	39.60	10,493	14.99
5.00% - 5.99%	25,765	31.81	30,705	39.51	3,282	4.60	1,941	2.77
6.00% - 6.99%	--	--	--	--	--	--	1,796	2.57
Total certificate accounts	65,462	80.83	63,003	81.07	56,981	79.94	54,509	77.88

Transaction accounts:
Savings	4,431	5.47	4,473	5.76	4,756	6.67	4,917	7.02
NOW	8,177	10.10	7,293	9.38	6,240	8.75	6,825	9.75
Money market	2,916	3.60	2,941	3.78	3,302	4.63	3,744	5.35
Total transaction accounts	15,524	19.17	14,707	18.93	14,298	20.06	15,486	22.12

Total deposits	$80,986	100.00	$77,710	100.00	$71,279	100.00	$69,995	100.00

Source:  Home Federal Bancorp, preliminary prospectus.

Feldman Financial Advisors, Inc

Table 12
Average Deposits and Yields – Home Federal Bancorp
For the Years Ended June 30, 2005 to 2007
and the Six Months Ended December 31, 2006 and 2007

	Six Months Ended December 31,						Year Ended June 30,
	2007			2006			2007			2006			2005
	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average	Average	Interest	Average
	Balance	Expense	Rate Paid	Balance	Expense	Rate Paid	Balance	Expense	Rate Paid	Balance	Expense	Rate Paid	Balance	Expense	Rate Paid

Savings	$4,425	$11	0.50%	$4,753	$12	0.50%	$4,630	$23	0.49%	$5,009	$24	0.48%	$5,368	$27	0.50%
NOW	6,833	8	0.23	6,863	8	0.23	6,893	15	0.21	7,597	16	0.21	6,041	13	0.22
Money Market	2,904	6	0.41	3,118	6	0.39	3,030	12	0.40	3,516	14	0.40	4,129	17	0.41
Certificates of deposit	64,460	1,542	4.78	58,914	1,281	4.35	60,344	2,710	4.49	56,269	2,054	3.65	53,335	1,710	3.21
Total deposits	$78,622	$1,567	3.99%	$73,648	$1,307	3.55%	$74,897	$2,760	3.68%	$72,391	$2,108	2.91%	$68,873	$1,767	2.57%

Source:  Home Federal Bancorp, preliminary prospectus.

Feldman Financial Advisors, Inc

A large percentage of the Company’s deposits are in certificates of deposit, which totaled $65.5 million or 80.8% of total deposits at December 31, 2007.  The inflow of certificates of deposit and the retention of such deposits upon maturity are significantly influenced by general interest rates and money market conditions, making certificates of deposit traditionally a more volatile source of funding than core deposits.  Liquidity could be reduced if a significant amount of certificates of deposit maturing within a short period of time were not renewed.  To the extent that such deposits do not remain with the Company, they may need to be replaced with borrowings, which could increase the cost of funds and negatively impact the interest rate spread and financial condition.  At December 31, 2007, $10.9 million, or 16.7%, of total certificates of deposit were “jumbo” certificates of $100,000 or more.

To supplement deposits as a source of funds for lending or investment, the Company may funds in the form of advances from the Federal Home Loan Bank Dallas upon the security of the common stock owned in that bank and certain of the Company’s residential mortgage loans and mortgage-backed and other investment securities, provided certain standards related to creditworthiness have been met.  These advances are made pursuant to several credit programs, each of which has its own interest rate and range of maturities.  Federal Home Loan Bank advances are generally available to meet seasonal and other withdrawals of deposit accounts and to permit increased lending.

As of December 31, 2007, the Company was permitted to borrow up to an aggregate total of $82.0 million from the Federal Home Loan Bank of Dallas.  The Company had $15.9 million of Federal Home Loan Bank advances outstanding at December 31, 2007.

Table 13 sets forth certain information regarding FHLB borrowings at the end of and during the period indicated.

Feldman Financial Advisors, Inc

Table 13
Borrowings – Home Federal Bancorp
At or for the Year Ended June 30, 2005 to 2007
And the Six Months Ended December 31, 2006 and 2007
‘(Dollars in Thousands)

	At or for the Six	At or for the Year
	Months Ended	Ended June 30,
	December 31, 2007	2007	2006	2005
FHLB Advances:
Average balance outstanding	$16,146	$14,883	$9,320	$8,471
Maximum amount outstanding	17,194	16,695	13,665	9,541
Balance outstanding at end of period	15,933	12,368	13,417	8,224
Average interest rate during the period	4.28%	4.63%	3.49%	3.10%
Weighted average interest rate at the end of the period	4.99%	4.68%	4.34%	3.24%

Source:  Home Federal Bancorp, preliminary prospectus.

At December 31, 2007, $5.4 million of the outstanding borrowings were short-term (maturities of one year or less).  Such short-term borrowings had a weighted average interest rate of 4.89% at December 31, 2007.

First Louisiana Bancshares

First Louisiana Bank’s retail banking activity emphasizes consumer deposits and checking accounts.  An extensive range of those services is offered by the bank to meet the varied needs of its customers Table 14 and Exhibit II-10 details First Louisiana Bancshares’ deposit portfolio.

Feldman Financial Advisors, Inc

Table 14
Deposit Portfolio – First Louisiana Bancshares
As of December 31, 2006 to 2007
‘(Dollars in Thousands)
	December 31,
	2007		2006
	Amount	%	Amount	%
Transaction accounts:
Non-interest-bearing demand	$24,320	26.20%	$23,528	27.14%
Interest-bearing demand	22,939	24.72	25,450	29.36
Savings	7,266	7.83	7,264	8.38
Total	54,525	58.75	56,242	64.88
Certificate accounts	38,286	41.25	30,440	35.12
Total Deposits	$92,811	100.00%	$86,682	100.00%

Source:  First Louisiana Bancshares, preliminary prospectus.

If First Louisiana Bancshares requires funds beyond its ability to generate them internally, First Louisiana Bancshares has borrowing agreements with the Federal Home Loan Bank of Dallas, which provide an additional source of funds.  At December 31, 2007, First Louisiana Bancshares had $12.5 million in advances from the Federal Home Loan Bank of Dallas and had $9.6 million in additional borrowing capacity.  First Louisiana Bancshares also had access to additional sources of liquidity through an unsecured federal funds purchased line of credit for $4.9 million and a secured line of credit for $1.5 million.  First Louisiana Bancshares has pledged the stock of First Louisiana Bank with respect to the secured line of credit.  At December 31, 2007, no amounts were advanced under either line of credit.

First Louisiana Bancshares also owns 100% of the common stock of First Louisiana Statutory Trust I, a Delaware statutory trust that was organized in 2006 for the purpose of issuing trust preferred securities.  On September 21, 2006, Trust I issued $4.0 million of floating rate trust preferred securities due in 2036, with a liquidation amount of $1,000 per security and with an option to redeem the securities in whole or in part beginning after the fifth anniversary.  Distributions payable on each capital security are payable at an annual rate equal to the three-month LIBOR plus 1.80%.  The capital securities of Trust I are fully and unconditionally guaranteed by First Louisiana Bancshares.  In connection with the issuance of the trust preferred securities, First Louisiana Bancshares issued $1.1 million of floating rate junior subordinated deferrable interest debentures to Trust I due in 2036.  The terms of the debentures, which comprise substantially all of the assets of Trust I, are the same as the terms of the capital securities issued by Trust I.

Feldman Financial Advisors, Inc

Equity Capital

Home Federal Bancorp

The Company had equity capital of $30.4 million or 23.77% of total assets as of December 31, 2007.  Since June 30, 2003, the Company’s equity to assets ratio has increased from 19.00% at June 30, 2003 to its current level as of December 31, 2007.  The Company currently pays a quarterly dividend equal to $0.06 per share.

At December 31, 2007, the Bank exceeded all regulatory capital requirements and is “well capitalized” by regulatory standards.  At December 31, 2007, Home Federal Savings and Loan exceeded all of its regulatory capital requirements, with tangible, core and risk-based capital ratios of 21.82%, 21.82% and 79.67%, respectively.

First Louisiana Bancshares

As of December 31, 2007, First Louisiana Bancshares had total equity of $11.2 million, or 9.12% of total assets.  In order to be adequately capitalized for regulatory reporting purposes, First Louisiana Bank is required to maintain regulatory capital sufficient to meet total capital to risk weighted assets, Tier 1 capital to risk weighted assets and Tier 1 capital to average assets of at least 8.0%, 4.0% and 4.0%, respectively.  At December 31, 2007, First Louisiana Bank exceeded each of its capital requirements with ratios of 13.72%, 12.86% and 10.88%, respectively.

Feldman Financial Advisors, Inc

Income and Expense Trends

Home Federal Bancorp

Table 15 displays the main components of the Company’s earnings performance over the years ended June 30, 2003 to 2007 and the six-month periods ended December 31, 2006 and 2007.  Table 16 sets forth certain average balance and yield information relating to the Company at and for the periods indicated.  The average yields and costs are derived by dividing income or expense by the daily average balance of assets or liabilities, respectively, for the periods presented.  Table 17 reflects the sensitivity of the Company’s interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated.

Table 15
Summary Income Statement Data – Home Federal Bancorp
For the Years Ended June 30, 2003 to 2007
And the Six Months Ended December 31, 2006 and 2007
(Dollars in Thousands)

	As of or For the
	Six Months Ended
	December 31,		As of or For the Year Ended June 30,
	2007	2006	2007	2006	2005	2004	2003
	(unaudited)
Total interest income	$3,506	$3,210	$6,590	$5,664	$5,064	$5,154	$6,115
Total interest expense	1,967	1,634	3,448	2,433	2,030	2,163	2,710
Net interest income	1,539	1,576	3,142	3,231	3,034	2,991	3,405
Provision for loan losses	0	0	1	0	0	0	(474)
Net interest income after provision for loan losses	1,539	1,576	3,141	3,231	3,034	2,991	3,879
Total non-interest income	120	151	240	144	387	321	216
Total non-interest expense	1,262	1,224	2,417	2,414	2,119	2,080	2,596
Income before income taxes	397	503	964	961	1,302	1,232	1,499
Income taxes	134	171	327	327	452	411	490
Net income	$263	$332	$637	$634	$850	$821	$1,009

Source:  Home Federal Bancorp, preliminary prospectus

Feldman Financial Advisors, Inc.

Table 16
Average Balances and Yields – Home Federal Bancorp
For the Six Months Ended December 31, 2006 and 2007
(Dollars in Thousands)

		Six Months Ended December 31,
		2007			2006
	Yield/Rate	Average Balance		Average Yield/Rate	Average Balance		Average Yield/Rate
	at December 31, 2007		Interest			Interest
Interest-earning assets:
Investment securities	5.21%	$88,577	$2,375	5.36%	$87,154	$2,285	5.24%
Loans receivable	6.81	28,407	1,045	7.36	21,860	801	7.33
Interest-earning deposits	3.84	3,789	86	4.54	5,301	124	4.68
Total interest-earning assets	5.54%	120,773	3,506	5.81%	114,315	3,210	5.62%
Non-interest-earning assets		3,789			5,541
Total assets		$124,562			$119,856

Interest-bearing liabilities:
Savings accounts	0.50%	$4,425	11	0.50%	$4,753	12	0.50%
NOW accounts	0.16	6,833	8	0.23	6,863	8	0.23
Money market accouts	0.40	2,904	6	0.41	3,118	6	0.39
Certificate accounts	4.73	64,460	1,542	4.78	58,914	1,281	4.35
Total deposits	3.77	$78,622	1,567	3.99	$73,648	1,307	3.55
FHLB advances	4.99	16,146	400	4.95	14,896	327	4.39
Total interest-bearing liabilities	3.97%	94,768	$1,967	4.15%	88,544	$1,634	3.69%
Non-interest-earning liabilities		1,059			896
Total liabilities		95,827			89,440
Total stockholders' equity		31,511			30,416
Total liabilities and equity		$127,338			$119,856
Net interest-earning assets		$26,005			$25,771
Net interest income; average interest rate spread			$1,539	1.66%		$1,576	1.93%
Net interest margin				2.55%			2.76%
Average interest-earning assets to average interest-bearing liabilities				127.44%			129.11%

Source:  Home Federal Bancorp, preliminary prospectus

Feldman Financial Advisors, Inc.

Table 17
Average Balances and Yields – Home Federal Bancorp
For the Years Ended June 30, 2005 to 2007
(Dollars in Thousands)

	Year Ended June 30,
	2007			2006			2005
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Interest-earning assets:
Investment securities	$86,552	$4,550	5.26%	$80,734	$4,039	5.00%	$71,088	$3,358	4.72%
Loans receivable	23,680	1,739	7.34	20,141	1,420	7.04	22,973	1,568	6.83
Interest-earning deposits	5,633	301	5.35	4,936	205	4.15	5,406	137	2.54
Total interest-earning assets	115,865	6,590	5.69%	105,811	5,664	5.35%	99,467	5,063	5.09%
Non-interest-earning assets	4,875			6,774			5,323
Total assets	$120,740			$112,585			$104,790

Interest-bearing liabilities:
Savings accounts	$4,630	23	0.49%	$5,009	24	0.48%	$5,368	27	0.50%
NOW accounts	6,983	15	0.21	7,597	16	0.21	6,041	13	0.22
Money market accouts	3,030	12	0.40	3,516	14	0.40	4,129	17	0.41
Certificate accounts	60,344	2,710	4.49	56,269	2,054	3.65	53,335	1,710	3.21
Total deposits	$74,987	2,760	3.68	$72,391	2,108	2.91	$68,873	1,767	2.57
FHLB advances	14,883	688	4.63	9,320	325	3.49	8,471	262	3.10
Total interest-bearing liabilities	89,870	$3,448	3.84%	81,711	$2,433	2.98%	77,344	$2,029	2.62%
Non-interest-earning liabilities	899			688			649
Total liabilities	90,769			82,399			77,993
Total stockholders' equity	29,971			30,186			26,797
Total liabilities and equity	$120,740			$112,585			$104,790
Net interest-earning assets	$25,995			$24,100			$22,123
Net interest income; average interest rate spread		$3,142	1.85%		$3,231	2.37%		$3,034	2.47%
Net interest margin			2.71%			3.05%			3.05%
Average interest-earning assets to average interest-bearing liabilities			128.93%			129.49%			128.60%

Feldman Financial Advisors, Inc.

Table 18 describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected Home Federal Bancorp's interest income and interest expense during the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by prior year rate), (2) changes in rate (change in rate multiplied by current year volume), and (3) total change in rate and volume.  The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

Table 18
Rate/Volume Analysis – Home Federal Bancorp

	Six Months Ended December 31,			Year Ended June 30,
	2007 vs 2006			2007 vs 2006			2006 vs 2005
	Increase (Decrease)		Total	Increase (Decrease)		Total	Increase (Decrease)		Total
	Due to		Increase	Due to		Increase	Due to		Increase
	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)	Rate	Volume	(Decrease)
Interest income:
Investment securities	$53	$37	$90	$220	$291	$511	$225	$455	$680
Loans receivable, net	4	240	244	69	250	319	44	(192)	(148)
Interest-earning deposits	(3)	(35)	(38)	67	29	96	79	(11)	68
Total interest-earning assets	54	242	296	356	570	926	348	252	600

Interest expense:
Savings accouts	--	(1)	(1)	1	(2)	(1)	(1)	(2)	(3)
NOW accounts	--	--	0	--	(1)	(1)	--	3	3
Money market accounts	--	--	0	--	(2)	(2)	--	(3)	(3)
Certificate accounts	140	121	261	507	149	656	248	95	343
Total deposits	140	120	260	508	144	652	247	93	340
FHLB advances	46	27	73	169	194	363	37	26	63
Total interest-bearing liabilities	186	147	333	677	338	1,015	284	119	403
(decrease) Increase in net interest income	$(132)	$95	$(37)	$(321)	$232	$(89)	$64	$133	$197

Source:  Home Federal Bancorp, preliminary prospectus.

As noted in the previous tables, the Company’s nominal earnings have been declining over the past few years.  Earnings have been negatively impacted by a declining net interest spread.  The Company’s net interest spread has declined from 2.80% for the year ended June 30, 2003 to 1.85% for the year ended June 30, 2007.  The Company reported a net interest spread of 1.66% for the six months ended December 31, 2007 compared to 1.93% for the six months ended December 31, 2006.  Earnings have also been impacted by an increasing efficiency ratio, which has increased from 63.39% for the year ended June 30, 2003 to 71.49% for the year ended June 30, 2007.

Feldman Financial Advisors, Inc.

Comparison of Operating Results for the Six Months Ended December 31, 2007 and December 31, 2006

Net Income.  For the six-months ended December 31, 2007, net income amounted to $263,000, compared to $332,000 for the same period in 2007, a decrease of $69,000, or 20.8%.  The decrease was primarily due to decreases in net interest income and non-interest income, and an increase in non-interest expense.  These were partially offset by a decrease in income tax expense.

Net Interest Income.  Net interest income for the six months ended December 31, 2007, was $1.5 million, a decrease of $38,000, or 2.4%, in comparison to the six months ended December 31, 2006.  This decrease was due primarily to the increase in interest expense incurred on deposit accounts and advances from the Federal Home Loan Bank, partially offset by an increase in total interest income.

The average interest rate spread was 1.66% for the six months ended December 31, 2007, compared to 1.93% for the six months ended December 31, 2006.  The net interest margin was 2.55% for the six months ended December 31, 2007, compared to 2.76% for the six months ended December 31, 2006.  The decrease in net interest income and net interest margin is attributable primarily to the increase in interest expense on interest-bearing liabilities and average cost associated with deposits and advances from the Federal Home Loan Bank.  The average rate paid on interest-bearing liabilities was 4.15% for the six months ended December 31, 2007 compared to 3.69% for the six months ended December 31, 2006, an increase of 46 basis points.  The average yield on interest-earning assets was 5.81% for the six months ended December 31, 2007 compared to 5.62% for the six months ended December 31, 2006, an increase of 19 basis points.

Feldman Financial Advisors, Inc.

Interest expense increased $333,000, or 20.4%, to $2.0 million for the six months ended December 31, 2007 compared to the six months ended December 31, 2006, primarily as a result of an increase in the average rate paid and average balance of certificate accounts and an increase in average Federal Home Loan Bank borrowings and the average cost of such borrowings.

Provision for Losses on Loans.  Based on an analysis of historical experience, the volume and type of lending conducted by Home Federal Savings and Loan, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to Home Federal Bancorp's market area and other factors related to the collectibility of Home Federal's loan portfolio, no provisions for loan losses were made during the six months ended December 31, 2007 or 2006.  Home Federal Savings and Loan's allowance for loan losses was $235,000, or 0.81% of total loans, at December 31, 2007 compared to $235,000, or 1.01% of total loans at December 31, 2006.  At December 31, 2007, Home Federal had non-performing loans of $19,000 and other non-performing assets of $33,000.  Home Federal did not have any non-performing loans at December 31, 2006.  There can be no assurance that the loan loss allowance will be sufficient to cover losses on non-performing assets in the future.

Non-interest Income.  Total non-interest income amounted to $120,000 for the six months ended December 31, 2007, compared to $151,000 for the same period in 2006.  The decrease was primarily due to decreases in gain on sale of securities and other income.

Non-interest Expense.  Total non-interest expense increased $37,000, or 3.0%, for the six months ended December 31, 2007 compared to the prior year period.  The increase was primarily due to an increase of $37,000, or 4.9%, in compensation and benefits expense, and an increase in audit and professional fees of $8,000, offset by a decrease in occupancy and equipment expense of $8,000.

Feldman Financial Advisors, Inc.

The increase in compensation and benefits expenses was a result of normal compensation increases including increased recognition and retention plan expense due to the acceleration of vesting of awards during the six-month period following the death of a participant.  Compensation expense recognized for the Company Stock Option and Recognition and Retention Plans amounted to $32,446 and $86,375, respectively, for the six months ended December 31, 2007.

Effective January 1, 2006, the Company, through its subsidiary Home Federal Savings and Loan Association, became subject to the Louisiana bank shares tax.  This tax is assessed on the Association's equity and earnings.  For the six months ended December 31, 2007, the Company recognized franchise and bank shares tax expense of $72,600.

Provision for Income Tax Expense.  Income taxes amounted to $134,000 and $171,000 for the six months ended December 31, 2007 and 2006, respectively, resulting in an effective tax rate of 33.7% and 34.0%, respectively.

Comparison of Operating Results for the Years Ended June 30, 2007 and 2006

Net Income.  Net income amounted to $637,000 for the year ended June 30, 2007, an increase of $3,000 compared to net income of $634,000 for the year ended June 30, 2006.  This increase was due to an increase in noninterest income, partially offset by a decrease in net interest income and an increase in non-interest expense.

Net Interest Income.  Net interest income amounted to $3.1 million for fiscal year 2007 compared to $3.2 million for fiscal year 2006.

Feldman Financial Advisors, Inc.

The average interest rate spread declined from 2.37% for fiscal 2006 to 1.85% for fiscal 2007 while the average balances of net interest-earning assets increased from $24.1 million to $26.0 million during the same periods.  The percentage of average interest-earning assets to average interest-bearing liabilities decreased to 128.93% for fiscal 2007 compared to 129.49% for fiscal 2006.  The decrease in the average interest rate spread reflects the low interest rate environment and management's decision to temporarily invest in lower rate securities available for sale rather than long-term, fixed rate residential mortgage loans.  Additionally, Home Federal Bancorp's average cost of funds increased 114 basis points in fiscal 2007 compared to fiscal 2006 as the Federal Reserve was aggressively raising short-term rates.  Competition for deposits in our market area led us to increase the average rates paid on certificates of deposit 84 basis points in fiscal 2007 compared to fiscal 2006.  Net interest margin declined to 2.71% in fiscal 2007 compared to 3.05% for fiscal 2006.

Interest income increased $926,000, or 16.3%, to $6.6 million for fiscal 2007 compared to fiscal 2006.  This increase was primarily due to an increase in the average yield on all interest earning assets and an increase in the average balance of all interest earning assets.  The increase in average yields on interest earning assets reflects rising interest rates in general during fiscal 2007.  The increase in the average balance of investment securities was due to the redeployment of proceeds from payment and prepayment of loans, largely as a result of refinancing and loan sales, and the investment of such funds in investment securities classified as available-for-sale.  The increase in the average balance of loans receivable was primarily due to the purchase of mortgage loans originated by a third party mortgage company.  Our agreement with the mortgage company provides that they will retain servicing and are required to repurchase such loans as long as they are outstanding if they are not performing according to their terms.

Feldman Financial Advisors, Inc.

Interest expense increased $1.0 million, or 41.8%, to $3.4 million for fiscal 2007 compared to fiscal 2006 primarily as a result of an increase in the average rate paid and average balance of certificate accounts and an increase in average Federal Home Loan Bank borrowings and the average cost of such borrowings.

Provision for Loan Losses.  The allowance for loan losses is established through a provision for loan losses charged to earnings as losses are estimated to have occurred in our loan portfolio.  Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated on a regular basis by management and is based upon management's periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of the underlying collateral and prevailing economic conditions.  The evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

A loan is considered impaired when, based on current information or events, it is probable that we will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement.  When a loan is impaired, the measurement of such impairment is based upon the fair value of the collateral of the loan.  If the fair value of the collateral is less than the recorded investment in the loan, we will recognize the impairment by creating a valuation allowance with a corresponding charge against earnings.

An allowance is also established for uncollectible interest on loans classified as substandard.  Substandard loans are those loans that are in excess of ninety days delinquent.  The allowance is established by a charge to interest income equal to all interest previously accrued and income is subsequently recognized only to the extent that cash payments are received.  When, in management's judgment, the borrower's ability to make interest and principal payments is back to normal, the loan is returned to accrual status.

Feldman Financial Advisors, Inc.

A minimal provision was made to the allowance in fiscal 2007.  No provision was made to the allowance in fiscal 2006 because the allowance was maintained at a level believed, to the best of management's knowledge, to cover all known and inherent losses in the loan portfolio, both probable and reasonable.

Non-Interest Income.  Non-interest income amounted to $240,000 for the year ended June 30, 2007, an increase of $95,000, or 65.5%, compared to non-interest income of $145,000 for the year ended June 30, 2006.  Such increase was due to a $116,000 increase in gain on sale of securities, partially offset by a $21,000 decrease in gain on sale of loans.  The decrease in gain on sale of loans was due to a decrease in originations of long-term, fixed rate residential loans for sale.

Non-Interest Expense.  Non-interest expense remained stable at $2.4 million for fiscal 2007 and 2006.

Provision For Income Tax Expense.  The provision for income taxes amounted to $327,000 for both the fiscal years ended June 30, 2007 and 2006.  Home Federal Bancorp's effective tax rate was 33.9% for both fiscal 2007 and 2006.

First Louisiana Bancshares

Table 19 sets forth certain average balance and yield information relating to First Louisiana Bancshares at and for the periods indicated.  The average yields and costs are derived by dividing income or expense by the daily average balance of assets or liabilities, respectively, for the periods presented.  Table 20 reflects the sensitivity of the First Louisiana Bancshares’ interest income and interest expense to changes in volume and in prevailing interest rates during the periods indicated.

Feldman Financial Advisors, Inc.

Table 19
Average Balances and Yields – First Louisiana Bancshares
For the Years Ended June 30, 2006 to 2007
(Dollars in Thousands)

		Year Ended December 31,
		2007			2006
	Yield/Rate	Average		Average	Average		Average
	at December 31, 2007	Balance	Interest	Yield/Rate	Balance	Interest	Yield/Rate
Interest-earning assets:
Loans receivable	8.40%	$84,232	$7,554	8.97%	$77,259	$6,777	8.77%
Investment securities	4.70	19,731	871	4.11	19,571	800	4.09
Interest-earning deposits	2.66	115	5	4.35	288	10	3.47
Total interest-earning assets	7.47%	104,078	8,430	8.10%	97,118	7,587	7.81%
Non-interest-earning assets		12,981			13,086
Total assets		$117,059			$110,204

Interest-bearing liabilities:
Interest-bearing demand accounts	2.32%	$22,595	503	2.23%	$22,398	411	1.83%
Savings accounts	1.75	7,204	126	1.75	8,529	129	1.51
Certificate accounts	4.58	35,571	1,582	4.45	29,220	1,109	3.80
Total interest-bearing deposits	3.50	$65,370	2,211	3.38	$60,147	1,649	2.74
Federal funds purchased	4.50	228	13	5.70	134	9	6.72
FHLB advances	4.50	12,579	548	4.36	10,087	339	3.36
Securities sold under agreement to repurchase	2.84	735	27	3.67	1,054	37	3.51
Other borrowings					1,738	137	7.88
Subordinated debt	6.79	4,124	302	7.32	1,173	83	7.16
Total interest-bearing liabilities	3.82%	83,036	3,101	3.73%	74,333	2,254	3.03%
Non-interest-earning liabilities		23,125			25,996
Total liabilities		106,161			100,329
Total stockholders' equity		10,898			9,875
Total liabilities and equity		$117,059			$110,204
Net interest-earning assets		$21,042			$22,785
Net interest income; average interest rate spread			$5,329	4.37%		$5,333	4.78%
Net interest margin				5.12%			5.49%
Average interest-earning assets to average interest-bearing liabilities				125.34%			130.65%

Source:  First Louisiana Bancshares; preliminary prospectus

Table 20 describes the extent to which changes in interest rates and changes in volume of interest-related assets and liabilities have affected First Louisiana Bancshares’ interest income and interest expense during the periods indicated.  For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to (1) changes in volume (change in volume multiplied by prior year rate), (2) changes in rate (change in rate multiplied by current year volume), and (3) total change in rate and volume.  The combined effect of changes in both rate and volume has been allocated proportionately to the change due to rate and the change due to volume.

Feldman Financial Advisors, Inc.

Table 20
Rate/Volume Analysis – First Louisiana Bancshares

	Year Ended December 31,
	2007 vs 2006
	Increase (Decrease)		Total
	Due to		Increase
	Rate	Volume	(Decrease)
Interest income:
Loans receivable, net	$165	$612	$777
Investment securities	64	7	71
Interest-earning deposits	1	(6)	(5)
Total interest-earning assets	231	612	843

Interest expense:
Interest-bearing demand accounts	88	4	92
Savings accouts	17	(20)	(3)
Certificate accounts	232	241	473
Total interest-bearing deposits	337	225	562
Fed funds purchased	(2)	6	4
FHLB advances	125	84	209
Securities sold under agreement to repurchase	1	(11)	(10)
Other borrowings	0	(137)	(137)
Subordinated debentures	7	211	218
Total interest-bearing liabilities	468	378	846
(Decrease) Increase in net interest income	$(237)	$234	$(3)

Source:  First Louisiana Bancshares, preliminary prospectus.

Comparison of Operating Results for the Year Ended December 31, 2007 and December 31, 2006

Net income.  For the year ended December 31, 2007, net income amounted to $818,000, compared to $1.1 million for the year ended December 31, 2006, a decrease of $240,000, or 22.7%.  The decrease was primarily attributable to a decrease in non-interest income from 2006, which was partially offset in 2007 by decreases in provisions for loans losses and income tax expense.

Feldman Financial Advisors, Inc.

Net Interest Income.  Net interest income of $5.3 million was relatively unchanged for the year ended December 31, 2007 compared to the year ended December 31, 2006.  Interest income increased $843,000, or 11.1%, which was offset by a corresponding increase in interest expense of $847,000, or 37.6%, for fiscal 2007 compared to fiscal 2006.

First Louisiana Bancshares’s average interest rate spread was 4.37% for the year ended December 31, 2007 compared to 4.78% for the year ended December 31, 2006.  First Louisiana Bancshares’ net interest margin was 5.12% for the year ended December 31, 2007 compared to 5.49% for the year ended December 31, 2006.  The decreases in the average interest rate spread and net interest margin are attributable primarily to the increase in interest expense on interest-bearing liabilities and average cost associated with deposits and advances from the Federal Home Loan Bank.  The average rate paid on interest-bearing liabilities increased 70 basis points from 3.03% for the year ended December 31, 2006 to 3.73% for the year ended December 31, 2007 while the average yield earned on interest-earning assets only increased 29 basis points from 7.81% for the year ended December 31, 2006 to 8.10% for the year ended December 31, 2007.

Provision for Losses on Loans.  Based on an analysis of historical experience, the volume and type of lending conducted by First Louisiana Bank, the status of past due principal and interest payments, general economic conditions, particularly as such conditions relate to First Louisiana Bank’s market area and other factors related to the collectibility of First Louisiana Bank’s loan portfolio.  First Louisiana Bank made a provision for loan losses of $703,000 during the year ended December 31, 2007, compared to $983,000 for the year ended December 31, 2006.  First Louisiana Bank’s allowance for loan losses was $891,000, or 1.04% of total loans, at December 31, 2007 compared to $1.1 million, or 1.32%, of total loans at December 31, 2006.

Feldman Financial Advisors, Inc.

Non-interest Income.  Total non-interest income amounted to $1.1 million for the year ended December 31, 2007, compared to $1.6 million for the year ended December 31, 2006, a decrease of $471,000 or 29.9%.  The decrease was primarily due to the sale of vacant land by First Louisiana Bank in fiscal 2006 for a gain of $356,000.

Non-interest Expense.  Total non-interest expense increased $241,000, or 5.5%, for the year ended December 31, 2007 compared to the prior year.  The increase was primarily due to an increase of $225,000, or 10.4%, in salaries and personnel expense.  The increase in salaries and personnel expenses was a result of a combination of items, including normal compensation increases, an increase in number of First Louisiana Bank employees, and increases in cost of employee health benefits.  Professional services and fees increased by $38,000 or 7.7%.  The increase was primarily due to a $30,000 increase in FDIC insurance assessments.  Capital stock taxes increased by $27,000 or 14.3%, which was due to the increase in equity.

Provision for Income Tax Expense.  Income taxes amounted to $291,000 and $488,000 for the years ended December 31, 2007 and 2006, respectively, resulting in effective tax rates of 26.2% and 31.6%, respectively.

Pro Forma Income Statement Impact of Acquisition of First Louisiana Bancshares

The pro forma income statement impact of the First Louisiana acquisition is shown in Table 21 for the six months ending December 31, 2007 and Table 22 for the twelve-month period ended June 30, 2007.  This analysis does not take into consideration the proceeds from the Conversion.

Feldman Financial Advisors, Inc.

Table 21
Pro Forma Income Statement
For the Six Months Ended December 31, 2007

				Home
	Home	First		Federal
	Federal	Louisiana	Merger	Bancorp
	Bancorp	Bancshares	Adjust-	Pro Forma
	Historical	Historical	ments(1)	Consolidated

Interest income	$3,506	$4,377	$-	$7,883
Interest expense	(1,967)	(1,696)	15	(3,649)
Net interest income	1,539	2,681	15	4,235
Provision for loan losses	-	(368)	-	(368)
Net interest income after provision for loan losses	1,539	2,313	15	3,867
Noninterest income	120	556	-	676
Noninterest expense	(1,262)	(2,402)	(153)	(3,817)
Income before income taxes	397	467	15	763
Income tax expense	(134)	(140)	34	(240)
Net income	$263	$327	$(67)	$523

Source:  Home Federal Bancorp; First Louisiana Bancshares; preliminary prospectus.

Table 22
Pro Forma Income Statement
For the Twelve Months Ended June 30, 2007

				Home
	Home	First		Federal
	Federal	Louisiana	Merger	Bancorp
	Bancorp	Bancshares	Adjust-	Pro Forma
	Historical	Historical	ments(1)	Consolidated

Interest income	$6,590	$7,948	$139	$14,677
Interest expense	(3,448)	(2,667)	(35)	(6,150)
Net interest income	3,142	5,281	103	8,526
Provision for loan losses	(1)	(1,001)	-	(1,002)
Net interest income after provision for loan losses	3,141	4,280	103	7,524
Noninterest income	240	1,509	-	1,749
Noninterest expense	(2,417)	(4,414)	(306)	(7,137)
Income before income taxes	964	1,375	(202)	2,137
Income tax expense	(327)	(330)	69	(588)
Net income	$637	$1,045	$(133)	$1,549

Source:  Home Federal Bancorp; First Louisiana Bancshares; preliminary prospectus.

Feldman Financial Advisors, Inc.

Interest Rate Risk Management

Because the majority of the Company’s assets and liabilities are sensitive to changes in interest rates, a significant form of market risk for the Company is interest rate risk, or changes in interest rates.

Home Federal Bancorp's ability to maintain net interest income depends upon the ability to earn a higher yield on interest-earning assets than the rates paid on deposits and borrowings.  Home Federal Bancorp's interest-earning assets consist primarily of securities available-for-sale and long-term residential mortgage loans, which have fixed rates of interest.  Consequently, the ability to maintain a positive spread between the interest earned on assets and the interest paid on deposits and borrowings can be adversely affected when market rates of interest rise.

Although long-term, fixed-rate mortgage loans made up a significant portion of the loan portfolio at December 31, 2007, the Company sold a substantial amount of these loans and maintained a significant portfolio of securities available-for-sale during the past few years in order to better position Home Federal Bancorp for a rising rate environment.  At December 31, 2007 and 2006, securities available-for-sale amounted to $81.2 million and $83.8 million, respectively, or 63.4% and 70.5%, respectively, of total assets at such dates.  Although this asset/liability management strategy has adversely impacted short-term net income, it provides greater flexibility to reinvest such assets in higher-yielding single-family, consumer and commercial business loans in a rising interest rate environment.

Home Federal Bancorp’s fixed-rate loans generally are profitable if interest rates are stable or declining since these loans have yields that exceed the cost of funds.  If interest rates increase, however, the Company would have to pay more on deposits and new borrowings, which would adversely affect the interest rate spread.  In order to counter the potential effects of dramatic increases in market rates of interest, the Company has underwritten mortgage loans to allow for their sale in the secondary market.  Total loan originations amounted to $10.5 million and $7.5 million for six months ended December 31, 2007 and 2006, respectively, while loans sold amounted to $9.4 million and $4.8 million during the same respective periods.

Feldman Financial Advisors, Inc.

More significantly, Home Federal Bancorp has invested excess funds from loan payments and prepayments and loan sales in investment securities classified as available for sale.  As a result, Home Federal Bancorp is not as susceptible to rising interest rates as it would be if its interest-earning assets were primarily comprised of long-term fixed rate mortgage loans.

With respect to its floating or adjustable rate loans, Home Federal Bancorp writes interest rate floors and caps into such loan documents.  Interest rate floors limit our interest rate risk by limiting potential decreases in the interest yield on an adjustable rate loan to a certain level.  As a result, the Company receives a minimum yield even if rates decline farther and the interest rate on the particular loan would otherwise adjust to a lower amount.  Conversely, interest rate ceilings limit the amount by which the yield on an adjustable rate loan may increase to no more than six percentage points over the rate at the time of origination.  Finally, Home Federal Bancorp intends to place a greater emphasis on shorter-term consumer loans and commercial business loans in the future.

The Office of Thrift Supervision provides a quarterly report on the potential impact of interest rate changes upon the market value of portfolio equity.  Management reviews the quarterly reports from the Office of Thrift Supervision, which show the impact of changing interest rates on net portfolio value.  Net portfolio value is the difference between incoming and outgoing discounted cash flows from assets, liabilities, and off-balance sheet contracts.

Feldman Financial Advisors, Inc.

Interest rate sensitivity is monitored by management through the use of a model that internally generates estimates of the change in the net portfolio value ("NPV") over a range of interest rate scenarios.  NPV is the present value of expected cash flows from assets, liabilities, and off-balance sheet contracts.  The NPV ratio, under any interest rate scenario, is defined as the NPV in that scenario divided by the market value of assets in the same scenario.

Table 23 presents the Bank’s net portfolio value as of December 31, 2007.  The net portfolio values shown in this table was calculated by the Office of Thrift Supervision, based on information provided by the Bank.

As shown in Table 23, a rising interest rate scenario of 100 basis points would have a negative effect on the Company’s NPV.  Under this scenario, NPV would decrease by $2.6 million or by 9.06% with a resulting NPV ratio of 20.30% of assets.  In the event of a 200 basis point increase in interest rates, NPV would experience a 19% decrease with a resulting NPV ratio of 18.67%.  A downward movement in market rates by 100 basis points would result in a positive impact on NPV of 6.26% as the Company’s NPV ratio measures 22.43% under this declining rate scenario.

Table 23
Interest Rate Risk Analysis – Home Federal Bancorp
Net Portfolio Value

					NPV as % of
Change in Rates	Net Portfolio Value				PV of Assets
(bp)	Amount	$ Change	% Change		NPV Ratio	Change
	(Dollars in Thousands)
300	$19,908	$(8,321)	(29.48	) %	16.87%	(4.77	) %
200	22,824	(5,403)	(19.14)		18.67	(2.97)
100	25,669	(2,558)	(9.06)		20.30	(1.34)
0	28,227	--	--		21.64	--
(100)	29,995	1,768	6.26		22.43	0.79
(200)	30,635	2,408	8.53		22.53	0.89

Source:  Home Federal Bancorp, preliminary prospectus.

Feldman Financial Advisors, Inc.

Asset Quality

Home Federal Bancorp

Table 24 provides information regarding the Company’s non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due and real estate owned).  Tables 19 and 20 detail the Company’s allowance for loan loss reserves and the allocation of the reserve among loan types for the periods ending June 30, 2003 to 2007 an at December 31, 2007.

At December 31, 2007, the allowance for loan losses totaled $235,000, non-performing loans (“NPLs”) totaled $19,000 million, and the ratio of allowance for loan losses to loans outstanding was 0.84%.  The Company’s overall asset quality has remained excellent over the recent years.  As of December 31, 2007, NPLs measured 0.07% of total loans and 0.04% of total assets.

Loans are placed on non-accrual status when management believes the probability of collection of interest is doubtful.  When a loan is placed on non-accrual status, previously accrued but unpaid interest is deducted from interest income.  The Company generally discontinues the accrual of interest income when the loan becomes 90 days past due as to principal or interest unless the credit is well secured and believes it will fully collect.

Real estate and other assets acquired as a result of foreclosure or by deed-in-lieu of foreclosure are classified as real estate owned until sold.  The Company did not have any real estate owned at December 31, 2007 or 2006.

Feldman Financial Advisors, Inc.

Table 24
Non-performing Asset Summary – Home Federal Bancorp
As of June 30, 2003 to June 30, 2007, and at December 31, 2007
(Dollars in Thousands)

	December 31,	June 30,
	2007	2007	2006	2005	2004	2003
Non-accruing loans:
One- to four-family residential	$19	$116	$0	$0	$0	$0
Other mortgage	--	--	--	--	--	--
Consumer	--	--	--	--	--	--
Total non-accruing loans	$19	$116	$0	$0	$0	$0

Accruing loans more than 90 days of more past due:
One - to four-family residential	$0	$0	$1	$0	$0	$70
Other mortgage	--	--	--	--	--	--
Consumer	--	--	--	--	--	--
Total accruing loans more than 90 days of more past due	--	--	1	--	--	70
Total non-performing loans	$19	$0	$1	$0	$0	$70
Real estate owned, net	33	0	0	0	0	0
Total non-performing assets	$52	$0	$1	$0	$0	$70

Total non-performing loans as a percent of loans, net	0.07%	0.46%	NM %	-%	-%	0.22%
Total non-performing assets as a percent of total assets	0.04%	0.10%	NM %	-%	-%	0.07%

Source:  Home Federal Bancorp; preliminary prospectus.

Federal regulations require that each insured savings institution classify its assets on a regular basis.  In addition, in connection with examinations of insured institutions, federal examiners have authority to identify problem assets and, if appropriate, classify them.  There are three classifications for problem assets: "substandard," "doubtful" and "loss.”  Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected.  Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a higher possibility of loss.  An asset classified loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted.  Another category designated "special mention" also must be established and maintained for assets which do not currently expose an insured institution to a sufficient degree of risk to warrant classification as substandard, doubtful or loss.  Assets classified as substandard or doubtful require the institution to establish general allowances for loan losses.  If an asset or portion thereof is classified as loss, the insured institution must either establish specific allowances for loan losses in the amount of 100% of the portion of the asset classified loss, or charge-off such amount.  General loss allowances established to cover possible losses related to assets classified substandard or doubtful may be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses do not qualify as regulatory capital.  Federal examiners may disagree with an insured institution's classifications and amounts reserved.  Assets classified as substandard at December 31, 2007 amounted to $19,000.

Feldman Financial Advisors, Inc.

At December 31, 2007, the allowance for loan losses amounted to $235,000.  The allowance for loan losses is maintained at a level believed, to the best of knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date.  The level of allowance for loan losses is based on a periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing conditions.

Table 25 shows changes in the allowance for loan losses during the periods presented.  The Company did not have any charge-offs or recoveries during the six months ended December 31, 2007 and 2006 and fiscal 2006, 2005, 2004 and 2003.  During fiscal year 2007, one consumer loan with a balance of $1,000 was charged off directly to the provision for bad debt expense.

Feldman Financial Advisors, Inc.

Table 25
Allowance for Loan Losses Summary – Home Federal Bancorp
As of June 30, 2003 to June 30, 2007, and at December 31, 2007
(Dollars in Thousands)

	Six Months Ended
	December 31,			At or For the Year Ended June 30,
	2007		2006	2007	2006		2005	2004		2003

Total loans outstanding at end of period	$28,113		$23,140	$25,540	$21,202		$23,960	$23,122		$34,447
Average loans outstanding	28,407		21,860	23,680	20,141		22,973	27,277		43,912

Allowance for loan losses, beginning of period	235		235	235	235		235	235		709
Provision for losses	--		--	1	--		--	--		(474)
Charge-offs	--		--	(1)	--		--	--		--
Allowance for loan losses, end of period	235		235	235	235		235	235		235

Allowance for loan losses as a percent of non-performing loans	NM	%	164.33%	202.59%	NM	%	--%	NM	%	335.71%
Allowance for loan losses as a percent of loans outstanding	0.84%		1.02%	0.92%	1.11%		0.98%	1.02%		0.68%

Source:  Home Federal Bancorp; preliminary prospectus.

Table 26 shows how the allowance for loan losses is allocated by type of loan at each of the dates indicated.

Feldman Financial Advisors, Inc.

Table 26
Allocation of Allowance for Loan Losses – Home Federal Bancorp
As of June 30, 2003 to June 30, 2007, and at December 31, 2007
(Dollars in Thousands)

			June 30,
	December 31, 2007		2007		2006		2005		2004		2003
		Loan		Loan		Loan		Loan		Loan		Loan
		Category		Category		Category		Category		Category		Category
	Amount	as a %	Amount	as a %	Amount	as a %	Amount	as a %	Amount	as a %	Amount	as a %
	of	of Total	of	of Total	of	of Total	of	of Total	of	of Total	of	of Total
	Allowance	Loans	Allowance	Loans	Allowance	Loans	Allowance	Loans	Allowance	Loans	Allowance	Loans

One- to four-family residential	$235	67.64%	$235	65.27%	$235	64.72%	$235	80.79%	$235	90.78%	$235	95.58%
Other mortgage	--	12.87	--	14.29	--	14.92	--	3.5	--	0.44	--	0.36
Consumer	--	19.49	--	20.44	--	20.36	--	15.71	--	8.78	--	6.06
Total	$235	100.00%	$235	100.00%	$235	100.00%	$235	100.00%	$235	100.00%	$235	102.00%

Source:  Home Federal Bancorp, preliminary prospectus.

Feldman Financial Advisors, Inc.

First Louisiana Bancshares

At December 31, 2007, First Louisiana Bancshares had non-performing loans of $318,000, which amounted to 0.37% of net loans.  At such date, it also had $2.3 million of other real estate owned, resulting in total non-performing assets of $2.6 million or 2.13% of total assets.  Other real estate owned consists of five commercial properties and two residential properties.

Table 27 shows the amounts of First Louisiana Bancshares’s non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due and real estate owned) at the dates indicated.  Troubled debt restructurings totaled $1.7 million at December 31, 2007 and $2.2 million at December 31, 2006.  Assets classified as substandard at December 31, 2007 amounted to $589,000.

Table 27
Non-performing Asset Summary – First Louisiana Bancshares
As of December 31, 2006 and 2007
(Dollars in Thousands)

	December 31,
	2007	2006

Non-accruing loans:
Commercial real estate	$159	$1,915
Residential real estate	0	0
Commercial and industrial	149	200
Consumer	10	28
Total non-accruing loans	318	2,143

Accruing loans 90 days or more past due:
Commercial real estate	0	0
Residential real estate	0	0
Commercial and industrial	0	0
Consumer	___0	____0
Total accruing loans 90 days or more past due	0	0
Total non-performing loans(1)	318	2,143
Real estate owned, net	2,302	1,123
Other Repossessed Assets	0	46
Total non-performing assets	$2,620	$3,312
Total non-performing loans as a percent of loans, net	0.37%	2.67%
Total non-performing assets as a percent of total assets	2.13%	2.90%

Source:  First Louisiana Bancshares; preliminary prospectus.

Feldman Financial Advisors, Inc.

At December 31, 2007, the allowance for loan losses amounted to $891,000.  The allowance for loan losses is maintained at a level believed, to the best of management’s knowledge, to cover all known and inherent losses in the portfolio both probable and reasonable to estimate at each reporting date.  The level of allowance for loan losses is based on a periodic review of the collectibility of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing conditions.  First Louisiana Bank is primarily engaged in lending to small and mid-sized businesses and professionals.  Management considers the deficiencies of all classified loans in determining the amount of allowance for loan losses required at each reporting date.  Management analyzes the probability of the correction of the substandard loans' weaknesses and the extent of any known or inherent losses that might be sustained on them.  Table 28 shows changes in the allowance for loan losses during the periods presented.

Table 28
Allowance for Loan Losses Summary – First Louisiana Bancshares
As of December 31, 2006 and 2007
(Dollars in Thousands)

	At or For the Year Ended
	December 31,
	2007	2006

Total loans outstanding at end of period	$85,442	$80,221
Average loans outstanding

Allowance for loan losses, beginning of period	1,058	1,047
Provision for loan losses	703	983
Charge-offs	(960)	(1,047)
Recoveries	91	75
Allowance for loan losses, end of period	$891	$1,058

Allowance for loan losses as a percent of non-performing loans	280.19%	49.37%
Allowance for loan losses as a percent of loans outstanding	1.04%	1.32%

Source:  First Louisiana Bancshares; preliminary prospectus.

Feldman Financial Advisors, Inc.

Market Area

The Company is headquartered in Shreveport, Louisiana, and operates three retail banking offices in the city.  Shreveport is the largest city in the Parish of Caddo and the third largest city in the state of Louisiana.  The Bank’s principal lending and savings market area covers the parishes of Caddo and Bossier.  The Bank’s market can be described as stable to slightly expanding in regards to the local economy.

The primary business of the Bank of attracting deposits and making loans is primarily conducted within its market area.  A downturn in the local economy could reduce the amount of funds available for deposit and the ability of borrowers to repay their loans.

The Company operates in a market area with a high concentration of banking and financial institutions, and faces substantial competition in attracting deposits and in originating loans.  A number of competitors are significantly larger institutions with greater financial and managerial resources and lending limits.  The Company’s ability to compete successfully is a significant factor affecting growth potential and profitability.

Table 29 displays selected demographic data for the United States, the state of Louisiana, the parishes of Caddo and Bossier and the city of Shreveport.  Table 30 displays employment data by industry for the Shreveport-Bossier City MSA and Table 31 details the fifteen largest public and private employers in the parishes of Caddo and Bossier.

As detailed in Table 31, the local economy is primarily dependent upon three sectors:  the military through Barksdale Air Force base, health care and gaming.  The market is also home to a General Motors assembly plant.

Feldman Financial Advisors, Inc.

Demographic data for the parishes of Caddo and the city of Shreveport generally follow the comparable demographic data for Louisiana, which is generally lower than the figures for the United States, while the data for the Bossier Parish is generally higher that data for the state of Louisiana, but still behind figures for the United States.  The median household income for Caddo Parish was estimated at $35,251 and $33,964 for the city of Shreveport in 2007, trailing the state median household income level of $37,186 and the median household income level of $53,154 for the United States.  In comparison, the median household income for Bossier Parish was $44,596 for 2007.

Feldman Financial Advisors, Inc.

Table 29
Selected Demographic Data
United States, State of Louisiana, Caddo Parish, Bossier Parish, City of Shreveport

	United	State of	Caddo	Bossier	City of
	States	Louisiana	Parish	Parish	Shreveport

Total Population
2007 - Current	306,438,230	4,385,281	257,726	110,186	200,925
% Change 2000-07	8.9%	-1.9%	2.0%	12.1%	0.4%
% Change 2007-12	6.3%	3.8%	1.6%	7.9%	0.8%

Age Distribution, 2007
0 - 14 Age Group	21.4%	20.9%	20.2%	21.6%	20.6%
15 -34 Age Group	28.1%	28.5%	28.3%	28.3%	29.0%
35 -54 Age Group	29.4%	28.3%	27.0%	29.0%	26.3%
55+ Age Group	21.1%	22.3%	24.5%	21.2%	24.1%
Median Age (years)	36.7	35.5	36.3	35.1	35.3

Total Households
2007 - Current	115,337,039	1,645,507	101,081	42,107	79,860
% Change 2000-07	9.3%	-0.6%	3.2%	15.0%	1.5%
% Change 2007-12	6.5%	4.6%	2.2%	9.0%	1.5%

Median Household Net Worth	$105,518	$48,473	$51,809	$61,278	$48,221

Average Household Income
2007 - Current	$73,126	$51,812	$51,812	$56,261	$50,380
% Change 2000-07	29.1%	15.6%	14.7%	17.7%	13.3%
% Change 2007-12	21.3%	12.6%	11.4%	13.4%	11.0%

Median Household Income
2007 - Current	$53,154	$37,186	$35,251	$44,596	$33,964
% Change 2000-07	26.1%	13.3%	11.6%	13.8%	11.2%
% Change 2007-12	17.6%	9.7%	8.4%	9.2%	8.5%

Per Capita Income
2007 - Current	$27,916	$19,796	$20,659	$21,735	$20,339
% Change 2000-07	29.3%	17.1%	15.8%	20.0%	14.5%
% Change 2007-12	21.3%	13.3%	12.0%	14.4%	11.7%

Source:  SNL Financial and ESRI.

Feldman Financial Advisors, Inc.

Table 30
Employment by Industry for the Shreveport-Bossier City MSA
As of 2005

	Shreveport-
	Bossier City
Industry	MSA	U.S.

Services	40.8%	40.4%
Government	19.8	16.7
Trade, Transportation and Utilities	19.3	19.8
Manufacturing	8.2	10.9
Finance, Insurance and Real Estate	4.4	6.3
Construction	5.5	5.5
Mining	2.0	0.4
Total	100.0%	100.0%

     Source: Louisiana and U.S. Department of Labor

Table 31
Largest Employers in Caddo and Bossier Parishes

		Type of	Number of
Rank	Employer	Business	Employees	Parish

1	Barksdale Air Force Base	Military	9,423	Bossier
2	Caddo Parish School Board	School system	6,289	Caddo
3	LSU Health Sciences Center	Health Care	5,902	Caddo
4	Willis Knighton Health Systems	Health Care	4,306	Caddo
5	Harrah's Horshoe Casino & Hotel/Louisiana Downs	Gaming	3,332	Bossier
6	General Motors	Truck Assembly	3,002	Caddo
7	City of Shreveport	Government	2,657	Caddo
8	Bossier Parish School Board	School system	2,633	Bossier
9	Christus Schumpert Health System	Health Care	2,074	Caddo
10	U.S. Support Company	Call Center	1,952	Caddo
11	Eldorado	Gaming	1,469	Caddo
12	Sam's Town Hotel and Casino	Gaming	1,364	Caddo
13	Overton Brooks VA Medical Center	Health Care	1,238	Caddo
14	Diamond Jacks Casino	Gaming	1,056	Bossier
15	Red River Sanitors, Inc.	Janitorial Service	970	Caddo
Source: Greater Shreveport Chamber of Commerce Major Employers Directory 2006-2007

Feldman Financial Advisors, Inc.

Tables 32 through 35 detail the deposit market data for all commercial banks and thrift institutions with offices in the cities of Shreveport and Bossier, and the parishes of Caddo and Bossier.  Based on deposit data as of June 30, 2007 and adjusted for any subsequent merger transactions, including the acquisition of First Louisiana, the Company ranked 5th among the financial institutions operating in both the city of Shreveport and the Parish of Caddo, while ranking 10th in the Parish of Bossier.  As of such date, the Company had pro forma total deposits of $151.3 million in the Parish of Caddo, which reflected a 4.6% market share based on the parish’s total deposits of $3.3 billion.  Three large regional commercial banks occupied the top three market share rankings of deposits in the Parish.  Regions Financial Corporation, Capital One Financial Corporation, and JPMorgan Chase Corporation held market shares of 27.3%, 26.7% and 21.5%, respectively.

Feldman Financial Advisors, Inc.

Table 32
Deposit Market Share for the City of Shreveport
Data as of June 30, 2007
(adjusted for pending and completed mergers)

Shreveport, LA
				2007			2006
Rank				Number of	Total	Market	Total	Market
2007	2006	Institution (ST)	Type	Branches	Deposits	Share	Deposits	Share

1	1	Regions Financial Corp. (AL)	Bank	13	905,758	28.44	960,088	30.31
2	2	Capital One Financial Corp. (VA)	Bank	15	883,194	27.74	903,187	28.51
3	3	JPMorgan Chase & Co. (NY)	Bank	12	712,906	22.39	689,146	21.76
4	4	BancorpSouth Inc. (MS)	Bank	6	262,558	8.25	255,101	8.05
5	6	Home Fedl Bncp Inc., LA (MHC) (LA)	Thrift	3	80,663	2.53	74,129	2.34
6	7	First LA Bancshares Inc. (LA)	Bank	2	70,641	2.22	66,500	2.10
7	5	IBERIABANK Corp. (LA)	Bank	1	55,384	1.74	78,942	2.49
8	8	Mansfield Bancshares Inc. (LA)	Bank	3	45,566	1.43	46,851	1.48
9	9	Citizens National Bancshares (LA)	Bank	3	45,404	1.43	39,167	1.24
10	NA	Business First Bancshares Inc. (LA)	Bank	1	44,137	1.39	NA	NA
11	10	Ouachita Bancshares Corp. (LA)	Bank	2	35,988	1.13	29,263	0.92
12	12	Red River Bancshares Inc. (LA)	Bank	4	22,294	0.70	5,552	0.18
13	11	C B & T Bancshares Inc. (LA)	Bank	1	13,861	0.44	14,653	0.46
14	13	Tri-State Bancshares Inc. (LA)	Bank	1	5,675	0.18	4,986	0.16
15	14	Progressive NB DeSoto Parish (LA)	Bank	1	316	0.01	0	0.00
		Total For Institutions In Market		68	3,184,345	100.00	3,167,565	100.00

Source:  SNL Financial.

Table 33
Deposit Market Share for the City of Bossier
Data as of June 30, 2007
(adjusted for pending and completed mergers)

Bossier City, LA
				2007			2006
Rank				Number of	Total	Market	Total	Market
2007	2006	Institution (ST)	Type	Branches	Deposits	Share	Deposits	Share

1	2	JPMorgan Chase & Co. (NY)	Bank	4	196,812	26.58	183,768	25.88
2	1	Capital One Financial Corp. (VA)	Bank	3	176,949	23.90	190,816	26.87
3	3	Citizens National Bancshares (LA)	Bank	3	172,643	23.31	164,014	23.09
4	4	Regions Financial Corp. (AL)	Bank	3	134,075	18.11	121,954	17.17
5	7	Ouachita Bancshares Corp. (LA)	Bank	1	21,207	2.86	11,393	1.60
6	6	BancorpSouth Inc. (MS)	Bank	1	18,485	2.50	14,437	2.03
7	5	First LA Bancshares Inc. (LA)	Bank	1	16,673	2.25	20,626	2.90
8	8	Mansfield Bancshares Inc. (LA)	Bank	1	3,665	0.49	3,189	0.45
		Total For Institutions In Market		17	740,509	100.00	710,197	100.00

Source:  SNL Financial.

Feldman Financial Advisors, Inc.

Table 34
Deposit Market Share for the Parish of Caddo
Data as of June 30, 2007
(adjusted for pending and completed mergers)

Caddo, LA (Parish)
				2007			2006
Rank				Number of	Total	Market	Total	Market
2007	2006	Institution (ST)	Type	Branches	Deposits	Share	Deposits	Share

1	1	Regions Financial Corp. (AL)	Bank	13	905,758	27.33	960,088	29.21
2	2	Capital One Financial Corp. (VA)	Bank	15	883,194	26.65	903,187	27.48
3	3	JPMorgan Chase & Co. (NY)	Bank	12	712,906	21.51	689,146	20.97
4	4	BancorpSouth Inc. (MS)	Bank	6	262,558	7.92	255,101	7.76
5	7	Home Fedl Bncp Inc., LA (MHC) (LA)	Thrift	3	80,663	2.43	74,129	2.26
6	6	C B & T Bancshares Inc. (LA)	Bank	2	79,974	2.41	75,359	2.29
7	8	First LA Bancshares Inc. (LA)	Bank	2	70,641	2.13	66,500	2.02
8	5	IBERIABANK Corp. (LA)	Bank	1	55,384	1.67	78,942	2.40
9	9	Mansfield Bancshares Inc. (LA)	Bank	3	45,566	1.37	46,851	1.43
10	10	Citizens National Bancshares (LA)	Bank	3	45,404	1.37	39,167	1.19
11	NA	Business First Bancshares Inc. (LA)	Bank	1	44,137	1.33	NA	NA
12	11	First Guaranty Bancshares Inc. (LA)	Bank	2	41,793	1.26	37,839	1.15
13	12	Ouachita Bancshares Corp. (LA)	Bank	2	35,988	1.09	29,263	0.89
14	13	PSB Financial Corporation (LA)	Bank	1	22,349	0.67	20,247	0.62
15	14	Red River Bancshares Inc. (LA)	Bank	4	22,294	0.67	5,552	0.17
16	15	Tri-State Bancshares Inc. (LA)	Bank	1	5,675	0.17	4,986	0.15
17	16	Progressive NB DeSoto Parish (LA)	Bank	1	316	0.01	0	0.00
		Total For Institutions In Market		72	3,314,600	100.00	3,286,357	100.00

Source:  SNL Financial.

Table 35
Deposit Market Share for the Parish of Bossier
Data as of June 30, 2007
(adjusted for pending and completed mergers)

Bossier, LA (Parish)
				2007			2006
Rank				Number of	Total	Market	Total	Market
2007	2006	Institution (ST)	Type	Branches	Deposits	Share	Deposits	Share

1	1	JPMorgan Chase & Co. (NY)	Bank	6	241,685	26.68	226,261	25.55
2	2	Capital One Financial Corp. (VA)	Bank	4	198,709	21.93	212,524	24.00
3	3	Citizens National Bancshares (LA)	Bank	3	172,643	19.06	164,014	18.52
4	4	Regions Financial Corp. (AL)	Bank	3	134,075	14.80	121,954	13.77
5	6	Northwest Bancshares Corp. (LA)	Bank	1	39,584	4.37	38,505	4.35
6	5	First Guaranty Bancshares Inc. (LA)	Bank	1	29,399	3.25	39,641	4.48
7	10	Ouachita Bancshares Corp. (LA)	Bank	1	21,207	2.34	11,393	1.29
8	7	Tri-State Bancshares Inc. (LA)	Bank	1	20,109	2.22	23,479	2.65
9	9	BancorpSouth Inc. (MS)	Bank	1	18,485	2.04	14,437	1.63
10	8	First LA Bancshares Inc. (LA)	Bank	1	16,673	1.84	20,626	2.33
11	11	Ctzns Bkshrs Springhill Inc. (LA)	Bank	1	9,721	1.07	9,509	1.07
12	12	Mansfield Bancshares Inc. (LA)	Bank	1	3,665	0.40	3,189	0.36
		Total For Institutions In Market		24	905,955	100.00	885,532	100.00

Source:  SNL Financial.

Feldman Financial Advisors, Inc.

Summary Outlook

Home Federal Bancorp is a small, local thrift whose earnings are constrained despite its high capital levels due to its limited level of loans and high concentration of investments on its balance sheet.  The Company has limited product offerings and generates very little new loans each year.  Due to this low level of lending, the Company’s net interest margin is small and the Company does not generate significant amounts of non-interest income to offset these low margins.

Through the acquisition of First Louisiana Bancshares and the Offering, this will allow the Company to expand its product offering, increase the level of the Company’s loan portfolio and improve the Company’s net interest margin.

Feldman Financial Advisors, Inc.

II.           COMPARISONS WITH PUBLICLY HELD THRIFTS

General Overview

The comparative market approach provides a sound basis for determining estimates of going-concern valuations where a regular and active market exists for the stocks of peer institutions.  The comparative market approach was utilized in determining the estimated pro forma market value of the Company because: (i) reliable market and financial data are readily available for comparable institutions; (ii) the comparative market method is required by the applicable regulatory guidelines; and (iii) other alternative valuation methods (such as income capitalization, liquidation analysis, or discounted cash flow) are unlikely to produce a valuation relevant to the future trading patterns of the related equity interest.  The generally employed valuation method in initial public offerings, where possible, is the comparative market approach, which also can be relied upon to determine pro forma market value in a thrift stock conversion.

The comparative market approach derives valuation benchmarks from the trading patterns of selected peer institutions that, due to certain factors such as financial performance and operating strategies, enable the appraiser to estimate the potential value of the subject institution in a stock conversion offering.  The pricing and trading history of recent initial public offerings and second-stage offerings of thrifts are also examined to provide evidence of the “new issue discount” or “marketability” that must be considered.  In Chapter II, our valuation analysis focuses on the selection and comparison of the Company with a comparable group of publicly traded thrift institutions (the “Comparative Group”).  Chapter III will detail any additional discounts or premiums that we believe are appropriate to the Company’s pro forma market value.

Feldman Financial Advisors, Inc.

Selection Criteria

Selected market price and financial performance data for all public thrifts are shown in Exhibit III.  The list excludes companies that are subject to being acquired under a pending transaction and companies that have a majority ownership interest controlled by a mutual holding company.  Several criteria, discussed below, were used to select the individual members of the Comparative Group from the overall universe of publicly held thrifts.

•
Operating characteristics – An institution's operating characteristics are the most important factors because they affect investors’ expected rates of return on a company’s stock under various business/economic scenarios, and they influence the market’s general perception of the quality and attractiveness of a given company.  Operating characteristics, which may vary in importance during the business cycle, include financial variables such as profitability, balance sheet growth, capitalization, asset quality, and other factors such as lines of business and management strategies.

•
Degree of marketability and liquidity – Marketability of a stock reflects the relative ease and promptness with which a security may be sold when desired, at a representative current price, without material concession in price merely because of the necessity of sale.  Marketability also connotes the existence of buying interest as well as selling interest and is usually indicated by trading volumes and the spread between the bid and asked price for a security.  Liquidity of the stock issue refers to the organized market exchange process whereby the security can be converted into cash.  We attempted to limit our selection to companies that have access to a regular trading market or price quotations.  We eliminated from the comparative group companies with market prices that were materially influenced by publicly announced or widely rumored acquisitions.  However, the expectation of continued industry consolidation is currently embedded in thrift equity valuations.

•
Geographic Location – The region of the country where a company operates is also of importance in selecting the comparative group.  The operating environment for thrift institutions varies from region to region with respect to business and economic environments, real estate market conditions, speculative takeover activity, and investment climates.  Economic and investor climates can also vary greatly within a region, particularly due to takeover activity.

Feldman Financial Advisors, Inc.

In determining the Comparative Group composition, we focused on the Company’s  location, corporate structure, asset size, profitability, and equity level.  As with any composition of a group of comparable companies, the selection criteria were broadened sufficiently to assemble a meaningful number of members for inclusion.  Specifically, we applied the following selection criteria:

•	Publicly traded thrift – stock-form thrift whose shares are traded on a major stock exchange, listed on NASDAQ or traded OTCBB or Pink Sheet.

•	Geographic – located in the Southwest, Southeast or Midwest regions of the United States.

•	Non-acquisition target – company is not subject to a pending acquisition.

•	Ownership profile – fully-converted thrifts (excludes mutual holding companies).

•	Current financial data – publicly reported financial data available as of December 31, 2007.

•	Asset size – total assets of between $100 million and $400 million.

•	Equity level – equity to assets greater than 7.00% as of December 31, 2007.

As a result of applying the above criteria, the screening process produced a reliable representation of publicly traded thrifts with operations comparable to those of the Company.  A general operating summary of the twelve members selected for the Comparative Group is presented in Table 36.  For comparative purposes, we have also included data for First Louisiana Bancshares.

The companies in the Comparative Group were drawn from across the southern and mid-western United States with five located in the Southwest region (three in Louisiana, one in Oklahoma and one from Texas), four from the Southeast (two from Tennessee and one from North Carolina), and three located in the Mid-west (all located in the state of Missouri).  The asset sizes of the selected companies range from $135.1 million at United Tennessee Bankshares, Inc. to $344.2 million at Jefferson Bancshares, Inc.  The median asset size of the Comparative Group was $176.2 million.

Feldman Financial Advisors, Inc.

While some differences inevitably may exist between the Company and the individual companies, we believe that the chosen Comparative Group as a whole provides a meaningful basis of financial comparison for valuation purposes.

Table 36
Comparative Group Operating Summary
As of December 31, 2007

				Initial	Total	Equity/
			No. of	Conversion	Assets	Assets
Company	City	State	Offices	Date	($000s)	(%)

Home Federal Bancorp	Shreveport	LA	3	01/21/05	128,084	23.77
First Louisiana Bancshares	Shreveport	LA	3	NA	123,092	9.13

CKF Bancorp, Inc.	Danville	KY	3	01/04/95	149,975	10.63
Coddle Creek Financial Corp.	Mooresville	NC	3	12/31/97	155,564	12.60
East Texas Financial Services, Inc.	Tyler	TX	3	01/10/95	213,005	10.43
First Bancshares, Inc.	Mountain Grove	MO	11	12/22/93	243,446	11.19
FPB Financial Corp.	Hammond	LA	1	07/01/99	166,722	7.24
GS Financial Corp.	Metairie	LA	5	04/01/97	185,671	15.21
Jefferson Bancshares, Inc.	Morristown	TN	5	07/02/03	344,152	21.22
Lexington B&L Financial Corp.	Lexington	MO	4	06/06/96	135,204	11.50
Liberty Bancorp, Inc.	Liberty	MO	6	07/24/06	339,112	14.07
Louisiana Bancorp, Inc.	Metairie	LA	3	07/10/07	270,999	33.16
Osage Bancshares, Inc.	Pawhuska	OK	2	01/18/07	136,770	25.79
United Tennessee Bankshares, Inc.	Newport	TN	3	01/05/98	135,113	10.22

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Recent Financial Comparisons

Table 37 summarizes certain key financial comparisons between the Company and the Comparative Group.  Tables 38 through 42 contain the detailed financial comparisons of the Company with the individual Comparative Group companies based on measures of profitability, income and expense components, yield-cost structure, capital levels, credit risk, balance sheet composition, and growth rates.  Financial data for the Company, the Comparative Group, and All Public Thrift aggregate were utilized as of or for the most recent available last twelve month (“LTM”) period ending December 31, 2007.

The Company’s LTM return on average assets (“ROAA”) was 0.46%, reflecting a profitability measure below the Comparative Group median of 0.57% and just below the All Public Thrift median of 0.49%.  First Louisiana reported an ROAA of 0.70%, which was higher than the median level for either the Comparative Group or the All Public Thrift Group.  The Company’s comparatively lower earnings level was attributable primarily to its comparatively lower net interest margin and higher efficiency ratio.  First Louisiana’s earnings benefited from having a higher net interest spread and a higher level of non-interest income, which offset its higher level on non-interest expense.  The Company’s LTM return on average equity at 1.92% also compared unfavorably to the Comparative Group median of 3.67% and the All Public Thrift median of 4.39%.  The Bank’s lower ROAA is attributable to the lower level of earnings exhibited by the Company and its much higher equity ratio.  First Louisiana reported an ROAE of 7.51%, which is above the ROAE reported by both the Comparative Group and the All Public Thrift group due to its higher level of earnings and a comparable equity base.

Feldman Financial Advisors, Inc.

Table 37
Key Financial Comparisons
Home Federal Bancorp and the Comparative Group
As of or for the Last Twelve Months Ended December 31, 2007

			Comparative	All Public
	Home	First	Group	Thrift
	Federal	Louisiana	Median	Median
Profitability (%)
LTM Return on Average Assets	0.46	0.70	0.57	0.47
LTM Return on Average Equity	1.92	7.51	3.67	4.46
Core Return on Average Assets	0.38	0.70	0.60	0.49
Core Return on Average Equity	1.57	7.51	3.89	4.13

Income and Expense (% of avg. assets)
Total Interest Income	5.59	7.15	6.05	5.95
Total Interest Expense	3.07	2.63	3.21	3.29
Net Interest Income	2.52	4.52	2.55	2.76
Provision for Loan Losses	0.00	0.60	0.04	0.11
Other Operating Income	0.04	0.94	0.48	0.54
Net Gains and Nonrecurring Income	0.14	-	0.00	0.03
General and Administrative Expense	1.99	3.96	2.46	2.57
Intangibles Amortization Expense	-	-	-	-
Nonrecurring Expense	-	-	-	-
Pre-tax Core Earnings	0.57	0.94	0.88	0.71
Efficiency Ratio	77.83	71.83	68.90	69.62

Yield-Cost Data (%)
Yield on Interest-earning Assets	5.78	7.73	6.74	6.36
Cost of Interest-bearing Liabilities	4.07	3.50	4.31	3.97
Net Interest Spread	1.71	4.23	2.42	2.55
Net Interest Margin	2.56	5.01	3.31	2.97

Asset Utilization (% of avg. total assets)
Avg. Interest-earning Assets	94.57	81.41	90.13	91.30
Avg. Interest-bearing Liabilities	75.54	65.49	89.56	80.20
Avg. Net Interest-earning Assets	19.03	15.92	8.70	9.63

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial

Feldman Financial Advisors, Inc.

Table 37 (continued)
Key Financial Comparisons
Home Federal Bancorp and the Comparative Group
As of or for the Last Twelve Months Ended December 31, 2007

			Comparative	All Public
	Home	First	Group	Thrift
	Federal	Louisiana	Median	Median
Balance Sheet Composition (% of total assets)
Cash and Securities	76.08	20.34	24.09	20.30
Loans Receivable, net	22.59	68.68	71.08	72.76
Real Estate	0.03	1.87	0.19	0.05
Intangible Assets	-	-	-	0.28
Other Assets	1.44	8.81	5.22	3.99
Total Deposits	63.23	75.40	70.53	66.89
Borrowed Funds	12.44	10.69	11.92	19.91
Other Liabilities	0.57	4.78	0.73	1.01
Total Equity	23.77	9.13	12.05	9.64

Loan Portfolio (% of total loans)
Residential Mortgage Loans	84.29	14.61	55.41	49.58
Other Real Estate Mortgage Loans	13.76	47.38	29.81	41.05
Non-mortgage Loans	1.95	38.01	8.17	9.37

Growth Rates (%)
Total Assets	3.14	9.23	5.77	4.22
Total Loans	24.63	6.80	8.36	5.67
Total Deposits	6.18	7.07	5.33	2.33

Regulatory Capital Ratios (%)
Tier 1 Leverage Ratio	21.95	10.88	10.98	8.69
Tier 1 Risk-based Capital	78.19	12.86	16.96	12.10
Total Risk-based Capital	78.85	13.72	18.41	12.83

Credit Risk Ratios (%)
Nonperforming Loans / Total Loans	0.07	2.22	0.49	0.66
Nonperforming Assets / Total Assets	0.04	3.42	0.66	0.56
Reserves / Total Loans	0.81	1.04	1.07	0.89
Reserves / Nonperforming Assets	451.92	21.20	108.80	89.22

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial

Feldman Financial Advisors, Inc.

The Company’s net interest income level of 2.52% relative to average assets was in-line with the Comparative Group median of 2.55% but below the All Public Thrift median of 2.76%.  First Louisiana reported a net interest income level of 4.52%, which was well above Comparative Group and All Public Thrift Group medians.   The Company’s lower level of net interest income production was attributable primarily to its higher concentration than the Comparative Group in cash and investment securities, which tend to have a lower yield than loans.  While First Louisiana’s level of cash and investment securities and loans as a percentage of total assets was similar to the Comparative Group and the All Public Thrift Group, First Louisiana benefited from having a higher concentration of commercial real estate and commercial business loans as a percentage of total loans, which generally carry a higher level of interest compared to residential mortgage loans.  The Company’s net interest spread of 1.71% was lower than the Comparative Group and All Public Thrift medians of 2.42% and 2.55%, respectively, while First Louisiana reported a net interest spread of 4.23%, which was well above the medians for both the Comparative Group and All Public Thrift Group.

The Company’s earning asset yield measured 5.78% and trailed the Comparative Group median of 6.74 and the All Public Thrift median of 6.36%.  First Louisiana’s earning asset yield measured 7.73% for the period.  The Company’s lower asset yield resulted from having a larger concentration of cash and securities as a percentage of total assets and a lower level of net loans as a percentage of total assets as compared to the Comparative Group.  First Louisiana’s higher asset yield benefited from a higher concentration of commercial real estate and commercial business loans as part of their balance sheet.  The Company’s ratio of net loans to total assets measured 22.6% compared to the Comparative Group median of 71.1% and the All Public Thrift Median of 72.8%.  First Louisiana’s level of loans to total assets measured 68.9% as of December 31, 2007, in-line with the Comparative and All Public Thrift groups.  The Company’s ratio of residential mortgages to total loans measured 84.3% as compared to medians of 55.4% for the Comparative Group and 49.6% for the All Public Thrift Group while First Louisiana was 14.6%, well below the Comparative and All Public Thrift Groups.  The Company’s cost of interest-bearing liabilities at 4.07% was less than the Comparative Group median cost of funds of 4.31% but above the All Public Thrift median of 3.97%.  First Louisiana reported a cost of interest-bearing liabilities of 3.50%, below the medians for the Comparative Group and the All Public Thrift Group.  The Company’s and First Louisiana’s level of borrowed funds was comparable to the Comparative Group’s median debt utilization and below the All Public Thrift median.  Borrowings measured 12.4% of the Company’s assets and 10.7% for First Louisiana, compared to 11.7% for the Comparative Group median and 19.9% for the All Public Thrift median.

Feldman Financial Advisors, Inc.

The Company’s non-interest operating income totaled 0.04% of average assets, significantly trailing the Comparative Group and All Public Thrift medians of 0.48% and 0.54%, respectively.  First Louisiana reported a non-interest income level of 0.94%, which was higher than the median for either comparative group.

The Company’s provision for loan losses measured 0.00% of average assets while First Louisiana reported a provision level of 0.60%, as compared to the Comparative Group median of 0.04% and the All Public Thrift median of 0.11%.  The Company’s non-performing asset ratio measured 0.07% of total assets versus the Comparative Group median of 0.66% and All Public Thrift median of 0.56%.  First Louisiana’s level of non-performing assets totaled 3.42% at December 31, 2007, well above the medians for either comparative group.  The Company’s non-performing loan ratio as a percent of gross loans was 0.07% and was well below the corresponding Comparative Group median of 0.49% and the All Public Thrift median of 0.66%, while First Louisiana reported a non-performing loan ratio of 2.22%.  The Company maintained a lower level of loan loss reserves at 0.81% of total loans versus the Comparative Group median of 1.07% and the All Public Thrift median of 0.89%.  First Louisiana’s level of loan loss reserves of total loans measured 1.04%, in-line with the Comparative Group and above the median for the All Public Thrift Group.

Feldman Financial Advisors, Inc.

The Company’s operating expense ratio was lower than the Comparative Group and All Public Thrift medians, while First Louisiana reported a higher level of operating expenses.  The Company’s general and administrative expense ratio of 1.99% and First Louisiana’s ratio of 3.96% compared to the Comparative Group median of 2.46% and the All Public Thrift median of 2.57%.  Following the Conversion, operating expenses are likely to increase as the Company will recognize additional employee compensation and benefits expenses resulting from the shares granted to employees and executives under the benefit plans.

The Company’s balance sheet composition had a higher concentration of cash and securities and a lower level of loans compared to the Comparative Group as a whole, while First Louisiana’s ratios were just below the comparative groups.  Total net loans amounted to 22.6% of assets at the Company as of December 31, 2007 and 68.7% for First Louisiana, versus 71.1% for the Comparative Group median and 72.8% for the All Public Thrift group.  Cash and securities aggregated 76.1% of assets at the Company and 20.3% for First Louisiana, compared to 24.1% for the Comparative Group median and 20.3% for the All Public Thrift.  Neither the Company, nor First Louisiana or the Comparative Group reported any intangible assets as of December 31, 2007.  The All Public Thrift Comparative Group reported a level of intangible assets equal to 0.28% of total assets at December 31, 2007.  Other assets, excluding intangibles and foreclosed real estate, composed 1.4% of the Company’s assets and 8.81% of First Louisiana’s assets versus the Comparative Group median of 5.2% and the All Public Thrift median of 3.99%.

Feldman Financial Advisors, Inc.

The Company’s borrowings level at 12.4% and First Louisiana’s level of borrowings at 10.7% of assets reflected some continued usage of borrowings as a supplemental funding source.  The Comparative Group is characterized by companies with borrowing activity similar to the Company and First Louisiana but below the overall thrift industry as demonstrated by the median debt level of 11.9% of total assets versus the All Public Thrift median of 19.9%.  The Company’s equity level before the Stock Offering was 23.7% relative to assets while First Louisiana reported a capital level of 9.13%.  The Company’s capital level was well above the Comparative Group median of 12.1% and the All Public Thrift median of 9.6%, while First Louisiana reported a capital level more in-line with the comparative groups.  The Company’s risk-based capital ratios were also well above both the Comparative Group medians and the All Public Thrift medians, while First Louisiana reported risk-based ratios similar All Public Thrift Group but below the Comparative Group.

The Company’s loan portfolio increased by 24.6% during the LTM period, while First Louisiana reported loan growth of 6.8%.  The Comparative Group experienced a median loan portfolio growth rate of 8.4% as compared to the All Public Thrift median of 5.7%.  Overall, the Company’s assets grew 3.1% and First Louisiana reported asset growth of 9.2% compared to 5.8% and 4.2% growth for the Comparative Group and All Public Thrifts, respectively.  Deposits also grew for the LTM period by 6.2% for the Company and 7.1% for First Louisiana, compared to the Comparative Group median of 5.3%.

In summary, the Company’s recent earnings performance lagged the results attained by the Comparative Group and All Public Thrift aggregate when based on returns on assets and returns on equity, while First Louisiana has outperformed the two comparative groups.  The Company’s lower level of profitability was a result of a weak net interest margin, low concentration of loans to total assets and low levels of non-interest income.  First Louisiana’s higher level of profitability was aided by is higher concentration of commercial real estate and commercial business loans, providing with a higher yield on earning assets.  Management of the Company believes that the competition in the banking and financial services industry in its primary market area is intense and that many of its competitors have substantially greater resources and lending limits than the Company do and offer services that it does not or cannot provide.  The acquisition of First Louisiana Bancshares and the completion of the Offering should enable the Company to offer a wider variety of loan and deposit products, allowing it to compete more competitively in its marketplace.

Feldman Financial Advisors, Inc.

Table 38
General Financial Performance Ratios
As of or for the Latest Twelve Months Ended December 31, 2007

			Total	Tang.	Net
	Total	Total	Equity/	Equity/	Interest	Effcy.	LTM	LTM	Core	Core
	Assets	Deposits	Assets	Assets	Margin	Ratio	ROA	ROE	ROA	ROE
	($000s)	($000s)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

Home Federal Bancorp	128,084	80,986	23.77	23.77	2.56	77.83	0.46	1.92	0.38	1.57
First Louisiana Bancshares	123,092	92,811	9.13	9.13	5.01	71.83	0.70	7.51	0.70	7.51

Comparative Group Average	206,311	143,609	15.27	15.06	3.16	73.51	0.57	4.20	0.58	4.24
Comparative Group Median	176,197	118,580	12.05	11.85	3.31	68.90	0.57	3.67	0.60	3.89

All Public Thrift Average	6,597,855	3,706,155	11.48	10.64	2.95	73.75	0.41	3.71	0.40	3.80
All Public Thrift Median	877,886	610,030	9.64	8.29	2.97	69.62	0.47	4.46	0.49	4.13

Comparative Group
CKF Bancorp, Inc.	149,975	106,938	10.63	9.97	2.81	59.65	0.65	6.19	0.65	6.19
Coddle Creek Financial Corp.	155,564	NA	12.60	12.60	NA	NA	0.36	2.99	NA	NA
East Texas Financial Services, Inc.	213,005	110,868	10.43	9.51	1.86	94.87	0.14	1.41	0.14	1.41
First Bancshares, Inc.	243,446	191,991	11.19	11.10	2.95	91.20	0.21	1.91	0.16	1.48
FPB Financial Corp.	166,722	118,580	7.24	7.24	3.97	68.90	0.80	10.11	0.77	9.72
GS Financial Corp.	185,671	129,840	15.21	15.21	3.42	87.79	0.44	2.77	0.44	2.77
Jefferson Bancshares, Inc.	344,152	231,774	21.22	21.22	3.77	76.71	0.39	1.78	0.39	1.78
Lexington B&L Financial Corp.	135,204	110,877	11.50	10.98	3.05	66.99	0.71	6.31	0.71	6.31
Liberty Bancorp, Inc.	339,112	239,168	14.07	14.07	3.31	67.05	0.60	3.89	0.60	3.89
Louisiana Bancorp, Inc.	270,999	143,629	33.16	33.16	3.31	57.92	1.08	4.47	1.09	4.49
Osage Bancshares, Inc.	136,770	85,793	25.79	25.79	3.51	62.70	0.93	3.44	0.93	3.44
United Tennessee Bankshares, Inc.	135,113	110,246	10.22	9.91	2.75	74.78	0.53	5.10	0.54	5.14

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Table 39
Income and Expense Analysis
For the Latest Twelve Months Ended December 31, 2007

	As a Percent of Average Assets
			Net	Other	Gains &	Loan	Gen. &	Amort.		Pretax
	Interest	Interest	Interest	Oper.	Non-rec.	Loss	Admin.	of	Non-rec.	Core
	Income	Expense	Income	Income	Income	Prov.	Expense	Intang,	Expense	Earnings

Home Federal Bancorp	5.59	3.07	2.52	0.04	0.14	0.00	1.99	0.00	0.00	0.57
First Louisiana Bancshares	7.15	2.63	4.52	0.94	0.00	0.60	3.96	0.00	0.00	0.94

Comparative Group Average	6.16	3.40	2.50	0.52	0.04	0.09	2.60	0.00	0.00	0.86
Comparative Group Median	6.05	3.21	2.55	0.48	0.00	0.04	2.46	0.00	0.00	0.88

All Public Thrift Average	6.06	3.30	2.76	0.67	0.04	0.23	2.61	0.05	0.01	0.61
All Public Thrift Median	5.95	3.29	2.76	0.54	0.03	0.11	2.57	0.00	0.00	0.71

Comparative Group
CKF Bancorp, Inc.	6.53	3.08	2.55	0.35	0.00	0.22	1.85	0.00	0.00	0.99
Coddle Creek Financial Corp.	NA	3.30	2.30	NA	0.00	NA	NA	0.00	0.00	NA
East Texas Financial Services, Inc.	5.39	3.21	2.19	0.48	0.00	0.03	2.10	0.00	0.00	0.09
First Bancshares, Inc.	6.05	3.71	2.72	0.74	0.24	0.14	3.42	0.02	0.00	0.17
FPB Financial Corp.	6.92	3.21	2.19	1.35	0.05	0.42	3.53	0.00	0.00	1.17
GS Financial Corp.	6.51	3.71	2.72	0.14	0.11	(0.17)	3.11	0.00	0.00	0.61
Jefferson Bancshares, Inc.	6.42	3.58	1.55	0.41	0.00	0.04	2.96	0.00	0.00	0.88
Lexington B&L Financial Corp.	6.03	NA	NA	0.48	0.00	0.14	2.21	0.00	0.00	1.00
Liberty Bancorp, Inc.	6.62	4.33	1.32	0.43	0.08	0.24	2.55	0.00	0.00	0.87
Louisiana Bancorp, Inc.	5.50	3.18	3.48	0.22	(0.01)	(0.11)	1.99	0.00	0.00	1.55
Osage Bancshares, Inc.	5.90	3.10	3.06	0.53	0.02	0.00	2.46	0.00	0.00	1.47
United Tennessee Bankshares, Inc.	5.90	2.96	3.39	0.56	(0.01)	0.01	2.38	NA	0.00	0.71

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Table 40
Yield-Cost Structure and Growth Rates
For the Latest Twelve Months Ended December 31, 2007

	Avg.	Avg.	Avg. Net
	Int. Earn.	Int.-Bear.	Earning	Avg.	Yield on	Cost of	Net	Asset	Loan	Deposit
	Assets/	Liabs./	Assets/	Equity/	Int.-Earn.	Int-Bear.	Interest	Growth	Growth	Growth
	Assets	Assets	Assets	Assets	Assets	Liabs.	Spread	Rate	Rate	Rate

Home Federal Bancorp	94.57	75.54	19.03	23.09	5.78	4.07	1.71	3.14	24.63	6.18
First Louisiana Bancshares	81.41	65.49	15.92	8.76	7.73	3.50	4.23	9.23	6.80	7.07

Comparative Group Average	91.40	89.56	8.70	14.17	6.38	3.92	2.14	7.78	8.40	5.51
Comparative Group Median	90.13	89.56	8.70	11.56	6.74	4.31	2.42	5.77	8.36	5.33

All Public Thrift Average	91.25	79.37	10.72	11.01	6.41	3.96	2.53	5.65	5.94	3.31
All Public Thrift Median	91.30	80.20	9.63	9.71	6.36	3.97	2.55	4.22	5.67	2.33

Comparative Group
CKF Bancorp, Inc.	100.29	91.47	8.82	10.90	6.74	4.32	2.42	(5.76)	(6.16)	(2.77)
Coddle Creek Financial Corp.	94.88	NA	NA	11.82	NA	NA	NA	1.28	NA	NA
East Texas Financial Services, Inc.	96.22	87.65	8.58	10.29	5.79	4.31	1.48	(7.25)	0.17	0.75
First Bancshares, Inc.	92.39	NA	NA	10.97	NA	NA	NA	2.74	1.76	4.03
FPB Financial Corp.	80.68	NA	NA	6.81	NA	NA	NA	23.04	12.97	19.37
GS Financial Corp.	89.78	NA	NA	14.72	6.75	NA	NA	10.27	26.06	5.77
Jefferson Bancshares, Inc.	89.84	NA	NA	21.42	6.97	NA	NA	4.15	5.68	10.42
Lexington B&L Financial Corp.	95.11	NA	NA	11.29	NA	NA	NA	1.30	(0.24)	3.94
Liberty Bancorp, Inc.	89.61	NA	NA	14.52	NA	NA	NA	14.91	14.47	11.31
Louisiana Bancorp, Inc.	87.71	NA	NA	21.80	5.64	3.13	2.51	23.33	8.36	(4.46)
Osage Bancshares, Inc.	89.98	NA	NA	25.37	NA	NA	NA	17.91	17.93	6.92
United Tennessee Bankshares, Inc.	90.27	NA	NA	10.15	NA	NA	NA	7.39	11.37	5.33

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Table 41
Balance Sheet Composition
As of the Latest Twelve Months Ended December 31, 2007

	As a Percent of Total Assets
	Cash &	Net	Real	Intang.	Other	Total	Borrowed	Other	Total	Total
	Securities	Loans	Estate	Assets	Assets	Deposits	Funds	Liabs.	Liabs.	Equity

Home Federal Bancorp	76.08	22.59	0.03	0.00	1.44	63.23	12.44	0.57	76.23	23.77
First Louisiana Bancshares	20.34	68.68	1.87	0.00	8.81	75.40	10.69	4.78	90.87	9.13

Comparative Group Average	22.83	72.38	0.27	0.23	4.95	69.13	13.28	0.83	84.69	15.27
Comparative Group Median	24.09	71.08	0.19	0.00	5.22	70.53	11.92	0.73	87.95	12.05

All Public Thrift Average	21.92	71.66	0.29	1.06	4.24	65.88	21.21	1.26	88.43	11.48
All Public Thrift Median	20.30	72.76	0.05	0.28	3.99	66.89	19.91	1.01	90.37	9.64

Comparative Group
CKF Bancorp, Inc.	8.04	88.26	0.83	0.73	2.18	71.30	17.34	0.73	89.37	10.63
Coddle Creek Financial Corp.	NA	NA	NA	0.00	NA	NA	0.00	NA	87.40	12.60
East Texas Financial Services, Inc.	33.01	60.51	0.14	1.02	5.38	52.05	36.01	1.51	89.57	10.43
First Bancshares, Inc.	27.62	65.82	0.30	0.11	6.45	78.86	9.50	0.44	88.81	11.19
FPB Financial Corp.	24.09	72.01	0.00	0.00	4.15	71.12	21.16	0.47	92.76	7.24
GS Financial Corp.	31.47	64.47	0.24	0.00	4.48	69.93	14.53	0.33	84.79	15.21
Jefferson Bancshares, Inc.	9.81	82.92	0.32	0.00	7.03	67.35	11.13	0.30	78.78	21.22
Lexington B&L Financial Corp.	21.58	72.83	0.03	0.58	5.22	82.01	5.55	0.95	88.50	11.50
Liberty Bancorp, Inc.	23.02	70.15	0.77	0.00	6.32	70.53	14.91	0.49	85.93	14.07
Louisiana Bancorp, Inc.	NA	NA	0.00	0.00	NA	53.00	12.70	1.14	66.84	33.16
Osage Bancshares, Inc.	26.84	69.89	0.04	0.00	3.32	62.73	10.24	0.84	73.80	25.79
United Tennessee Bankshares, Inc.	NA	76.91	NA	0.35	NA	81.60	6.29	1.89	89.78	10.22

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Table 42
Regulatory Capital, Credit Risk, and Loan Composition
As of or for the Latest Twelve Months Ended December 31, 2007

	Tier 1	Tier 1	Total						Other
	Leverage	Risk-	Risk-		Total			Resid.	Real Est.	Nonmtg.
	Capital	based	based	NPLs/	NPAs/	Resrvs./	Resrvs./	Mtgs./	Mtgs./	Loans/
	Ratio	Capital	Capital	Loans	Assets	NPAs	Loans	Loans	Loans	Loans

Home Federal Bancorp	21.95	78.19	78.85	0.07	0.04	451.92	0.81	84.29	13.76	1.95
First Louisiana Bancshares	10.88	12.86	13.72	2.22	3.42	21.20	1.04	14.61	47.38	38.01

Comparative Group Average	13.05	22.59	23.65	0.67	0.84	144.53	1.07	57.63	32.64	9.73
Comparative Group Median	10.98	16.96	18.41	0.49	0.66	108.80	1.07	55.41	29.81	8.17

All Public Thrift Average	9.79	14.79	15.68	1.28	1.17	154.22	0.97	50.04	38.00	11.97
All Public Thrift Median	8.69	12.10	12.83	0.66	0.56	89.22	0.89	49.58	41.05	9.37

Comparative Group
CKF Bancorp, Inc.	9.51	14.99	15.77	0.49	1.26	28.90	0.41	70.69	24.97	4.34
Coddle Creek Financial Corp.	11.11	17.49	18.22	NA	NA	NA	NA	86.29	9.54	4.17
East Texas Financial Services, Inc.	9.42	15.26	15.74	0.07	0.19	164.07	0.51	67.27	24.45	8.28
First Bancshares, Inc.	10.11	15.97	17.20	1.59	1.36	63.62	1.30	50.10	36.82	13.08
FPB Financial Corp.	8.34	13.08	14.33	0.40	0.29	311.11	1.25	51.15	34.65	14.20
GS Financial Corp.	15.09	26.72	27.97	0.88	0.58	320.75	2.82	52.45	44.67	2.88
Jefferson Bancshares, Inc.	19.82	25.36	26.09	0.28	0.56	95.11	0.64	27.78	53.09	19.13
Lexington B&L Financial Corp.	11.19	17.45	18.60	0.96	0.73	122.48	1.22	54.57	22.64	22.79
Liberty Bancorp, Inc.	10.84	13.91	15.08	1.34	1.71	50.18	1.22	22.54	69.39	8.07
Louisiana Bancorp, Inc.	24.10	60.55	61.81	NA	NA	NA	NA	56.25	39.07	4.68
Osage Bancshares, Inc.	17.64	33.77	34.34	NA	NA	NA	0.42	73.14	16.14	10.72
United Tennessee Bankshares, Inc.	9.37	16.47	18.64	0.00	NA	NA	0.91	79.27	16.28	4.45

Source:  Home Federal Bancorp; First Louisiana Bancshares; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

III.           MARKET VALUE ADJUSTMENTS

General Overview

This concluding chapter of the Appraisal identifies certain additional adjustments to the Company’s estimated pro forma market value relative to the Comparative Group selected in Chapter II.  The adjustments discussed in this chapter are made from the viewpoints of potential investors, which would include depositors holding subscription rights and unrelated parties who may purchase stock in a community offering.  It is assumed that these potential investors are aware of all relevant and necessary facts as they would pertain to the value of the Company relative to other publicly traded thrift institutions and relative to alternative investments.

Our appraised value is predicated on a continuation of the current operating environment for the Company and thrift institutions in general.  We also take into account the impact of the acquisition of First Louisiana Bancshares on the Company’s pro forma financial position and operating results.  Changes in the Company’s operating performance along with changes in the local and national economy, the stock market, interest rates, the regulatory environment, and other external factors may occur from time to time, often with great unpredictability, which could impact materially the pro forma market value of the Company or thrift stocks in general.  Therefore, the Valuation Range provided herein is subject to a more current re-evaluation prior to the actual completion of the Stock Offering.

In addition to the comparative operating fundamentals discussed in Chapter II, it is important to address additional market value adjustments based on certain financial and other criteria, which include, among other factors:

Feldman Financial Advisors, Inc.

(1) Earnings Prospects
(2) Financial Condition
(3) Market Area
(4) Management
(5) Dividend Policy
(6) Liquidity of the Issue
(7) Subscription Interest
(8) Stock Market Conditions
(9) Recent Acquisition Activity
(10) New Issue Discount

Earnings Prospects

Earnings prospects are dependent upon the sensitivity of asset yields and liability costs to changes in market interest rates, the credit quality of assets, the stability of non-interest components of income and expense, and the ability to profitably leverage the balance sheet.  Each of the foregoing is an important factor to investors in assessing earnings prospects.

The Company derives its income mainly from the difference or “spread” between the interest earned on loans, securities and other interest-earning assets, and interest paid on deposits, borrowings and other interest-bearing liabilities.  Since June 30, 2004 through mid-September 2007, the U.S. Federal Reserve increased its target federal funds rate 17 times, from 1.00% to 5.25%.  Since mid-September 2007, the Federal Reserve has reduced rates five times to the current fed funds level of 3.50%.  The Federal Reserve has also recently indicated it will continue to cut interest rates as needed in an attempt to stimulate the economy.  Generally, during the period of increasing rates, while the federal funds rate and other short-term market interest rates have increased, intermediate- and long-term market interest rates have not increased proportionately.  This has led to a “flattening” of the market yield curve, which has even “inverted” during the past two years as short-term rates have exceeded long-term rates over an intermediate maturity horizon.  The spread between the yields on the 10-year Treasury note and the two-year note had not exceeded 25 basis points between December 31, 2005 and June 30, 2007, and was actually negative for a period.  Beginning in the third quarter of 2007, as shown in the graphic below, short term rates have fallen as the Federal Reserve has lowered the discount rate and the spread between the two-year note and 10-year has widened.  At February 25, 2008 the spread was 1.78% (3.91% for the 10-year and 2.13% for the 2-year).

Feldman Financial Advisors, Inc.

Despite steady asset growth, the Company’s profitability in recent years has declined due to the low levels of loans on the Company’s balance sheet and the high concentration of investment securities, which generally carry a lower yield than loans.  The Company’s ROA has declined from 0.99% for the fiscal year 2003 to 0.53% for fiscal year 2007.  For the six months ended December 31, 2007, the Company reported an ROA of 0.41% compared to 0.55% for the same period in 2006.  The Company’s net interest margin has shown a similar decline dramatically over this period, and continues to lag the industry norm due to its asset structure.

Feldman Financial Advisors, Inc.

Due to its more diversified asset mix and greater concentration of loans as a percentage of total assets, First Louisiana has shown growth, if somewhat erratic, in earnings since 2003.  First Louisiana Bancshares reported an ROA of 0.70% for the year ended December 31, 2007 compared to an ROA of 0.82% for the year ended December 31, 2003.  First Louisiana Bancshares net interest margin has increased over this period, increasing from 4.95% for the year ended December 31, 2003 to 5.01% for the year ended December 31, 2007

The cash raised from the Stock Offering will substantially be used by the Bank to fund the cash component of the merger transaction with First Louisiana.  While First Louisiana is bringing a positive earnings stream to the resulting Company, we have taken into account that the cash portion of the acquisition, which otherwise in a normal second-step conversion would be available for investment purposes, will not be utilized for investments.  We have also taken into consideration that non-interest operating expenses will increase from expenses related to the stock benefit plans, although the RRP plan must still be approved by the board and would not be put into place until at least six months after the closing of the conversion.  The lessened income from the opportunity cost of cash (which otherwise in a normal second-step conversion would have been available for investment) and increased expenses from the stock benefit plans will be mitigated by the addition of First Louisiana’s earnings and potential cost savings that can be achieved during the acquisition integration process.  However, those offsetting benefits are more speculative until they actually occur or can be realized.

Feldman Financial Advisors, Inc.

Financial Condition

As noted in Chapter II, with total assets of $128.1 million, Home Federal Bancorp is smaller as compared to the Comparative Group median of $176.2 million.  At the pro forma minimum of the offering range combined with the acquisition of First Louisiana Bancshares, the Company is expected to have total assets approximating $267.4 million.  The Company has a lower level of net loans as a percentage of total assets at 22.6% compared to the Comparative Group median of 71.1% while having a higher level of cash and securities at 76.1% of total assets as compared to the Comparative Group median of 24.1%.  At the minimum of the offering range and assuming the acquisition of First Louisiana Bancshares, while the Company’s ratio loans to total assets on a pro forma basis will increase to 42.2% while its ratio of cash and securities will fall to 47.0%.  While an improvement upon the Company’s current ratios, these ratios still lag the Comparative Group.

On a pro forma basis assuming the acquisition of first Louisiana Bancshares, the Company will have a lower level of deposits and a similar reliance on borrowed funds as compared to the Comparative Group.  While the Company’s deposit portfolio is largely comprised of certificates of deposit, the acquisition of First Louisiana Bancshares deposit base will provide an influx of non-interest bearing deposits.  On a pro forma basis, certificates as a percentage of total deposits will decrease from the current level of 80.8% to 59.7% and non-interest bearing deposits will increase to 16.4% of total deposits as compared to the current level of 5.1%.  As a percentage of total assets, the Company will have a pro forma deposit ratio of 65.0% and a borrowings-to-assets ratio of 12.3% compared to the Comparative Group medians of 70.5% and 11.9%, respectively.

Home Federal Bancorp’s equity to assets ratio of 23.8% is well above the Comparative Group median of 12.1%.  At the pro forma minimum of the offering range, the Company is projected to have a slightly lowered equity-to-assets ratio of 21.8%.  Assuming the acquisition of First Louisiana Bancshares, the Company’s ratio of intangibles-to-assets ratio of 0.0% is estimated to increase to 5.0%.  As such, on a pro forma basis, the Company’s tangible equity to asset ratio will approximate 17.7%, assuming the minimum of the offering range.  The Comparative group has an intangible asset ratio of 0.0%

Feldman Financial Advisors, Inc.

An area of importance for investors is the level of non-performing loans and the level of allowance for loan losses as compared to the level of non-performing assets.  The Company’s level of non-performing assets as a percentage of total assets at 0.04% is lower than the Comparative Group median of 0.66%.  The Company’s level of reserves as a percentage on non-performing assets at 451.9% is higher than that of Comparative Group median of 108.8%.  In comparison, First Louisiana Bancshares reported a level of non-performing assets tot total assets of 3.42% and a level of reserves as a percentage on non-performing assets at 21.2%.  On a pro forma basis, the ratio of non-performing assets to total assets is projected to increase to approximately 1.0% and the level of reserves as a percentage of non-performing assets would be 42.1%.

Taken as a whole, and given the Company’s relative balance sheet structure on a pro forma basis, we believe that no adjustment is warranted for financial condition.

Market Area

The members of the Comparative Group were drawn from across the southern and mid-western United States and are characterized by a cross-section of market areas that encompass mid-sized metropolitan communities.  The Company’s primary market area is Shreveport/Bossier City metropolitan area.  Demographic data for the Company’s local market projects income growth below the projected growth for the United States as a whole.  The Company’s market area has lower per capita and household income levels than those of the United States.  In comparison with the median household income for the counties in which the Comparative Group operates, the median household income for the counties in which the Company operates is below the weighted average median household income by county for the Comparative Group.  We believe that market area conditions affecting the Company warrants a slight downward adjustment.

Management

Management’s principal challenge is to improve profitability while combining the operations of Home Federal Bancorp and First Louisiana Bancshares while the Company competes in an increasingly competitive financial services environment while dealing with a flat yield curve and a tight credit market.

In connection with the consummation of the merger, Daniel R. Herndon, currently President and Chief Executive Officer of Home Federal Bancorp and Home Federal Savings and Loan, will remain as Chairman of the Board of Home Federal Bancorp and Home Federal Savings and Loan and will be appointed as Chief Executive Officer of Home Federal Bancorp.  Ron C. Boudreaux, currently President and Chief Executive Officer of First Louisiana Bancshares and First Louisiana Bank, will be appointed Home Federal Bancorp's President and Chief Operating Officer and President and Chief Executive Officer of Home Federal Savings and Loan.  David L. Winkler will be appointed as Vice Chairman of the Boards of Directors of Home Federal Bancorp and Home Federal Savings and Loan.  Clyde D. Patterson, currently Executive Vice President of Home Federal Bancorp and Home Federal Savings and Loan Association will be appointed Executive Vice President and Chief Financial Officer of the new holding company and Executive Vice President and Chief Administrative Officer of Home Federal Savings and Loan Association.

Feldman Financial Advisors, Inc.

Mr. Boudreaux organized First Louisiana Bank in 1999 and served as its President and Chief Executive Officer and member of the Board of Directors.  Prior to organizing First Louisiana Bank, from March 1987 to August 1998, Mr. Boudreaux served as President and Chief Executive Officer and member of the Board of Directors of City Bank & Trust, Shreveport, Louisiana.

We believe that investors will take into account that the Company is professionally and knowledgeably managed by a team of experienced banking executives.  However, while the management team is seasoned, its ability to work together to improve the Company are unproven.  Based on these considerations, we believe no adjustment is warranted based on management.

Dividend Policy

Home Federal Bancorp has paid quarterly cash dividends since the third quarter of fiscal 2005.  Home Federal Bancorp's current quarterly dividend is $0.06 per share.  After completion of the conversion and the merger, dividends will be paid by the new holding company on its outstanding shares of common stock.  The Company currently expects that the level of cash dividends per share after the conversion and offering will be substantially consistent with the current amount of dividends of $0.06 per share.  A dividend of $0.06 per share would equate to a dividend yield of 2.4%, assuming an offering price of $10.00 per share

Payment of cash dividends has become commonplace among publicly traded thrifts.  Ten of the twelve members of the Comparative Group companies currently pay dividends.  The median dividend yield of the Comparative Group was 2.24% as of February 25, 2008, and was below the median All Public Thrift dividend yield of 2.91%.  As the Company plans to continue its current dividend, we believe that no adjustment is appropriate for this factor.

Feldman Financial Advisors, Inc.

Liquidity of the Issue

Six of the twelve members of the Comparative Group are listed on the NASDAQ National Market, while three companies is listed on OTCBB (Over the Counter) and three companies are traded Pink Sheet.  Home Federal Bancorp's common stock is currently quoted on the OTC Bulletin Board and following the Stock Offering, the Company has applied to have the common stock of the new holding company listed for trading on the NASDAQ Global Market.  As such, we believe no adjustment is warranted for the liquidity of the issue.

Subscription Interest

Until recently, initial public offerings (“IPO’s”) of thrift stocks have attracted a great deal of investor interest.  With 27 completed conversions, 2005 marked the third consecutive year of increased volume in the conversion market and represented the most conversions completed in one year since 1999.  Conversion volume dropped in 2006 to 18 while there were 27 completed offerings in 2007.  Of the 27 completed transactions, nine were standard conversions, seven were second-step MHC conversions and 11 were initial MHC transactions.

The Company has retained the services of Sandler O’Neill & Partners, L.P. to assist in the marketing and sale of the Stock Offering.  The Company also has an employee stock ownership plan (“ESOP) that will purchase common stock in the offering.  The Company’s Board members and executive officers currently anticipate purchasing 20,300 shares representing an aggregate amount of $203,000 of common stock.

Generally, individuals may purchase no more than $400,000 (40,000 shares) of common stock offered in any single purchase priority category.  The maximum amount of shares that a person together with any associates or group of persons acting in concert with such person may subscribe for or purchase in the offering is $1.0 million (100,000 shares) of common stock.  In addition, the number of shares of Home Federal Bancorp common stock that an individual may purchase in the offering individually, and together with associates or persons acting in concert, plus any exchange shares received, may not exceed 5% of the total shares of Home Federal Bancorp common stock to be issued and outstanding at the completion of the conversion and offering.

Feldman Financial Advisors, Inc.

Notwithstanding the demand for thrift IPO’s, recent second-step offerings have not produced strong demand characteristics.  Potential investors have the opportunity to purchase existing traded stock before the offering in the public markets.  Further, the aftermarket demand for shares in second-step offerings has not been as strong as standard or MHC thrift IPO’s.  For second-step offerings completed since January 1, 2005, the median one-month after-market price change is 0.0% and a negative 0.1% for offerings completed after January 1, 2007.  After this consideration of historical experience, we believe a downward adjustment is warranted for the likely subscription interest.

Stock Market Conditions

Table 43 graphically displays the performance of the SNL Thrift Index of all publicly traded thrifts and the SNL Thrift Index (of thrifts with assets less than $250 million) as compared to the Standard & Poor’s 500-Stock Index (“S&P 500”) since year-end 2004.  The SNL Thrift Index and SNL Index of Less Than $250 Million thrifts have both significantly underperformed the broader stock index, declining 31.5% and 17.9%, respectively, during the period from December 31, 2004 to February 25, 2008, as compared to the S&P 500 increasing by 13.2%.  During calendar 2007, the SNL Thrift Index declined 42.9% while the SNL Index of Thrifts Less Than $250 Million in assets declined by 9.6%, compared to a 4.2% increase in the S&P 500.

Feldman Financial Advisors, Inc.

The Thrift Industry had seen a steady recovery since the 1990s.  This has been fueled primarily by the demand for housing loans, as the real estate sector of the economy has flourished.  The thrift industry posted record profits of $16.4 billion in the calendar year ended December 31, 2005.  Since December 31, 2006, given the general uncertainties about the pace of economic recovery, deterioration in the sub-prime and Alt-A mortgage markets, rising oil prices, the continuing war in Iraq, and the flat to inverted yield curve, the performance of he thrift industry has deteriorated.  The thrift industry posted a record loss of $5.24 billion for the fourth quarter of 2007.  Net income was $2.87 billion for the year 2007, down from $15.85 billion in 2006.

Recent Acquisition Activity

Acquisition speculation is one factor underpinning the prices of thrift stocks.  Table 44 summarizes recent acquisition activity involving banks and thrifts based in Louisiana.  Since January 1, 2007, there have been six acquisitions involving Louisiana financial institutions, two of which were thrift institutions.  Overall acquisition valuation ratios for Louisiana financial institutions were comparable to the premiums reported nationwide.  The most recent transaction was announced on November 20, 2007 and involved a thrift, Dryades Bancorp Inc., which announced that it would be acquired by First NBC Bank Holding Company.  We believe that any speculative interest may be reflected to some degree in the general trading values of thrift stocks and encompass members of the Comparative Group as well.  However, since converting thrifts are subject to a three-year regulatory moratorium from being acquired, acquisition speculation in Home Federal Bancorp’s stock should tend to be less compared to the stocks of the Comparative Group companies.

Feldman Financial Advisors, Inc.

Exhibit 43
Comparative Stock Index Performance
December 31, 2004 to February 25, 2008
(Index Value 100 = 12/31/2004)

Feldman Financial Advisors, Inc.

Marketability Discount

A “marketability” discount that reflects investor concerns and investment risks inherent in IPO’s and second-step offerings is a factor to be considered for purposes of valuing converting thrifts.  The magnitude of the new issue discount typically expands during periods of declining thrift stock prices, as investors require larger inducements, and narrows during strong market conditions.  Recently, the after-market conditions for second-step offerings have been generally unfavorable.  Table 45 presents a summary of thrifts that have completed second-stage stock offerings since January 1, 2005.

There were a total of 18 stock offerings during 2006 and 27 in 2007.  Of these past transactions, four of the 2006 conversions and seven of the 2007 conversions involved second-step offerings.  The after-market performance of second-step thrift conversions has been restrained.  Of the 16 second-step stock offerings completed since January 1, 2005, the median first day price increase was 2.8%, with a median price increase of 0.4% and 0.0% for the one-week and one-month periods, respectively.  Of the eleven second-step offerings since January 1, 2006, five are trading at a discount to their offering price.

The most recently completed second-stage offering was that of Home Federal Bancorp, a $700 million institution headquartered in Nampa, Idaho.  Home Federal completed its offering of $85.8 million of net proceeds on December 20, 2007.  The transaction priced at the bottom of the valuation range, with a pro forma price-to-book ratio of 88.3%.  Home is currently trading approximately 15.1% above its offering price.

Feldman Financial Advisors, Inc.

Table 44
Summary of Recent Loiusiana Acquisition Activity
Transactions Announced Since January 1, 2007

				Seller's Prior Financial Data							Offer Value to
				Total	Equity/	YTD	YTD			Offer	Book	Tang.	LTM	Total
			B/T	Assets	Assets	ROA	ROE	Date	Status	Value	Value	Book	EPS	Assets
Buyer	State	Seller	(1)	($Mil.)	(%)	(%)	(%)	Anncd.	(2)	($Mil.)	(%)	(%)	(x)	(%)

Average				84.9	9.14	1.25	12.07			11.1	174.8	179.4	22.90	14.62
Median				70.8	8.26	1.32	12.92			10.9	169.9	183.8	16.91	14.23

First NBC Bank Holding Co.	LA	Dryades Bancorp Inc.	T	80.2	3.49	NA	NA	11/20/07	P	2.9	103.3	103.3	NM	3.60
First Guaranty Bancshares Inc.	LA	First Community Holding Co.	B	143.8	7.25	1.22	17.40	11/02/07	P	19.0	274.6	274.6	14.16	13.22
Caldwell Holding Co.	LA	Citizens Progressive Bank	B	41.1	11.08	2.05	18.66	10/10/07	C	8.7	190.8	190.8	15.90	21.15
Saint Martin Bancshares Inc.	LA	Cmnty Bncp of Louisiana Inc.	B	61.5	16.48	1.41	8.43	08/15/07	C	15.1	149.0	176.7	17.91	24.56
Fidelity Homestead SB	LA	Your Bank	B	51.2	7.48	NA	NA	08/10/07	C	7.8	203.8	203.8	NM	15.24
First Guaranty Bancshares Inc.	LA	Homestead Bancorp Inc.	T	131.9	9.04	0.33	3.80	01/04/07	C	13.1	127.0	127.0	43.63	9.92

(1)  B=bank; T=thrift.
(2)  P=pending; C=completed.
Source:  SNL Financial.

Feldman Financial Advisors, Inc.

Table 45
Summary of Recent Second Step Stock Offerings
Transactions Completed Since 2005

					Price/Pro Forma				After-Market Price Chg.			Change
				Net	Book	Tang.	IPO	2/25/08	One	One	One	Thru
		Stock	IPO	Proceeds	Value	Book	Price	Price	Day	Week	Month	2/25/08
Company	State	Exchange	Date	($Mil.)	(%)	(%)	($)	($)	(%)	(%)	(%)	(%)

Average	NA	NA	NA	439.8	102.3	105.2	NA	NA	2.6	1.6	0.3	3.1
Median	NA	NA	NA	49.6	102.1	104.8	NA	NA	2.8	0.4	0.0	1.9

Home Federal Bancorp, Inc.	ID	NASDAQ	12/20/07	85.8	88.3	88.3	10.00	11.51	(1.2)	0.2	3.0	15.1
United Financial Bancorp, Inc.	MA	NASDAQ	12/04/07	82.1	80.4	80.5	10.00	11.83	3.0	4.5	7.7	18.3
North Penn Bancorp, Inc.	PA	OTCBB	10/02/07	6.7	79.0	79.0	10.00	8.50	2.6	0.5	(0.5)	(15.0)
Abington Bancorp, Inc.	PA	NASDAQ	06/28/07	121.4	102.5	102.5	10.00	10.07	(4.0)	(3.1)	(4.8)	0.7
People's United Financial, Inc.	CT	NASDAQ	04/16/07	2,915.9	143.3	147.0	20.00	17.20	3.8	3.7	(0.1)	(14.0)
Osage Bancshares, Inc.	OK	NASDAQ	01/18/07	21.7	103.3	103.3	10.00	9.35	(0.5)	0.0	(6.8)	(6.5)
Westfield Financial, Inc.	MA	NASDAQ	01/04/07	170.1	111.7	111.7	10.00	10.28	7.0	7.2	9.0	2.8
Citizens Community Bancorp, Inc.	WI	NASDAQ	10/31/06	46.5	93.2	103.1	10.00	9.10	4.7	(1.0)	(2.5)	(9.0)
Liberty Bancorp, Inc.	MO	NASDAQ	07/24/06	25.0	101.7	101.7	10.00	10.65	2.5	0.7	0.9	6.5
First Clover Leaf Financial Corp.	IL	NASDAQ	07/11/06	40.5	96.9	110.9	10.00	10.10	3.9	7.0	10.2	1.0
Monadnock Bancorp, Inc.	NH	OTCBB	06/29/06	4.4	109.4	112.4	8.00	6.20	0.0	0.0	(13.8)	(22.5)
New England Bancshares, Inc.	CT	NASDAQ	12/29/05	26.5	96.3	106.5	10.00	11.09	6.6	7.0	7.0	10.9
American Bancorp of New Jersey, Inc.	NJ	NASDAQ	10/06/05	86.0	113.3	113.3	10.00	10.53	1.6	(2.0)	0.1	5.3
Hudson City Bancorp, Inc.	NJ	NASDAQ	06/07/05	3,337.4	122.1	122.1	10.00	16.36	9.6	10.7	15.5	63.6
First Federal of Northern Michigan Bancorp, Inc.	MI	NASDAQ	04/01/05	14.7	89.8	94.3	10.00	7.50	(1.2)	(7.5)	(14.8)	(25.0)
Rome Bancorp, Inc.	NY	NASDAQ	03/30/05	52.7	106.3	106.3	10.00	11.74	3.2	(1.8)	(5.6)	17.4

Source:  SNL Financial.

United Financial Bancorp, a $1.1 billion thrift headquartered in West Springfield, MA also recently completed a second-stage conversion.  United Financial, which completed its offering of $82.1 million of net proceeds on December 4, 2007, near the bottom of the valuation range with a pro forma price-to-book value ratio of 80.4%.  United is currently trading approximately 18.3% above its offering price.

Another recently completed second stage conversion was North Penn Bancorp, which completed its offering of $6.7 million of net proceeds on October 2, 2007.  The North Penn transaction closed at the bottom of the valuation range with a pro forma price-to-book value ratio of 79.0%.  North Penn is currently trading approximately 15% below its offering price.

Abington Bancorp, a $950 million thrift with 17 branches headquartered outside of Philadelphia, completed a second-step conversion on June 28, 2007.  This transaction priced near the bottom of the offering valuation range at 102.5% of pro forma book value and closed down 4.0% in its first day of trading and currently trades at approximately its offering price.

Feldman Financial Advisors, Inc.

Thrift conversions continue to be priced at discounts to publicly traded thrifts.  This is due to the relatively high pro forma equity ratios, expected low returns on equity, and the uncertainty regarding the prospects of an institution to adeptly leverage the balance sheet in the currently low interest rate environment.  Moreover, the mixed after-market performance of recent thrift second-step offerings provides added reason to continue to factor in a “marketability” discount for valuation of current thrift IPO’s.

Investors are aware that at initial pro forma price-to-book ratios approaching the current trading range of a majority of public thrifts, price-to-earnings ratios of converting thrifts would be excessive, returns on equity very low, and capital levels dramatically high.  Based upon the price-to-book ratio measure, thrift conversions recently have been discounted by 40% to 50% relative to the overall thrift trading market on a fully converted basis.

Adjustments Conclusion

Based upon our analysis, we believe that a downward adjustment is appropriate for market area, subscription interest and market conditions, but do not believe that any of the other previously described areas specifically analyzed result in an upward or downward adjustment relative to the Comparative Group.

Valuation Approach

In determining the estimated pro forma market value of the Company, we have employed the comparative company approach and considered the following pricing ratios:  price-to-earnings per share (“P/E”), price-to-book value per share (“P/B”), price-to-tangible book value per share (“P/TB”), and price-to-assets (“P/A”).  As the Company is anticipating acquiring First Louisiana Bancshares subsequent to the Offering, we have calculated our ratios using a pro forma combined company.  Table 46 displays the market price valuation ratios of the Comparative Group as of February 25, 2008.  Averages for the All Public Thrift aggregate are also shown in Table 46.  Exhibit IV displays the pro forma assumptions and calculations utilized in analyzing the Company’s valuation ratios.  In reaching our conclusions of the Valuation Range, we evaluated the relationship of the Company’s pro forma valuation ratios relative to the Comparative Group valuation data and recent thrift second-step valuations.

Feldman Financial Advisors, Inc.

Investors continue to make decisions to purchase thrift conversion stocks and more seasoned thrift issues based upon consideration of core earnings profitability, P/B and P/TB comparisons.  The Company’s pro forma net income for the six-month period ending December 31, 2007 is $523,000.

We have determined the midpoint of the valuation range, on a fully converted basis to be $16.0 million for the new shares to be issued.  This midpoint valuation produces a minimum valuation of $13.6 million, a maximum of $18.4 million and an adjusted maximum of $21.2 million.

Assuming the shares to be exchanged and to be issued to First Louisiana Bancshares, this range results in a pro forma valuation for the Company to be $38.6 million.  This midpoint valuation produces a minimum valuation of $34.8 million, a maximum of $42.4 million and an adjusted maximum of $46.8 million.  Assuming the Company cannot sell the full allotment of shares at the minimum, the Company may issue up to 15% of the offering to shareholders of First Louisiana Bancshares, resulting in an adjusted minimum valuation of $32.8 million.

The average P/B ratio for the Comparative Group was 95.4% and the median was 97.9%.  At the midpoint value of $38.6 million based on the assumptions summarized in Exhibit IV, we have determined a pro forma price-to-book ratio of 65.6% for the Company.  Employing a range of 15% above and below the midpoint, the resulting minimum value of $34.8 million reflects a 61.5% P/B ratio and the resulting maximum value of approximately $42.4 million reflects a 69.5% P/B ratio.  The adjusted minimum, an additional 15.0% below the minimum, is positioned at approximately $32.8 million and a P/B ratio of 60.0%.  The adjusted maximum, an additional 15.0% above the maximum, is positioned at approximately $46.8 million and a P/B ratio of 73.6%.

Feldman Financial Advisors, Inc.

The average P/TB ratio for the Comparative Group was 99.1% and the median was 99.7%.  At the midpoint value, we have determined a pro forma price-to-tangible book ratio of 84.8% for the Company.  Employing a range of 15% above and below the midpoint, the resulting minimum value reflects an 80.3% P/TB ratio and the resulting maximum value reflects an 88.9% P/TB ratio.  The adjusted minimum, an additional 15.0% below the minimum, results in a P/TB ratio of 79.3% and the adjusted maximum, an additional 15.0% above the maximum, results in a P/B ratio of 93.1%.

At the midpoint price-to-book valuation ratio, the Company is valued significantly below the P/B 102.1% median of recent second step stock offerings as displayed in Table 45.  At the midpoint price-to-tangible-book valuation ratio of 84.8%, the Company is valued below the 104.8% price-to-tangible-book ratio exhibited by the companies displayed in Table 45.  At the minimum of the offering range, the P/B and P/TB ratios for the Company are 61.5% and 80.3%, respectively.

The Company’s pro forma midpoint P/B ratio of 65.6% reflects a 33.8% discount to the Comparative Group median P/B ratio of 99.1% and a 32.1% discount to the All Public Thrift median of 96.7%.  At the minimum, the Company’s pro forma P/B ratio of 61.5% reflects a 38.0% discount to the Comparative Group median and a 36.4% discount to the All Public Thrift median.

Feldman Financial Advisors, Inc.

The Company’s pro forma midpoint P/TB ratio of 84.8% reflects a 14.9% discount to the Comparative Group median P/TB ratio of 99.7% and an 18.5% discount to the All Public Thrift median of 104.1%.  At the minimum, the Company’s pro forma P/TB ratio of 80.3% reflects a 19.4% discount to the Comparative Group median and a 22.8% discount to the All Public Thrift median.

The Company’s pro forma midpoint P/E ratio of 41.7x reflects a 64.3% premium to the Comparative Group median P/E ratio of 25.4x and a 162.1% premium to the All Public Thrift median of 15.9x.  At the minimum, the Company’s pro forma P/E ratio of 38.5x reflects a 51.7% premium to the Comparative Group median and a 142.0% premium to the All Public Thrift median.

Based on the P/A measure, the Company’s pro forma midpoint of $41.8 million reflects a corresponding valuation ratio of 14.4%, ranging from 12.4% at the adjusted minimum to 13.1%, 15.7% and 17.1% at the minimum, maximum and adjusted maximum, respectively.  Pricing at the midpoint, the P/A ratio is at a 25.2% premium to the Comparative Group median of 11.5%, and a 53.5% premium to the All Public Thrift median of 9.4%.

Home Federal Bancorp, in its current mutual holding company ownership structure, has public shares outstanding and is currently traded OTCBB.  As such, it may be an indicator of investor interest in the Company’s conversion stock and therefore received some consideration in our valuation.  Based on Home Federal Bancorp’s current trading level of $9.22 as of February 25, 2008, its market capitalization approximates $31.1 million or $5.7 million more than the midpoint of the valuation range (excluding the shares issued to First Louisiana Bancshares) and was considered in the valuation process.  Home Federal Bancorp’s market price has ranged from $9.22 to $10.30 per share Since January 1, 2007.  However, since the conversion stock will have different characteristics than the minority shares, and since pro forma information has not been publicly disseminated to date, the current market value of Home Federal Bancorp’s stock was somewhat discounted herein.

Feldman Financial Advisors, Inc.

Valuation Conclusion

It is our opinion that, as of February 25, 2008, the aggregate estimated pro forma market value of the Company on a fully converted basis was within the Valuation Range of $34,795,030 to $42,400,150 with a midpoint of $38,597,590.  The Valuation Range was based upon a 15% decrease from the midpoint to determine the minimum and a 15% increase to establish the maximum.  An additional 15% increase above the maximum results in an adjusted maximum of $46,773,090.  An additional 15% decrease below the minimum results in an adjusted minimum of $32,755,030.  Exhibit IV displays the assumptions and calculations utilized in determining the Company’s estimated pro forma market value on a fully converted basis.

Feldman Financial Advisors, Inc.
Table 46
Pro Forma Comparative Valuation Analysis
Home Federal Bancorp and the Comparative Group
Computed from Market Price Data as of February 25, 2008

	Closing	Total	Price/	Price/	Price/	Price/	Price/	Total	Tang.	Current
	Stock	Market	LTM	Core	Book	Tang.	Total	Equity/	Equity/	Dividend
	Price	Value	EPS	EPS	Value	Book	Assets	Assets	Assets	Yield
Company	($)	($Mil.)	(x)	(x)	(%)	(%)	(%)	(%)	(%)	(%)

Home Federal Bancorp, Inc.
Pro Forma Adjusted Minimum	$10.00	35.2	38.5	45.5	62.9	82.6	13.27	21.08	16.91	2.40
Pro Forma Minimum	$10.00	37.5	41.7	45.5	64.4	83.6	14.02	21.75	17.65	2.40
Pro Forma Midpoint	$10.00	41.8	45.5	50.0	68.9	88.2	15.47	22.47	18.45	2.40
Pro Forma Maximum	$10.00	46.0	50.0	55.6	72.9	92.4	16.90	23.17	19.23	2.40
Pro Forma Adjusted Maximum	$10.00	51.0	50.0	62.5	77.3	96.8	18.52	23.97	20.10	2.40

Comparative Group Average	NA	30.3	30.6	33.8	95.4	97.9	12.87	15.27	15.06	2.30
Comparative Group Median	NA	19.8	25.4	25.4	99.1	99.7	11.50	12.05	11.85	2.24

All Public Thrift Average (1)	NA	538.1	16.8	16.9	98.8	114.9	11.27	11.48	10.64	2.67
All Public Thrift Median (1)	NA	90.5	15.9	15.8	96.7	104.1	9.38	9.64	8.29	2.91

Comparative Group
CKF Bancorp, Inc.	$12.00	15.8	15.4	15.4	97.4	104.6	10.36	10.63	9.97	6.00
Coddle Creek Financial Corp.	$21.00	12.8	22.1	NA	65.4	65.4	8.25	12.60	12.60	4.76
East Texas Financial Services, Inc.	$14.75	19.3	61.5	61.5	86.8	96.2	9.05	10.43	9.51	1.36
First Bancshares, Inc.	$18.05	28.0	54.7	69.9	102.7	103.7	11.50	11.19	11.10	0.00
FPB Financial Corp.	$38.50	13.6	11.0	11.5	112.2	112.2	8.13	7.24	7.24	1.45
GS Financial Corp.	$16.00	20.3	26.2	NA	71.8	71.8	10.91	15.21	15.21	2.50
Jefferson Bancshares, Inc.	$11.54	72.0	55.0	55.0	99.7	99.7	21.15	21.22	21.22	2.08
Lexington B&L Financial Corp.	$25.05	15.3	16.5	16.5	101.1	106.5	11.63	11.50	10.98	2.40
Liberty Bancorp, Inc.	$10.65	43.6	25.4	25.4	99.1	99.1	13.95	14.07	14.07	0.94
Louisiana Bancorp, Inc.	$11.54	73.2	NA	NA	NA	NA	NA	33.16	33.16	0.00
Osage Bancshares, Inc.	$9.35	33.7	26.0	26.0	95.5	95.5	24.64	25.79	25.79	3.64
United Tennessee Bankshares, Inc.	$18.95	16.3	23.4	23.2	117.8	122.0	12.04	10.22	9.91	2.43

(1)  Excludes mutual holding companies and companies subject to announced acquisitions.

Source:  Home Federal Bancorp, Inc.; SNL Financial; Feldman Financial.

Feldman Financial Advisors, Inc.

Exhibit I
Background of Feldman Financial Advisors, Inc.

Overview of Firm

Feldman Financial Advisors provides consulting and advisory services to financial institutions and mortgage companies in the areas of corporate valuations, mergers and acquisitions, strategic planning, branch sales and purchases, developing and implementing regulatory business and capital plans, and expert witness testimony and analysis.  Our senior staff members have been involved in the stock conversion process since 1982 and have valued more than 350 converting institutions.

Feldman Financial Advisors was incorporated in February 1996 by a group of consultants who were previously associated with CS First Boston and Kaplan Associates.  Each of the principals at Feldman Financial Advisors has more than 10 years experience in consulting and all were officers of their prior firm.  Our senior staff collectively has worked with more than 1,000 banks, thrifts and mortgage companies nationwide.  The firm’s office is located in Washington, D.C.

Background of Senior Professional Staff

Trent Feldman - President.  Trent is a nationally recognized expert in providing strategic advice to and valuing service companies, and advising on mergers and acquisitions.  Trent was with Kaplan Associates for 14 years and was one of three founding principals at that firm.  Trent also has worked at the Federal Home Loan Bank Board and with the California legislature.  Trent holds Bachelors and Masters Degrees from the University of California at Los Angeles.

Peter Williams - Principal.  Peter specializes in merger and acquisition analysis, stock and other corporate valuations, strategic business plans and retail delivery analysis.  Peter was with Kaplan Associates for 13 years.  Peter also served as a Corporate Planning and Development Analyst with the Wilmington Trust Company in Delaware.  Peter holds a BA in Economics from Yale University and an MBA in Finance and Investments from George Washington University.

Michael Green - Principal.  Mike is an expert in mergers and acquisition analysis, financial institution and corporate valuations, and strategic and business plans.  During Mike’s 10 years at Kaplan Associates, his experience also included business restructurings, litigation support, mark-to-market analysis, and goodwill valuations.  Mike holds a BA in Finance and Economics from Rutgers College.

Greg Izydorczyk - Senior Vice President.  Greg specializes in merger and acquisition analysis and corporate valuations and also has experience in mark-to-market analysis and business plans.  Greg was with Kaplan Associates for three years.  Previous, Greg worked as a Senior Auditor for First Virginia Bank and Integra Financial and as a Financial Analyst with Airbus Industrie of N.A.  Greg holds a BS in Finance from Pennsylvania State University and an MBA in Finance from the Katz Graduate School, University of Pittsburgh.

I-11

Feldman Financial Advisors, Inc.

Exhibit II-1
Home Federal Bancorp
Consolidated Balance Sheet
As of June 30, 2006 and 2007 and December 31, 2007

	December 31,	June 30,
	2007	2007	2006
	(Unaudited)
	(in thousands)
Assets:
Cash and cash equivalents	$14,958	$3,972	$4,930
Investment securities available for sale	81,163	83,752	83,694
Investment securities held to maturity	1,331	1,408	1,425
Loans held for sale	962	1,478	-
Loans receivable, net	27,789	25,211	20,866
Accrued interest receivable	491	499	465
Premises and equipment, net	907	923	948
Deferred tax asset	284	1,476	1,597
Other assets	166	66	75
Real estate acquired through foreclosure	33	-	-
Total Assets	$128,084	$118,785	$114,000

Liabilities and Stockholders' Equity
Liabilities
Deposits	$80,986	$77,710	$71,279
Advances by borrowers for taxes and insurance	118	196	219
Advances from FHLB Dallas	15,933	12,368	13,417
Other accrued expenses and liabilities	606	699	546
Total liabilities	97,643	90,973	85,461

Retained Earnings:
Preferred stock	-	-	-
Common stock	14	14	14
Additional paid in capital	13,541	13,509	13,445
Treasury stock	(1,809)	(1,771)	(211)
Unearned ESOP stock	(969)	(997)	(1,054)
Unearned RRP trust stock	(395)	(551)	(688)
Retained earnings	20,565	20,449	20,149
Accumulated other comprehensive income (loss)	(506)	(2,841)	(3,116)
Total Stockholders' equity	30,441	27,812	28,539

Total Liabilities and Stockholders' Equity	$128,084	$118,785	$114,000

Source:  Home Federal Bancorp, audited and unaudited financial statements.

.

Feldman Financial Advisors, Inc.

Exhibit II-2
Home Federal Bancorp
Consolidated Income Statements
For the Years Ended June 30, 2006 to 2007
And the Six Months Ended December 31, 2006 and 2007

	Six Months Ended		Years Ended
	December 31,		June 30,
	2007	2006	2007	2006
	(unaudited)	(unaudited)
	(in thousands)
Interest Income
Loans, including fees	$1,045	$802	$1,739	$1,420
Investment securities	144	153	285	338
Mortgage-backed securities	2,231	2,132	4,265	3,701
Other interet-earning assets	86	124	301	205
Total Interest Income	3,506	3,211	6,590	5,664

Interest Expense
Deposits	1,567	1,307	2,760	2,108
FHLB borrowings	400	327	688	325
Total Interest Expense	1,967	1,634	3,448	2,433

Net Interest Income	1,539	1,577	3,142	3,231

Provision for Loan Losses	-	-	1	-

Net Interest Income After Provisions for Loan Losses	1,539	1,577	3,141	3,231

Non-Interest Income
Gain on sale of loans	4	-	3	24
Gain on sale of securities	94	101	168	52
Other income	22	50	69	69
Total Non-Interest Income	120	151	240	145

Non-Interest Expenses
Compensation and benefits	790	753	1,487	1,486
Occupancy and equipment	85	93	178	178
Data processing	33	33	73	80
Audit and examination fees	60	69	142	140
Advertising	-	13	36	51
Deposit insurance premiums	5	5	9	9
Legal fees	57	43	66	94
Franchise and bank shares tax	76	79	158	89
Other expense	156	137	268	288
Total Non-Interest Expenses	1,262	1,225	2,417	2,415

Income Before Income Taxes	397	503	964	961

Provision for Income Taxes	134	171	327	327

Net Income	$263	$332	$637	$634

Source:  Home Federal Bancorp, audited and unaudited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-3
First Louisiana Bancshares
Consolidated Balance Sheets
As of December 31, 2006 and 2007

	December 31,
	2007	2006
	(in thousands)
Assets:
Cash and cash equivalents:
Cash and due from banks	$3,662	$4,235
Federal funds sold	4,800	800
Total cash and cash equivalents	8,462	5,035

Investment securities:
Securities available for sale	15,450	15,447
FHLB stock	783	665
Other investment securities	345	345
Total investment securities	16,577	16,457

Investment in unconsolidated subsidiary/affiliate	370	368

Loans receivable, net	84,539	79,157
Accrued interest receivable	590	598
Premises and equipment, net	6,252	6,015
Real estate owned other than bank premises	2,303	1,123
Cash surrender value of life insurance	3,039	2,941
Other assets	961	992
Total Assets	$123,092	$112,687

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Non0interest bearing demand	$24,320	$23,528
Interest-bearing demand	22,939	25,450
Savings	7,266	7,264
Time	38,286	30,440
Total deposits	92,811	86,682

Other borrowed funds	12,446	9,087

Securities dsold under agreement to repurchase	714	953
Accrued interest payable	607	360
Other liabilities	1,153	1,146
Subordinated debentures	4,124	4,124
Total liabilities	111,855	102,352

Retained Earnings:
Common stock	1,577	1,563
Surplus	6,538	6,457
Retained earnings	3,072	2,359
Accumulated other comprehensive income (loss)	49	(43)
Total Stockholders' equity	11,237	10,335

Total Liabilities and Stockholders' Equity	$123,092	$112,687

 Source:  First Louisiana Bancshares, audited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-4
First Louisiana Bancshares
Consolidated Income Statements
For the Years Ended December 31, 2006 to 2007

	Years Ended December 31,
	2007	2006
	(in thousands)
Interest income:
Interest and fees on loans	$7,554	$6,777
Interest of federal funds sold	132	120
Interest on U.S. Treasury securities	2	-
Intrerest on U.S. Government and agency securities	225	330
Interest on mortgage-backed securities	142	76
Interest on state and municipal securities	104	47
Income on other debt securities	52	43
Income on other investments	208	192
Income on trust preferred securities	9	2
Total interest income	8,430	7,587

Interest expense:
Interest on savings and interest-bearing deposits	629	540
Interest on time deposits	1,582	1,109
Interest on federal funds purchased	13	9
Interest on othr borrowings	575	513
Interest on subordinated debentures	302	84
Total interest expense	3,101	2,254

Net Interest Income	5,329	5,333

Provision for loan losses	703	983

Net Interest Income After Provisions for Loan Losses	4,626	4,351

Other income:
Service charges and fees	1,036	1,126
Net gain on sale of bank premises and equipment	-	356
Other	67	94
Total other income	1,104	1,575

Other expenses:
Salaries	1,744	1,571
Personnel expense	636	584
Occupancy	728	734
Other	1,513	1,492
Total other expense	4,621	4,380

Income before income taxes	1,109	1,546

Income tax expense	291	488

Net income	$818	$1,058

Source:  First Louisiana Bancshares, audited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-5
Home Federal Bancorp
Loan Portfolio Composition
As of June 30, 2006 to 2007 and at December 31, 2007

	December 31,	June 30,
	2007	2007	2006
	(in thousands)
Real estate loans:
One- to four-family residential	$19,016	$16,669	$13,721
Other mortgage	3,619	3,650	3,164
Total real estate loans	22,635	20,319	16,885

Consumer loans:
Home equity and second mortgage loans	4,209	4,454	3,287
Savings account	490	283	613
Equity lines of credit	719	427	374
Other	60	57	43
Total consumer loans	5,478	5,221	4,317
Total loans	28,113	25,540	21,202

Less:
Allowance for loan losses	(235)	(235)	(235)
Deferred loan fees	(89)	(94)	(101)
Net Loans	$27,789	$25,211	$20,866

Source:  Home Federal Bancorp, audited and unaudited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-6
First Louisiana Bancshares
Loan Portfolio Composition
As of December 31, 2006 and 2007

	December 31,
	2007	2006
	(in thousands)

Commercial real estate	$45,821	$40,081
Commercial non-real estate	26,724	25,111
Consumer real estate	5,854	6,041
Consumer non-real estate	6,356	6,302
Cash flow manager	129	267
Nonacccrual	318	2,143
Overdrafts	240	277
Total	85,442	80,221
Less:
Deferred origination fees	(11)	(6)
Allowance for loan losses	(891)	(1,058)
Loans, net	$84,539	$79,157

Source:  First Louisiana Bancshares, audited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-7
Home Federal Bancorp
Securities Portfolio
As of June 30, 2006 to 2007 and at December 31, 2007

	December 31,	June 30,
	2007	2007	2006
	(unaudited)
	(in thousands)
Securities available-for-sale
Debt securities
FHLMC Mortgage-backed certificates	$7,293	$7,615	$990
FNMA Mortgage-backed certificates	71,386	73,640	985
GNMA Mortgage-backed certificates	198	270	8,381
Total debt securities	78,877	81,525	10,356

Equity securities
237,343 shares, AMF ARM fund	2,286	2,227	2,121

Total available-for-sale securities	$81,163	$83,752	$12,477

Securities held-to-maturity
Debt securities
GNMA Mortgage-backed certificates	$387	$445	$535
FNMA Mortgage-backed certificates	129	142	184
FHLMC Mortgage-backed certificates	36	42	57
Total debt securities	552	629	776

Equity securities
7,894 shares, FHLB	779	779	649

Total held-to-maturity securities	$1,331	$1,408	$1,425

Source:  Home Federal Bancorp, audited and unaudited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-8
First Louisiana Bancshares
Securities Portfolio
As of December 31, 2006 and 2007

	December 31, 2007
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale	(in thousands)
Debt securities
U.S. Government and agency securities	$6,958	$62	$0	$7,019
State and municipal securities	2,693	40	0	2,734
Mortgage-backed securities	2,529	10	5	2,534
Other debt securities	1,000	1	0	1,001
Total debt securities	13,180	113	5	13,288

Mutual funds	2,195	0	33	$2,162

Total available-for-sale securities	$15,375	$113	$38	$15,450

	December 31, 2006
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Securities available-for-sale	(in thousands)
Debt securities
U.S. Government and agency securities	$7,767	$8	$18	$7,757
State and municipal securities	3,018	8	15	3,011
Mortgage-backed securities	3,092	3	22	3,073
Other debt securities	500	1	0	501
Total debt securities	14,377	20	55	14,342

Mutual funds	1,136	0	31	$1,105

Total available-for-sale securities	$15,513	$20	$86	$15,447

Source:  First Louisiana Bancshares, audited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-9
Home Federal Bancorp
Deposit Portfolio
As of June 30, 2006 to 2007 and at December 31, 2007

	December 31, 2007		June 30,
	(unaudited)		2007		2006
	Amount	Percent	Balance	Rate Paid	Balance	Rate Paid
	(in thousands)

Non-interest bearing	$4,115	5.08%	$1,372	1.77%	$828	1.16%
NOW	4,062	5.02	5,921	7.62	5,412	7.59
Money Market	2,916	3.60	2,941	3.78	3,302	4.63
Passbook savings	4,431	5.47	4,473	5.76	4,756	6.67
	15,524	19.17	14,707	18.93	14,298	20.06

Certificates of deposit	65,462	80.83	63,003	81.07	56,981	79.94
Total deposits	$80,986	100.00%	$77,710	100.00%	$71,279	100.00%

Source:  Home Federal Bancorp, audited and unaudited financial statements.

Feldman Financial Advisors, Inc.

Exhibit II-10
First Louisiana Bancshares
Deposit Portfolio
As of December 31, 2006 and 2007

	December 31,
	2007		2006
	Balance	Rate Paid	Balance	Rate Paid

Non-interest bearing	$24,320	26.20%	$23,528	27.14%
NOW	22,939	24.72	25,450	29.36
Savings	7,266	7.83	7,264	8.38
Time	38,286	41.25	30,440	35.12
Total deposits	$92,811	100.00%	$86,682	100.00%

 Source:  First Louisiana Bancshares, audited financial statements.

Feldman Financial Advisors, Inc.

Exhibit III
Financial Performance and Market Valuation Data for All Public Thrifts
Based on Closing Market Prices as of February 25, 2008

						Total	Tang.	Closing	Total	Price/	Price/	Price/	Price/	Price/
			Total	LTM	LTM	Equity/	Equity/	Price	Market	LTM	Core	Book	Tang.	Total	Div.
			Assets	ROA	ROE	Assets	Assets	02/05/08	Value	EPS	EPS	Value	Book	Assets	Yield
Company	Ticker	State	($Mil.)	(%)	(%)	(%)	(%)	($)	($Mil.)	(x)	(x)	(%)	(%)	(%)	(%)

All Public Thrifts (non-MHCs)
Abington Bancorp, Inc.	ABBC	PA	1,080	0.70	3.73	23.15	23.15	10.07	246.2	33.6	33.6	98.5	98.5	22.80	1.79
Ameriana Bancorp	ASBI	IN	427	0.36	4.63	7.96	7.78	9.40	28.1	18.4	NA	82.7	84.8	6.58	1.70
American Bancorp of New Jersey, Inc.	ABNJ	NJ	569	0.06	0.31	16.97	16.97	10.53	119.6	NM	NM	125.6	125.6	21.31	1.52
Anchor BanCorp Wisconsin Inc.	ABCW	WI	4,726	0.74	10.00	7.22	6.82	20.55	438.5	13.0	13.0	128.6	136.6	9.28	3.50
Astoria Financial Corporation	AF	NY	21,719	0.58	10.39	5.58	4.77	26.66	2,552.1	19.6	17.9	198.1	233.7	11.05	3.90
Bank Mutual Corporation	BKMU	WI	3,488	0.49	3.57	12.33	10.92	11.14	555.2	35.9	34.3	129.1	149.5	15.91	3.23
BankAtlantic Bancorp, Inc.	BBX	FL	6,379	(0.35)	(4.37)	7.20	6.08	5.08	284.9	NM	NM	62.0	74.3	4.47	0.39
BankFinancial Corporation	BFIN	IL	1,481	0.47	2.30	19.66	17.98	15.04	334.6	43.0	39.9	114.9	128.3	22.60	1.86
BankUnited Financial Corporation	BKUNA	FL	14,425	0.20	3.52	5.38	5.20	5.54	197.6	7.9	6.8	25.7	26.7	1.37	0.36
Beacon Federal Bancorp, Inc.	BFED	NY	878	0.36	4.88	12.90	12.90	10.72	79.3	NA	NA	70.0	70.0	9.03	-
Benjamin Franklin Bancorp, Inc.	BFBC	MA	903	0.40	3.36	11.89	8.21	14.02	110.2	29.8	34.0	102.6	154.8	12.20	1.71
Berkshire Hills Bancorp, Inc.	BHLB	MA	2,513	0.60	4.75	13.00	6.19	23.30	244.5	16.2	NA	74.8	168.6	9.73	2.58
BFC Financial Corporation	BFF	FL	7,446	(0.39)	(16.57)	2.50	1.50	1.26	60.1	NM	NA	34.9	62.8	0.81	-
BofI Holding, Inc.	BOFI	CA	1,040	0.34	4.29	7.39	7.39	6.80	56.4	20.0	22.2	78.4	78.4	5.44	-
Broadway Financial Corporation	BYFC	CA	357	0.46	6.92	6.18	6.18	8.01	14.1	10.8	10.8	72.4	72.4	3.98	2.50
Brookline Bancorp, Inc.	BRKL	MA	2,419	0.75	3.23	21.45	19.83	10.09	585.2	33.6	33.7	112.9	124.6	24.21	3.37
Carver Bancorp, Inc.	CARV	NY	803	0.63	9.55	6.75	5.93	15.00	37.2	8.1	8.3	68.9	79.1	4.65	2.67
Central Bancorp, Inc.	CEBK	MA	555	0.25	3.61	7.06	6.69	20.50	33.6	20.5	34.5	85.8	91.0	6.06	3.51
Central Federal Corporation	CFBK	OH	280	(0.01)	(0.06)	9.79	9.79	4.51	20.0	NM	NM	73.1	73.1	7.16	4.43
CFS Bancorp, Inc.	CITZ	IN	1,150	0.62	5.78	11.34	11.24	14.17	151.7	20.5	21.5	116.3	117.5	13.19	3.39
Chicopee Bancorp, Inc.	CBNK	MA	463	0.35	1.48	22.50	22.50	13.18	96.0	54.9	83.1	92.1	92.1	20.72	-
Citizens Community Bancorp, Inc.	CZWI	WI	409	0.38	1.69	18.51	17.11	9.10	61.6	45.5	45.5	81.9	90.1	15.15	2.20
Citizens First Bancorp, Inc.	CTZN	MI	1,824	0.29	2.87	9.57	8.96	12.79	105.2	20.3	20.2	58.3	62.7	5.58	2.81
Citizens South Banking Corporation	CSBC	NC	779	0.75	6.68	10.79	7.08	10.35	78.7	14.2	NA	93.7	148.5	10.10	3.09
CMS Bancorp, Inc.	CMSB	NY	175	(0.59)	(5.02)	13.67	13.67	9.70	19.1	NA	NA	82.0	82.0	11.22	-
Community Financial Corporation	CFFC	VA	491	0.80	9.69	7.76	7.76	8.92	38.5	10.5	10.6	100.8	100.8	7.83	2.91
Danvers Bancorp, Inc.	DNBK	MA	1,448	0.34	6.50	5.07	NA	10.20	182.0	NA	NA	NA	NA	NA	-
Dime Community Bancshares, Inc.	DCOM	NY	3,501	0.69	8.11	7.68	6.19	16.04	543.9	23.9	24.3	202.3	250.2	15.53	3.49
Downey Financial Corp.	DSL	CA	13,409	(0.38)	(3.92)	9.95	9.93	30.33	844.8	NM	NM	63.3	63.5	6.30	1.58
Elmira Savings Bank, FSB	ESBK	NY	390	0.44	6.86	6.50	6.46	19.46	33.8	16.9	12.7	111.3	112.0	7.24	4.52
ESB Financial Corporation	ESBF	PA	1,880	0.40	6.00	7.07	4.84	10.34	128.3	17.0	16.8	96.6	144.3	NA	3.87
ESSA Bancorp, Inc.	ESSA	PA	931	(0.48)	(2.55)	22.25	22.25	12.01	203.9	NA	NA	98.5	98.5	21.91	-
Federal Trust Corporation	FDT	FL	690	(1.98)	(28.05)	5.75	5.75	2.35	22.1	NM	NA	55.7	55.7	3.20	-
FFD Financial Corporation	FFDF	OH	176	0.90	8.61	10.44	10.44	16.30	17.5	11.6	11.6	95.9	95.9	10.00	4.05
Fidelity Bancorp, Inc.	FSBI	PA	725	0.51	8.11	6.48	6.12	16.75	50.6	13.7	13.4	107.4	114.1	6.96	3.34
First Advantage Bancorp	FABK	TN	253	(0.12)	(0.69)	31.37	31.37	11.72	61.7	NA	NA	77.6	77.6	24.35	-

III-1

Feldman Financial Advisors, Inc.

Exhibit III
Financial Performance and Market Valuation Data for All Public Thrifts
Based on Closing Market Prices as of February 25, 2008

						Total	Tang.	Closing	Total	Price/	Price/	Price/	Price/	Price/
			Total	LTM	LTM	Equity/	Equity/	Price	Market	LTM	Core	Book	Tang.	Total	Div.
			Assets	ROA	ROE	Assets	Assets	02/05/08	Value	EPS	EPS	Value	Book	Assets	Yield
Company	Ticker	State	($Mil.)	(%)	(%)	(%)	(%)	($)	($Mil.)	(x)	(x)	(%)	(%)	(%)	(%)

First Bancorp of Indiana, Inc.	FBEI	IN	368	0.15	1.62	9.34	7.57	12.05	22.0	43.0	31.3	64.0	80.5	5.98	4.98
First Bancshares, Inc.	FBSI	MO	243	0.21	1.91	11.19	11.10	18.05	28.0	54.7	69.9	102.7	103.7	11.50	-
First BancTrust Corporation	FBTC	IL	303	0.40	4.61	8.73	8.36	8.45	18.8	15.9	16.7	71.2	74.7	6.22	2.84
First Capital, Inc.	FCAP	IN	453	0.76	7.64	10.09	8.95	16.00	45.0	13.3	13.3	NA	NA	NA	4.25
First Clover Leaf Financial Corp.	FCLF	IL	378	0.68	2.78	23.58	21.28	10.10	86.3	33.7	34.2	98.0	111.8	23.10	2.38
First Community Bank Corporation of America	FCFL	FL	436	0.69	NA	NA	NA	10.49	42.8	15.0	NA	NA	NA	NA	-
First Defiance Financial Corp.	FDEF	OH	1,609	0.90	8.48	10.31	8.00	19.65	138.7	10.1	10.2	83.6	110.5	8.62	5.29
First Federal Bancshares of Arkansas, Inc.	FFBH	AR	792	0.32	3.53	9.30	9.30	14.87	72.0	27.5	27.5	97.8	97.8	9.09	4.30
First Federal Bankshares, Inc.	FFSX	IA	626	0.38	3.49	10.61	7.90	12.89	42.6	17.7	20.6	64.1	88.7	6.80	3.26
First Federal of Northern Michigan Bancorp, Inc.	FFNM	MI	263	(0.04)	(0.31)	12.89	11.67	7.50	21.6	NM	NM	64.0	71.6	8.24	2.67
First Financial Holdings, Inc.	FFCH	SC	2,818	0.82	11.78	6.65	5.89	22.97	267.8	12.4	12.5	142.9	162.5	9.50	4.44
First Financial Northwest, Inc.	FFNW	WA	1,119	NA	NA	9.91	8.75	9.79	223.7	NA	NA	NA	NA	NA	-
First Franklin Corporation	FFHS	OH	320	0.28	3.51	8.01	8.01	8.40	14.1	15.9	31.2	55.1	55.1	4.41	4.29
First Keystone Financial, Inc.	FKFS	PA	517	0.12	1.76	6.88	6.88	13.68	33.3	52.6	65.8	93.5	93.5	6.44	-
First Niagara Financial Group, Inc.	FNFG	NY	8,096	1.05	6.24	16.71	8.21	12.13	1,270.9	15.0	NA	90.5	202.8	15.12	4.62
First PacTrust Bancorp, Inc.	FPTB	CA	770	0.42	4.05	10.85	10.85	17.60	77.4	22.0	22.0	88.3	88.3	9.57	4.20
First Place Financial Corp.	FPFC	OH	3,304	0.48	4.68	9.45	6.42	12.74	209.1	14.3	11.1	67.0	101.9	6.33	5.34
FirstFed Financial Corp.	FED	CA	7,223	1.17	13.37	9.06	9.05	32.96	449.6	5.5	5.5	68.7	68.8	6.23	-
Flagstar Bancorp, Inc.	FBC	MI	15,793	(0.24)	(5.14)	4.39	4.39	7.71	464.7	NM	NM	67.0	67.0	2.94	-
Flushing Financial Corporation	FFIC	NY	3,355	0.66	9.15	6.97	6.44	17.22	367.2	16.9	14.7	157.1	171.0	10.94	2.79
Franklin Bank Corp.	FBTX	TX	5,723	(0.71)	(8.57)	7.21	3.82	4.07	103.3	NM	NA	31.0	76.5	1.79	-
GS Financial Corp.	GSLA	LA	186	0.44	2.77	15.21	15.21	16.00	20.3	26.2	NA	71.8	71.8	10.91	2.50
Guaranty Financial Group Inc.	GFG	TX	16,796	NA	NA	6.78	5.82	15.75	557.2	7.2	NA	49.0	57.6	3.32	-
Hampden Bancorp, Inc.	HBNK	MA	529	(0.23)	(1.33)	19.64	19.64	10.35	82.3	NA	NA	79.3	79.3	15.56	1.16
Harleysville Savings Financial Corporation	HARL	PA	792	0.43	6.81	5.97	5.97	13.20	49.3	15.4	15.8	104.2	104.2	6.21	5.15
Harrington West Financial Group, Inc.	HWFG	CA	1,223	0.36	6.29	4.50	4.01	11.00	61.1	14.9	10.0	111.0	125.1	4.99	4.55
HF Financial Corp.	HFFC	SD	1,021	0.48	7.66	6.31	5.86	16.25	64.5	14.0	14.0	100.0	108.3	6.31	2.65
Hingham Institution for Savings	HIFS	MA	745	0.63	8.40	7.36	7.36	30.50	64.6	14.4	14.4	118.0	118.0	8.68	2.62
HMN Financial, Inc.	HMNF	MN	1,117	1.03	11.53	8.78	8.47	24.39	101.8	8.4	8.4	103.8	108.0	9.12	4.10
Home Federal Bancorp, Inc.	HOME	ID	783	0.67	4.04	26.05	26.05	11.51	199.4	38.4	38.3	97.9	97.9	25.49	1.91
HopFed Bancorp, Inc.	HFBC	KY	808	0.53	7.74	6.90	6.01	14.10	50.6	12.4	12.4	90.7	105.2	6.26	3.40
Hudson City Bancorp, Inc.	HCBK	NJ	44,424	0.74	6.23	10.38	10.05	16.36	8,483.8	28.2	28.2	171.3	177.4	17.78	2.20
Independence Federal Savings Bank	IFSB	DC	159	(1.39)	(18.40)	7.02	7.02	6.03	9.4	NM	NM	83.7	83.7	5.88	-
IndyMac Bancorp, Inc.	IMB	CA	32,734	(1.71)	(31.10)	4.11	NA	7.24	585.8	NM	NM	43.6	NA	1.79	-
Jefferson Bancshares, Inc.	JFBI	TN	344	0.39	1.78	21.22	21.22	11.54	72.0	55.0	55.0	99.7	99.7	21.15	2.08
Legacy Bancorp, Inc.	LEGC	MA	925	0.15	0.88	14.40	13.49	14.19	131.1	NM	138.1	98.5	109.1	14.19	1.13
Liberty Bancorp, Inc.	LBCP	MO	339	0.60	3.89	14.07	14.07	10.65	43.6	25.4	25.4	99.1	99.1	13.95	0.94

III-2

Feldman Financial Advisors, Inc.

Exhibit III
Financial Performance and Market Valuation Data for All Public Thrifts
Based on Closing Market Prices as of February 25, 2008

						Total	Tang.	Closing	Total	Price/	Price/	Price/	Price/	Price/
			Total	LTM	LTM	Equity/	Equity/	Price	Market	LTM	Core	Book	Tang.	Total	Div.
			Assets	ROA	ROE	Assets	Assets	02/05/08	Value	EPS	EPS	Value	Book	Assets	Yield
Company	Ticker	State	($Mil.)	(%)	(%)	(%)	(%)	($)	($Mil.)	(x)	(x)	(%)	(%)	(%)	(%)

Louisiana Bancorp, Inc.	LABC	LA	271	1.08	4.47	33.16	33.16	11.54	73.2	NA	NA	NA	NA	NA	-
LSB Corporation	LSBX	MA	622	0.64	6.35	9.70	9.70	16.09	72.7	19.9	22.9	120.5	120.5	11.69	3.48
LSB Financial Corp.	LSBI	IN	342	0.45	4.53	9.92	9.92	19.50	30.4	19.7	19.8	89.5	89.5	8.88	5.13
MASSBANK Corp.	MASB	MA	802	0.95	7.21	13.59	13.47	38.34	162.6	21.5	22.0	149.2	150.8	20.28	3.03
Mayflower Bancorp, Inc.	MFLR	MA	243	0.43	5.28	8.31	8.29	11.10	23.3	22.7	23.3	115.2	115.4	9.57	3.60
Meta Financial Group, Inc.	CASH	IA	686	0.17	2.69	7.01	6.81	27.94	72.4	62.1	NM	150.5	161.9	10.55	1.86
MutualFirst Financial, Inc.	MFSF	IN	963	0.44	4.84	9.04	7.58	13.61	57.5	13.3	13.3	66.1	80.1	5.98	4.70
NASB Financial, Inc.	NASB	MO	1,529	0.82	8.35	9.79	9.63	22.92	180.3	14.8	14.8	120.4	122.8	11.80	3.93
New Hampshire Thrift Bancshares, Inc.	NHTB	NH	834	0.62	7.82	8.71	NA	13.10	74.9	14.2	NA	103.2	NA	8.99	3.97
New York Community Bancorp, Inc.	NYB	NY	30,580	0.94	7.13	13.68	5.83	17.18	5,563.1	19.1	19.4	132.7	339.5	18.14	5.82
NewAlliance Bancshares, Inc.	NAL	CT	8,211	0.30	1.69	17.14	10.79	12.24	1,332.3	53.2	29.2	94.7	161.9	16.22	2.12
Newport Bancorp, Inc.	NFSB	RI	361	0.24	1.26	16.32	16.32	12.75	59.5	NM	75.0	100.9	100.9	16.46	-
North Central Bancshares, Inc.	FFFD	IA	510	0.77	9.57	8.03	7.13	33.79	45.3	11.5	NA	110.6	125.8	8.88	4.14
OceanFirst Financial Corp.	OCFC	NJ	1,927	0.05	0.86	6.45	6.45	16.31	201.3	NM	181.2	161.9	161.9	10.44	4.91
Osage Bancshares, Inc.	OSBK	OK	137	0.93	3.44	25.79	25.79	9.35	33.7	26.0	26.0	95.5	95.5	24.64	3.64
Pamrapo Bancorp, Inc.	PBCI	NJ	657	0.68	7.35	8.92	8.92	18.00	89.6	20.7	20.7	152.7	152.7	13.62	5.11
Park Bancorp, Inc.	PFED	IL	219	0.12	0.88	13.92	13.92	21.71	26.4	NM	120.0	83.8	83.8	11.67	3.32
Parkvale Financial Corporation	PVSA	PA	1,829	0.75	10.62	7.00	5.41	27.01	148.0	11.2	11.3	115.1	151.6	8.06	3.26
Peoples Bancorp	PFDC	IN	471	0.58	4.44	13.30	12.87	15.53	48.2	17.5	17.5	76.9	79.9	10.23	4.89
Peoples Community Bancorp, Inc.	PCBI	OH	902	(0.42)	(4.81)	9.36	6.40	6.70	32.4	NM	NM	38.4	58.0	3.59	-
People's United Financial, Inc.	PBCT	CT	13,555	1.18	4.21	32.80	32.28	17.20	5,891.1	33.1	34.2	111.5	114.1	36.56	3.10
PFF Bancorp, Inc.	PFB	CA	4,374	(0.20)	(2.42)	7.46	7.43	9.14	206.8	NM	NM	63.4	63.6	4.73	8.32
Provident Financial Holdings, Inc.	PROV	CA	1,640	0.39	4.98	7.70	7.70	16.59	102.8	16.3	16.3	81.4	81.4	6.27	4.34
Provident Financial Services, Inc.	PFS	NJ	6,359	0.62	3.63	15.74	NA	12.62	752.7	20.0	NA	75.2	156.8	11.84	3.49
Provident New York Bancorp	PBNY	NY	2,799	0.75	5.14	14.36	8.80	13.69	549.7	26.3	26.3	136.6	237.7	19.62	1.75
Pulaski Financial Corp.	PULB	MO	1,251	0.84	11.17	6.68	6.35	11.00	110.4	12.1	12.3	131.6	138.9	8.79	3.27
Rainier Pacific Financial Group, Inc.	RPFG	WA	879	0.43	4.33	9.88	9.57	14.33	92.7	22.4	21.8	100.3	104.1	9.91	1.95
River Valley Bancorp	RIVR	IN	350	0.65	8.98	7.34	7.33	17.00	27.8	12.5	NA	108.2	108.3	7.94	4.94
Riverview Bancorp, Inc.	RVSB	WA	844	1.25	10.45	10.94	8.09	11.33	123.6	12.3	12.3	133.9	187.6	14.66	3.88
Rome Bancorp, Inc.	ROME	NY	318	1.00	4.14	21.69	21.69	11.74	91.5	30.1	30.2	132.5	132.5	28.75	2.90
Sovereign Bancorp, Inc.	SOV	PA	84,746	(1.62)	(15.40)	8.25	3.95	11.75	5,656.5	NM	NM	83.2	188.6	6.69	-
Superior Bancorp	SUPR	AL	2,886	0.29	2.47	12.12	5.99	5.27	211.4	26.4	25.6	60.4	130.8	7.32	-
Teche Holding Company	TSH	LA	735	0.95	10.20	9.34	8.87	36.75	81.3	12.3	12.5	118.2	125.0	11.04	3.65
TF Financial Corporation	THRD	PA	702	0.73	7.24	9.70	9.11	24.66	69.8	13.9	13.9	96.8	103.4	9.38	3.24
Timberland Bancorp, Inc.	TSBK	WA	647	1.25	10.35	11.60	10.66	12.75	87.5	11.2	11.2	117.6	129.3	13.64	3.45
TrustCo Bank Corp NY	TRST	NY	3,378	1.20	16.93	7.02	7.00	9.30	700.5	17.6	17.6	295.5	296.2	20.74	4.73
United Community Financial Corp.	UCFC	OH	2,765	0.27	2.57	9.87	8.72	6.02	180.9	24.1	24.1	66.3	76.0	6.54	6.31

III-3

Feldman Financial Advisors, Inc.

Exhibit III
Financial Performance and Market Valuation Data for All Public Thrifts
Based on Closing Market Prices as of February 25, 2008

						Total	Tang.	Closing	Total	Price/	Price/	Price/	Price/	Price/
			Total	LTM	LTM	Equity/	Equity/	Price	Market	LTM	Core	Book	Tang.	Total	Div.
			Assets	ROA	ROE	Assets	Assets	02/05/08	Value	EPS	EPS	Value	Book	Assets	Yield
Company	Ticker	State	($Mil.)	(%)	(%)	(%)	(%)	($)	($Mil.)	(x)	(x)	(%)	(%)	(%)	(%)

United Financial Bancorp, Inc.	UBNK	MA	1,079	0.42	2.99	20.95	20.93	11.83	210.2	45.5	43.7	92.9	93.0	19.47	2.03
United Western Bancorp, Inc.	UWBK	CO	2,096	0.48	8.91	5.41	5.41	19.00	138.0	13.6	NA	121.7	121.7	6.59	1.26
Washington Federal, Inc.	WFSL	WA	10,577	1.35	10.32	12.69	11.80	23.52	2,057.4	15.3	15.3	153.3	166.6	19.45	3.57
Washington Mutual, Inc.	WM	WA	327,913	(0.02)	(0.28)	7.50	NA	17.07	14,834.4	NM	56.4	69.5	NA	4.54	3.51
Wayne Savings Bancshares, Inc.	WAYN	OH	401	0.51	5.91	8.64	8.11	10.49	32.8	15.9	16.0	94.6	101.4	8.17	4.58
Westfield Financial, Inc.	WFD	MA	1,040	0.86	2.99	27.56	27.56	10.28	328.3	35.5	NA	114.6	114.6	31.58	1.95
Willow Financial Bancorp, Inc.	WFBC	PA	NA	NA	NA	NA	NA	7.84	122.8	NA	NA	NA	NA	NA	5.87
WSB Holdings, Inc.	WSB	MD	453	1.06	7.34	14.09	14.09	5.89	44.7	10.3	NA	70.0	70.0	9.87	2.72
WSFS Financial Corporation	WSFS	DE	3,201	0.97	14.14	6.59	6.55	46.66	287.8	10.4	10.5	136.4	138.4	8.99	0.86
WVS Financial Corp.	WVFC	PA	441	0.95	12.83	7.20	7.20	16.10	36.0	9.3	9.3	114.8	114.8	8.26	3.98

Average			6,598	0.41	3.71	11.48	10.64		538.1	16.8	16.9	98.8	114.9	11.27	2.67
Median			878	0.47	4.46	9.64	8.29		90.5	15.9	15.8	96.7	104.1	9.38	2.91

Note:  Includes all public thrifts listed on NYSE, AMEX, and NASDAQ National Market.

Source:  SNL Financial.

III-4

Feldman Financial Advisors, Inc.

Exhibit IV-1
Pro Forma Assumptions for Full Conversion Valuation

1.	The total amount of the net offering proceeds from the sale of the 63.1% MHC owned interest to the public was fully invested at the beginning of the applicable period.

2.	The new holding company will sell all shares of common stock in the subscription offering and community offering with no shares sold in a syndicated community offering.

3.
The net offering proceeds are invested to yield a return of 3.34%, which represented the yield on one-year U.S. Treasury securities at December 31, 2007.  The effective income tax rate was assumed to be 34.0%, resulting in a net after-tax yield of 2.20%.

4.
It is assumed that 4.0% of the shares of common stock sold in the offering will be acquired by the Company’s ESOP.  Pro forma adjustments have been made to earnings and equity to reflect the impact of the ESOP purchase.  The annual expense is estimated based on a fifteen-year period.  No reinvestment is assumed on proceeds used to fund the ESOP.

5.
Assumes that open market purchases of shares equal to 3.07% of the shares of common stock sold in the offering for the recognition plan (“RSP”).  Pro forma adjustments have been made to earnings and equity to reflect the impact of the RSP.  The annual expense is estimated based on a five-year vesting period.  No reinvestment is assumed on proceeds used to fund the RSP.

6.
The adjustment to pro forma net income for stock options reflects the compensation expense associated with the stock options that may be granted, if the plan is approved by stockholders.  A number of shares equal to 7.68% of the shares of common stock sold in the offering, is assumed.  We assumed that the options would vest at a rate of 20% per year and that compensation expense would be recognized on a straight-line basis over the 5-year vesting period.

7.	Fixed offering expenses are estimated at $950,000.

8.	Marketing fees for the stock offering are estimated at 1.4% of the amount of stock sold in the subscription offering, excluding sales to directors, officers, employees, and stock-benefit plans.

9.	20,300 shares of common stock will be purchased by Home Federal Bancorp's executive officers and directors, and their immediate families.

10.	No effect has been given to withdrawals from deposit accounts for the purpose of purchasing common stock in the offering.

11.	No effect has been given in the pro forma equity calculation for the assumed earnings on the net proceeds.

Feldman Financial Advisors, Inc.

Exhibit IV-2
Pro Forma Fully Converted Valuation Range
Home Federal Bancorp
Historical Financial Data as of December 31, 2007
(Dollars in Thousands, Except Per Share Data)

	1,360,000	1,360,000	1,600,000	1,840,000	2,116,000
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
	Minimum,				Maximum,
	as Adjusted	Minimum	Midpoint	Maximum	as Adjusted
Gross Proceeds of Offering	13,600	13,600	16,000	18,400	21,160
Fair value of shares exchanged for existing shares	7,948	7,948	9,350	10,753	12,366
Fair value of shares issued in merger with First Louisiana	11,207	13,247	13,247	13,247	13,247
Pro Forma value	32,755	34,795	38,598	42,400	46,773
Offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Exchange ratio	0.63689	0.63689	0.74928	0.86168	0.99093
Gross Offering Proceeds	13,600	13,600	16,000	18,400	21,160
Less: estimated expenses	(1,101)	(1,130)	(1,162)	(1,194)	(1,232)
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Less: merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Net investable proceeds, as adjusted	$9,597	$11,608	$13,806	$16,004	$18,532
Funds required to effect merger with First Louisiana	9,894	$9,894	$9,894	$9,894	$9,894
Pro Forma Net Income:
Historical	$523	$523	$523	$523	$523
Pro forma income on net proceeds	106	128	152	176	204
Pro forma impact of funding the merger with First Louisiana	(109)	(109)	(109)	(109)	(109)
Pro forma state shares and franchise tax	(34)	(41)	(49)	(58)	(67)
Less: Pro forma ESOP adjustment	(12)	(12)	(14)	(16)	(19)
Less: Pro forma RRP adjustment	(28)	(28)	(32)	(37)	(43)
Less: Pro forma option adjustment	(24)	(24)	(28)	(32)	(37)
Pro forma net income	$423	$437	$442	$447	$453
Pro forma net income per share	$0.13	$0.13	$0.12	$0.11	$0.10
Pro Forma Core Earnings:
Historical	$459	$459	$459	$459	$459
Pro forma income on net proceeds	$106	$128	$152	$176	$204
Pro forma impact of funding the merger with First Louisiana	(109)	(109)	(109)	(109)	(109)
Pro forma state shares and franchise tax	(34)	(41)	(49)	(58)	(67)
Less: Pro forma ESOP adjustment	(12)	(12)	(14)	(16)	(19)
Less: Pro forma RRP adjustment	(28)	(28)	(32)	(37)	(43)
Less: Pro forma option adjustment	(24)	(24)	(28)	(32)	(37)
Pro forma net income	$359	$373	$378	$383	$389
Pro forma net income per share	$0.12	$0.12	$0.10	$0.09	$0.09
Pro Forma Stockholders' Equity:	$45,011	$45,011	$45,011	$45,011	$45,011
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma total equity	$54,608	$56,619	$58,817	$61,015	$63,543
Pro forma book value	$16.67	$16.27	$15.24	$14.39	$13.59
Pro Forma Tangible Stockholders' Equity:	$31,698	$31,698	$31,698	$31,698	$31,698
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma tangible equity	$41,295	$43,306	$45,504	$47,702	$50,230
Pro forma tangible book value	$12.61	$12.45	$11.79	$11.25	$10.74
Pro Forma Total Assets: $ 254,280	$254,280	$254,280	$254,280	$254,280
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma total assets	$263,877	$265,888	$268,086	$270,284	$272,812
Pro Forma Ratios:
Price / EPS	38.5	38.5	41.7	45.5	50.0
Price / Core EPS	41.7	41.7	50.0	55.6	55.6
Price / Book Value	60.0%	61.5%	65.6%	69.5%	73.6%
Price / Tangible Book Value	79.3%	80.3%	84.8%	88.9%	93.1%
Price / Total Assets	12.41%	13.09%	14.40%	15.69%	17.14%
Equity / Assets	20.69%	21.29%	21.94%	22.57%	23.29%
Tang. Equity / Assets	16.48%	17.15%	17.86%	18.56%	19.36%

Feldman Financial Advisors, Inc.

Exhibit IV-3
Pro Forma Fully Converted Analysis at Midpoint
Home Federal Bancorp
Historical Financial Data as of December 31, 2007

Valuation Parameters	Symbol	Data
Net income -- LTM as tax-effected	Y	$523,000
Core earnings -- LTM as tax-effected	Y	459,000
Net worth	B	45,011,000
Tangible net worth	B	31,698,000
Total assets	A	254,280,000
Expenses in conversion	X	1,162,198
Other proceeds not reinvested	O	1,131,346
ESOP purchase	E	640,000
ESOP expense (pre-tax)	F	14,080
RSP purchase	M	491,346
RSP expense (pre-tax)	N	32,429
Stock option expense (pre-tax)	Q	28,099
Option expense tax-deductible	D	0.00%
Re-investment rate (after-tax)	R	2.20%
Tax rate	T	34.00%
Shares for EPS	S	2133.33%

Pro Forma Valuation Ratios at Midpoint Value
Price / EPS -- LTM	P/E	41.67	x
Price / Core EPS -- LTM	P/E	50.00	x
Price / Book Value	P/B	65.62%
Price / Tangible Book	P/TB	84.82%
Price / Assets	P/A	14.40%

Pro Forma Calculation at Midpoint Value (1)				Based on
V	=	(P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)-(Q-Q*D*T)))	= $25,350,390	[Earnings]
1 - (P/E / S) * R

V	=	(P/E / S)*((Y-R*(O+X)-(F+N)*(1-T)))	= $25,350,390	[Core earings]
1 - (P/E / S) * R

V	=	P/B * (B - X - E - M)	= $25,350,390	[Book value]
1 - P/B

V	=	P/TB * (B - X - E - M)	= $25,350,390	[Tangible book]
1 - P/TB

V	=	P/A * (B - X - E - M)	= $25,350,390	[Total assets]
1 - P/A

Pro Forma Valuation Range (1)
Adj. Min. =	$21,547,830	x	0.85	=	$18,315,650
Minimum =	$25,350,390	x	0.85	=	$21,547,830
Midpoint =	$25,350,390	x	1.00	=	$25,350,390
Maximum =	$25,350,390	x	1.15	=	$29,152,950
Adj. Max.	$29,152,950	x	1.15	=	$33,525,890

(1) Excludes value of shares issued to First Louisiana Bancshares

Feldman Financial Advisors, Inc.

Exhibit IV-4
Comparative Valuation Ratio Differential
Pro Forma Stock Offering Valuation
Computed from Market Price Data as of February 25, 2008

		Home	Comparative
Valuation		Federal	Group		All Public
Ratio	Symbol	Bancorp	Average	Median	Average	Median

Price / EPS	P/E		30.6	25.4	16.8	15.9
Adj. Minimum	(X)	38.5	25.5%	51.7%	129.4%	142.0%
Minimum		38.5	25.5%	51.7%	129.4%	142.0%
Midpoint		41.7	36.0%	64.3%	148.5%	162.1%
Maximum		45.5	48.3%	79.2%	171.1%	186.0%
Adj. Maximum		50.0	63.2%	97.2%	198.2%	214.6%

Price / Core EPS	P/E		33.8	25.4	16.9	15.8
Adj. Minimum	(X)	41.7	23.3%	64.3%	147.3%	163.2%
Minimum		41.7	23.3%	64.3%	147.3%	163.2%
Midpoint		50.0	47.9%	97.2%	196.7%	215.9%
Maximum		55.6	64.3%	119.1%	229.7%	251.0%
Adj. Maximum		55.6	64.3%	119.1%	229.7%	251.0%

Price / Book Value	P/B		95.4	99.1	98.8	96.7
Adj. Minimum	(%)	60.0	-37.1%	-39.5%	-39.3%	-37.9%
Minimum		61.5	-35.6%	-38.0%	-37.8%	-36.4%
Midpoint		65.6	-31.2%	-33.8%	-33.6%	-32.1%
Maximum		69.5	-27.2%	-29.9%	-29.6%	-28.1%
Adj. Maximum		73.6	-22.9%	-25.8%	-25.5%	-23.9%

Price / Tangible Book	P/TB		97.9	99.7	114.9	104.1
Adj. Minimum	(%)	79.3	-19.0%	-20.4%	-31.0%	-23.8%
Minimum		80.3	-17.9%	-19.4%	-30.1%	-22.8%
Midpoint		84.8	-13.3%	-14.9%	-26.2%	-18.5%
Maximum		88.9	-9.2%	-10.8%	-22.7%	-14.6%
Adj. Maximum		93.1	-4.9%	-6.6%	-19.0%	-10.5%

Price / Total Assets	P/A		12.87	11.50	11.27	9.38
Adj. Minimum	(%)	12.4	-3.6%	7.9%	10.2%	32.3%
Minimum		13.1	1.7%	13.8%	16.1%	39.5%
Midpoint		14.4	11.8%	25.2%	27.8%	53.5%
Maximum		15.7	21.9%	36.4%	39.2%	67.2%
Adj. Maximum		17.1	33.2%	49.1%	52.1%	82.8%

Feldman Financial Advisors, Inc.

Exhibit IV-5
Pro Forma Fully Converted Valuation Range
Home Federal Bancorp
Historical Financial Data as of June 30, 2007
(Dollars in Thousands, Except Per Share Data)

	1,360,000	1,360,000	1,600,000	1,840,000	2,116,000
	Shares Sold	Shares Sold	Shares Sold	Shares Sold	Shares Sold
	Minimum,				Maximum,
	as Adjusted	Minimum	Midpoint	Maximum	as Adjusted
Gross Proceeds of Offering	13,600	13,600	16,000	18,400	21,160
Fair value of shares exchanged for existing shares	7,948	7,948	9,350	10,753	12,366
Fair value of shares issued in merger with First Louisiana	11,207	13,247	13,247	13,247	13,247
Pro Forma value	32,755	34,795	38,598	42,400	46,773
Offering price	$10.00	$10.00	$10.00	$10.00	$10.00
Exchange ratio	0.63689	0.63689	0.74928	0.86168	0.99093
Gross Offering Proceeds	13,600	13,600	16,000	18,400	21,160
Less: estimated expenses	(1,101)	(1,130)	(1,162)	(1,194)	(1,232)
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Less: merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Net investable proceeds, as adjusted	$9,597	$11,608	$13,806	$16,004	$18,532
Funds required to effect merger with First Louisiana	9,894	$9,894	$9,894	$9,894	$9,894
Pro Forma Net Income:
Historical	$1,549	$1,549	$1,549	$1,549	$1,549
Pro forma income on net proceeds	311	376	447	519	601
Pro forma impact of funding the merger with First Louisiana	(321)	(321)	(321)	(321)	(321)
Pro forma state shares and franchise tax	(67)	(82)	(99)	(115)	(134)
Less: Pro forma ESOP adjustment	(24)	(24)	(28)	(32)	(37)
Less: Pro forma RRP adjustment	(55)	(55)	(65)	(75)	(86)
Less: Pro forma option adjustment	(48)	(48)	(56)	(65)	(74)
Pro forma net income	$1,345	$1,395	$1,428	$1,460	$1,498
Pro forma net income per share	$0.42	$0.41	$0.38	$0.35	$0.33
Pro Forma Core Earnings:
Historical	$1,436	$1,436	$1,436	$1,436	$1,436
Pro forma income on net proceeds	$311	$376	$447	$519	$601
Pro forma impact of funding the merger with First Louisiana	(321)	(321)	(321)	(321)	(321)
Pro forma impact of funding the merger with First Louisiana	(67)	(82)	(99)	(115)	(134)
Less: Pro forma ESOP adjustment	(24)	(24)	(28)	(32)	(37)
Less: Pro forma RRP adjustment	(55)	(55)	(65)	(75)	(86)
Less: Pro forma option adjustment	(48)	(48)	(56)	(65)	(74)
Pro forma net income	$1,232	$1,282	$1,315	$1,347	$1,385
Pro forma net income per share	$0.39	$0.38	$0.35	$0.33	$0.30
Pro Forma Stockholders' Equity:	$42,382	$42,382	$42,382	$42,382	$42,382
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma total equity	$51,979	$53,990	$56,188	$58,386	$60,914
Pro forma book value	$15.86	$15.51	$14.55	$13.76	$13.01
Pro Forma Tangible Stockholders' Equity:	$29,069	$29,069	$29,069	$29,069	$29,069
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma tangible equity	$38,666	$40,677	$42,875	$45,073	$47,601
Pro forma tangible book value	$11.80	$11.68	$11.10	$10.62	$10.17
Pro Forma Total Assets: $ 238,549	$238,549	$238,549	$238,549	$238,549
Net offering proceeds	12,499	12,470	14,838	17,206	19,928
Merger shares used to complete the offering	(2,040)	0	0	0	0
Less: ESOP purchase	(544)	(544)	(640)	(736)	(846)
Less: RRP purchase	(418)	(418)	(491)	(565)	(650)
Plus: assets received from mutual holding company	100	100	100	100	100
Pro forma total assets	$248,146	$250,157	$252,355	$254,553	$257,081
Pro Forma Ratios:
Price / EPS - LTM	23.8	24.4	26.3	28.6	30.3
Price / Core EPS - LTM	25.6	26.3	28.6	30.3	33.3
Price / Book Value	63.1%	64.5%	68.7%	72.7%	76.8%
Price / Tangible Book Value	84.8%	85.6%	90.1%	94.1%	98.3%
Price / Total Assets	13.20%	13.91%	15.29%	16.66%	18.19%
Equity / Assets	20.95%	21.58%	22.27%	22.94%	23.69%
Tang. Equity / Assets	16.47%	17.17%	17.94%	18.68%	19.53%